FILED PURSUANT TO RULE NO. 424(b)(3)
REGISTRATION NO. 333-121024

SUPPLEMENT NO. 3 TO PROSPECTUS
DATED DECEMBER 6, 2004

BSI2000, INC.

UP TO 100,000,000 SHARES OF COMMON STOCK

Attached hereto and hereby made part of the Prospectus is the Company’s Amendment No. 2 to the Annual Report on Form 10-KSB for the Fiscal Year Ended December 31, 2004, as filed with the United States Securities and Exchange Commission on September 2, 2005, and the Company’s Quarterly Report on Form 10-QSB for the Fiscal Quarter Ended June 30, 2005, as filed with the United States Securities and Exchange Commission on September 1, 2005. Prospective investors in our common stock should carefully read this document and the related financial information prior to making any investment decision.

__________________________

You should only rely on the information provided in the Prospectus, this Prospectus Supplement or any additional Supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in the Prospectus or this Prospectus Supplement or any additional Supplement is accurate as of any date other than the date on the front of those documents.

__________________________

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus or this Prospectus Supplement. Any representation to the contrary is a criminal offense.

__________________________

THE DATE OF THIS PROSPECTUS SUPPLEMENT IS SEPTEMBER 6, 2005

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
________________________

WASHINGTON, D.C. 20549

AMENDMENT NO. 2 TO
FORM 10-KSB

☒	Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934: for the fiscal year ended December 31, 2004

☐	Transition Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the transition period from _______________ to ____________

Commission File Number 0-28287
_________________

BSI2000, INC.
(Exact Name of Small Business Issuer in its charter)

Delaware	88-0418749
(State of Incorporation)	(I.R.S. Employer Identification No.)

12600 West Colfax Ave. Suite B410
Lakewood, Colorado	80215
(Address of Principal Executive Offices)	(Zip Code)

(303) 231-9095
(Issuer’s Telephone Number)

Securities Registered Under Section 12(b) of the Exchange Act: Common Stock, $0.001 par value

Securities Registered Under Section 12(g) of the Exchange Act: None

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. ☒

Issuer’s revenues for the fiscal year ended December 31, 2004 were: $5,918

The aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was sold, or the average bid and asked price of such common equity, was: $3,970,926 on March 11, 2005.

There were 99,273,157 shares of the Issuer’s common stock outstanding on March 11, 2005.

Documents incorporated by reference: None

Transitional Small Business Disclosure Format (Check one): Yes ☐ No [X]

BSI2000, INC.
FISCAL YEAR 2004 FORM 10-KSB ANNUAL REPORT

PART I

ITEM 1. DESCRIPTION OF BUSINESS

Formation

On March 31, 2003, Knowledge Foundations, Inc. (“KFI”), now known as BSI2000, Inc., closed its reverse triangular merger with BSI2000, Inc., a privately held Colorado corporation. Immediately prior to the closing, KFI spun-off all of its assets and liabilities (except for a $50,000 note payable and related accrued interest of $6,825) to Dr. Richard Ballard, Jan Pettitt, Michael Dochterman, Robert A. Dietrich, Joel Vest, all of whom are directors, officers, and/or principal shareholders of KFI, and certain other KFI shareholders. In connection with this spin-off, 34,105,900 shares of the common stock of KFI surrendered by the foregoing parties were cancelled. After this spin-off, 5,027,818 shares of KFI remained outstanding.

In closing the reverse merger transaction, KFI issued 45,122,570 shares of its common stock for all of the outstanding shares of common stock of BSI2000, Inc. Immediately following the closing, KFI changed its name to BSI2000, Inc. and BSI2000, Inc., a wholly-owned subsidiary of KFI as a result of the merger, changed its name to BSI Operating, Inc.

As a result of the foregoing transactions, KFI divested itself of its business and acquired the business of BSI2000, Inc. For financial reporting purposes, the foregoing transactions have been accounted for as a recapitalization of BSI2000, Inc. Accordingly the net increase in the BSI2000, Inc. outstanding shares of 41,363,488 shares (from 8,786,900 to 50,150,388 shares of common stock) has been reflected in the financial statements as shares issued in the recapitalization of BSI2000, Inc.

As a result of the accounting method adopted to record the merger, the historical financial statements of BSI2000, Inc. have become the historical financial statements of the continuing entity for financial reporting purposes. The historical financial statements of KFI are not presented herein.

Business

BSI2000, Inc. was incorporated under the name Unified Data Link, Incorporated in July 1993, and changed its name to Bank Systems 2000, Inc. in April 1995. The company changed its name to BSI2000, Inc. (“BSI”) on May 19, 1995. BSI has a contract to buy optical cards, card reader heads, and software from LaserCard Systems Corporation, a division of Drexler Technology under a value-added reseller volume pricing agreement. See “CURRENT Contracts-LaserCard Systems” below. BSI develops and markets proprietary applications of optical card technology, using the LaserCard® products.

BSI’s management believes that government agencies and companies in many industries have interest in developing new identification systems and end-user data management techniques that integrate carried data that can be updated onsite. For example, BSI management has presented the BSI technology to the U.S. Department of Homeland Security, the new Transportation Security Administration, the U.S. Maritime Administration, the U.S. Coast Guard, several port authorities, and others that have expressed interest. The U.S. Immigration and Naturalization Service (the “INS”) purchased a pilot unit from BSI in 2003; however, no other entities, including the foregoing, have purchased product from BSI as of the date hereof. BSI management has also presented its technology to commercial companies resulting in teaming and strategic alliance agreements with several such companies.

BSI has developed technology that integrates special hardware and proprietary, patent-pending software, to provide turnkey optical card systems for the national identification and other card markets. BSI develops software applications for commercial and government customers. We expect to sell secure encrypted optical cards for distribution to customers’ end-users (e.g., employees, patients, immigrants, etc.), as well as reading/writing transaction processing units that confirm the card carrier’s identity with biometrics and allow updating of the information on the card, as well as providing a complete audit trail of the use of the card. Each optical card system is developed specifically for the customer’s needs. Categories of development for prospective customers include government agencies, industrial companies, and healthcare providers.

The cards are designed to securely store identification data (i.e., name, address, photograph, fingerprint, etc.), and other information desired by the customer (e.g., pension or health and medical data, police records, or border crossing and employment dates) in an updateable digital form. We believe that optical cards are essential due to their extreme high data capacity (equivalent to 1,500 typewritten pages); reliability and high security; their ability to have data partitioned to separate physical secure areas on the card; and ease of use and updating.

The plastic cards, which are about the same size as credit cards, are produced by the end-user to a customer employee at a transaction station (e.g., in a hospital, at a border crossing, etc.). The cards are first “read” at the station: user identification is visually confirmed by display of a color photograph (stored in the card) on the monitor, and digitally confirmed by comparing the user’s fingerprint (also stored in the card) to the optical reading of the user’s finger print at the transaction station. Then, the transaction station reads extensive data from the card, and new information can be added with a computer keyboard. The units run on AC current and are about the size of a shoebox. In contrast to “smart card” systems in which the card reader usually runs off a personal computer, all the optical card unit’s computing power is contained in the unit; the unit cannot be used for any other purpose, and usually is much easier to operate than smart card systems, which require a reader unit and a personal computer (not just the keyboard). Also, the card data is personal to the carrier. The transaction station manager cannot store or copy the card identification or any other data because the system is inherently offline (i.e., no online communications with a personal or main frame computer are needed to access the card).

Optical cards provide about 1,000 times the memory, 30 times as fast update speed, and far more security and reliability than smart chip cards. Optical cards can store thousands of transaction records, account balances, audit trails, medical and insurance information, digital photographs, and personal databases. Any information that can be stored in a computer can be recorded and managed on an optical card.

Current Products. BSI has developed three related products, each with biometric verification procedures:

Securus 2000 Access Control And Site Security. This product is designed to meet the most demanding security needs. Any number of these units can be linked together over an integrated and crypto-secure local network to cover any number of doors and buildings in a site. The entire system may be linked over the Internet to a remote control site. Each security officer has an administrative card to monitor and enable specific actions of controlling personnel.

Civilitas 2000 Government Id. The Civilitas (the Latin word for citizen) card is for government issue, to record identification data, and allows up to 16 separate government programs to be tracked and monitored on a single card, including border crossings, medical records, social pension eligibility and cash transfers, medical records, police records, etc. Each partition has its own crypto key. Border crossings also may be monitored and flagged by advanced heuristic software techniques to automatically flag suspicious events for closer inspection by personnel. Six units of a slightly modified version of Civilitas 2000 (the modified version is named SIGABA 2000) were sold to the INS in 2003.

Technical Information. BSI’s systems use the optical cards to provide automatic fingerprint and signature verification, and photographic confirmation, to prevent card use by unauthorized persons. The data is safe and secure, in contrast to smart chip cards, which can be unstable due to static electricity and magnetic fields such as used in airport security.

The optical cards may be partitioned into separate physical areas, each used for a different program: basic identification information may be stored in a common area; pension payments data in another; medical and health in another (itself partitioned for sensitive information such as psychiatric, HIV/AIDS, etc.). Each partitioned data area is protected by its own security system.

Permanent data storage capacity on the card allows a complete audit trail to be maintained for all transactions. Such audit mechanisms are mandatory in order to reconstruct events after fraudulent use or system malfunction. Laws in many countries require such mechanisms to be in place.

The large card capacity means that if the end-user wishes, almost all sensitive information (such as digital fingerprints) can reside only on the card and not in a central database, an important feature to gain citizen acceptance of identification cards.

BSI’s systems all use a specific variation or application of the standard BSI developed transaction software and hardware protocol (named “ToolKit 2000”). The ROM-resident real-time process control software, that is embedded in the processing unit, consists of a combination of the standard BSI C/C++ coded modules from the following list: Embedded Windows NT multitasking operating system interface; optical drive interface and control; TCP/IP communications control for partially online systems; digital input/output module control; external interface control; printer formatting and control; database systems; crypto system; magnetic stripe reader control; barcode scanner control; fingerprint identification and control; signature verification and control; and components. The optical card reader head and related software is purchased from LaserCard Systems Corporation.

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BSI continues to develop (and apply for patent protection covering) software in the area of strong encryption techniques and high-performance data management methods for optical card systems. BSI currently has twenty-two patent applications pending. These methods are required for secure and efficient optical card systems to be safely used in the field. Other patent applications cover the use of the technology.

The hardware for most applications is fairly straightforward and consists of a metal or plastic shell, internal bracketry, power supply and switching, control button and status LEDs, color LCD screen, single board process control computer, integrated optical card device, sound transducer, thermal printer, and others.

Devices integrated into BSI systems include fingerprint scanners, signature verification pads, and external door lock controls. The device is about the same size and shape as a shoebox.

Patents. BSI’s business model is to contract with much larger companies to develop or expand specific vertical markets for their products and sell our products through these larger companies. In this way competitors must evaluate the cost of overtaking the larger partner company, which is already dominant in the market, which BSI believes represents a significant barrier to entry. We believe that a primary value of BSI’s patents, if awarded, will be to attract larger companies to contract with BSI, and protect their market share as well as protect BSI’s technology from copying by its partners and their competitors.

BSI has applied to the U.S. Patent & Trademark Office for the following patents among others: (i) a patent covering the uses or methods of using certain technology which it has developed, including methods for entering and storing medical records by using bar codes and optical scanning to rapidly update records in less than several minutes; (ii) a patent involving a novel method of recording medical information with automatic analysis of statistical trends of the data by using card-based heuristic software techniques; (iii) a patent involving drug testing and personnel access to controlled areas (for controlling checkout of company or agency tools and equipment); and (iv) a patent involving the use of biometric data (e.g., digital fingerprint, signature and photograph) for controlling access to equipment and other assets. To date, one patent have been issued to BSI. To date, BSI has filed approximately 25 patent applications in the U.S. and one in South Africa.

Sales And Marketing, And Sources Of Revenue. BSI’s sales and marketing strategy and our plan to create sources of revenue has three primary components:

1. Contract with a larger company that is dominant in a sector or country.

2. Where possible, negotiate contracts to include ongoing transaction fees, which will be earned each time an optical card is used (e.g., $0.02 - $0.06 per use).

3. Negotiate contracts to include the sale of transaction units, optical cards, replacement optical cards, and maintenance fees. We anticipate that the transaction units will be sold through the dominant companies with which we intend to associate. BSI intends to sell the systems with slim margins, because significantly more revenue can be obtained through selling the cards and through transaction fees. In the typical project, as much as 95% of the initial costs comes from the high margin cards. In some instances we may sell units at or below cost to access the revenue streams from cards and transactions. BSI intends to sell unique optical cards directly to customers, which are then distributed to end-users. The cost of optical cards is almost always the dominant initial expense for the customer. BSI’s systems require BSI-supplied cards that must be cryptologically initialized and embossed with our logo. In addition, BSI intends to sell replacement cards to customers, who are used to replacing cards (e.g., VISA cards) every two years or so. BSI buys the stock cards from LaserCard Systems Corporation. BSI also warrants the transaction units for one year, then charges for maintenance.

Current Contracts

It is important to note that BSI has not yet delivered product in any significant quantity; however, BSI received a pilot order from the INS and has also put into place various strategic teaming and alliance agreements with substantial external partner companies as follows:

L.C. Sistemia. On May 7, 2001, BSI signed a strategic alliance agreement with L.C. Sistemia (“LCS,” an Italian systems engineering and project management company with offices in Rome). Pursuant to legislation enacted in 2000 to implement a secure national identification card system, the Italian government awarded two contracts. One contract is held by Siemens A.G. to install and operate card initialization systems (i.e., issuance of secure optical cards) for ultimately up to 58,000,000 people. The second contract is held by LCS to supply the optical cards and card transaction units for use in passport offices, medical clinics, police stations, post offices, and other government offices.

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Until May 7, 2011, BSI has the exclusive right to develop and market the transaction units into Italy through LCS, as required to satisfy LCS’ contract with the Italian government. LCS has agreed not to design, market or sell any other company’s optical card transaction units to the Italian government. The price for the units will be BSI’s actual direct cost plus 25%. Development costs and changes in products will be borne by BSI. BSI will be paid an additional amount equal to a 1% royalty on all amounts paid for optical cards sold into Italy by LaserCard Systems Corporation, and this royalty will be paid to BSI by LaserCard Systems Corporation. As of the date hereof, BSI has not received an initial order for transaction processing units or an estimate of the amount of the initial order or the timing thereof.

BSI has the right to terminate the agreement with LCS if sales into Italy are less than target levels. BSI has developed the Civilitas 2000 national identification card system, which will be used in the LCS portion of the encryption and data programming of cards for the Italian government system. BSI retains all rights to this technology, and intends to market similar systems to other governments in the future.

LaserCard Systems. BSI signed a one year agreement with LaserCard Systems Corporation on April 28, 2000, which was renewed on June 3, 2004 for a term expiring on June 4, 2005. LaserCard has the right to sell its products to other resellers and end-users. To date, BSI has bought a limited amount of products from LaserCard but will rely upon this vendor for cards and parts to satisfy orders received in the future.

Competition

BSI has two sources of competition. In our opinion, the most serious competition comes from chip cards which are plastic credit card sized cards that contain embedded computer chips. Chip cards address markets where only very small amounts of low-value data is manipulated (e.g., telephone cards). We believe that applications that require larger amounts of data manipulation (e.g., medical cards) or higher security (e.g., bank cards) are better served by optical cards with their larger memory (1,000x), greater speed (30x for writing in data), and more robust reliability (i.e., impervious to static electricity and other environmental damage). However, most consumers are familiar with chip cards but not with optical cards.

The other source of competition is tactical. BSI is aware of only one other competitor, Zerco Systems, Inc., a small company that markets embedded optical card systems of any form. BSI believes it can compete effectively against Zerco as Zerco sells to end-users (and to our knowledge, only those located in the U.S.), while BSI’s strategy is to sell to larger companies, like L.C. Sistemia, on a worldwide basis.

Manufacturing, Support And Facilities

BSI outsources hardware manufacturing to one or more contract assembly houses on a turnkey basis; the manufacturer manages all parts purchasing, inventory control, quality control, fabrication and assembly, testing, as well as burn-in operations.

Fully tested and finished hardware products will be shipped to BSI’s office in Lakewood, Colorado where the proprietary control and security software is loaded and crypto keys installed. After complete checkout, the finished software and hardware units are packaged, inventoried, and shipped to the end-user.

We believe that the primary advantages to this approach include the ability to control inventory on an agile 30-day (or less) schedule; the ability to benefit from the parts purchasing power of a large assembler; and the elimination of direct purchasing and components overhead.

Except for the card reader drives and heads BSI buys from LaserCard Systems, all purchased electronic components for the products are standard and commercially available from multiple sources. A typical BSI machine has several hundred inventoried components and subassemblies including a number of custom machined pieces.

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Employees

As of March 1, 2005, BSI had 11 full-time and no part-time employees, of which five are involved in software programming and support, five are involved in the marketing and deployment of product, and one is involved in BSI’s administrative and financial operations. None of BSI’s employees is represented by a labor union, and BSI has never experienced a work stoppage. BSI believes its relationship with its employees to be good. BSI’s ability to achieve its financial and operational objectives depends in large part upon BSI’s continuing ability to attract, integrate, retain and motivate highly qualified sales, technical and managerial personnel, and upon the continued service of BSI’s senior management and key sales and technical personnel. See the section of this report entitled “Executive Compensation.” Competition for such qualified personnel in BSI’s industry and the geographical locations of BSI’s offices is intense, particularly in software development and technical personnel.

Research & Development

BSI expended $542,635 in 2004 for R&D purposes as compared to $446,605 in 2003. This increase is attributable to R&D components of $36,753, consulting fees of $64,248 and decreases in travel and entertainment, salaries and wages and other costs totaling $4,982. These costs were expensed as incurred and increased as a result of the needs identified relating to potential markets for BSI’s products in various parts of the world.

ITEM 2. DESCRIPTION OF PROPERTY

BSI leases 2,800 square feet of space at 12600 West Colfax Avenue, B410, Lakewood, Colorado. The lease, which expires on February 1, 2007, provides for rental payments of $4,349.04 per month plus payment of BSI’s share of building operating expenses, such as real estate taxes, insurance and utilities. The offices house sales and marketing, software and hardware research and development as well as manufacturing control, limited inventory and other administrative tasks.

ITEM 3. LEGAL PROCEEDINGS

BSI is not a party to any pending legal proceedings outside the ordinary course of its business other than as set forth below.

BSI currently has a claim against it by a consultant over consideration with regard to a finder’s fee for potential equity financing for Knowledge Foundations, Inc. (“KFI”). BSI believes that neither the merit nor future outcome of such a claim nor potential damages is readily determinable at this time.

On November 19, 2004, Excell HDI (“Excell”) brought a lawsuit against BSI in the District Court of Jefferson County, Colorado, alleging breach of contract and fraudulent inducement of contract in connection with a Marketing Services Agreement (the “MSA”) between the parties where Excell acted as a consultant to BSI. The suit sought damages of $78,750 and exemplary damages of another $78,750. BSI filed a Motion to Dismiss and to Compel Arbitration (the “Motion”) pursuant to the arbitration provision in the Agreement. The Court granted BSI’s Motion, dismissing Excell’s suit without prejudice and compelling the parties to arbitrate. Excell has made demand for arbitration and the parties are negotiating an arbitration agreement. In an effort to resolve this dispute amicably, BSI had previously tendered $17,500 to resolve all purported obligations under the MSA, which was rejected by Excell. At this time, the BSI intends to vigorously contest all claims asserted by Excell in arbitration and is investigating possible counterclaims against Excell. BSI does not believe it has material exposure (above the amount previously tendered) in this matter.

In 2003, BSI received requests from the Central Regional Office for United States Securities and Exchange Commission (the “SEC”) for certain documents including those concerning arrangements with certain strategic partners, relationships with the TSA and INS, recent issuances of securities, investor relations, and information relating to investment opinions distributed by third parties. BSI responded promptly and fully and will cooperate with any further requests. The SEC’s letter states that the staff’s inquiry should not be construed as an indication that any violations of securities laws have occurred or as an adverse reflection on any individuals, entities, or investments. There have been no further requests or developments in this matter during 2004.

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ITEM 4. SUBMISSION OF MATTERS TO VOTE OF SECURITY HOLDERS

BSI held a special meeting of shareholders on September 22, 2004. At that meeting, the shareholders approved an increase in the authorized common stock of BSI from 100,000,000 to 200,000,000. The shareholders also elected directors of BSI at the meeting.

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PART II

ITEM 5. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS AND SMALL BUSINESS ISSUER PURCHASES OF EQUITY SECURITIES

BSI’s common stock currently trades on the Over-the-Counter Bulletin Board (the “OTCBB”) under the trading symbol “BSIO”.

The following table sets forth the average high and low bid information for the common stock for each quarter within the last two fiscal years as reported by the National Quotation Bureau, and represent interdealer quotations, without retail markup, markdown or commission, and may not be reflective of actual transactions.

	Bid Prices
	High	Low
2003
First Quarter	0.6200	0.1000
Second Quarter	0.5800	0.2600
Third Quarter	0.4800	0.2400
Fourth Quarter	0.3500	0.1600
2004
First Quarter	0.1700	0.0830
Second Quarter	0.134	0.036
Third Quarter	0.105	0.051
Fourth Quarter	0.068	0.0515

BSI is authorized to issue 200,000,000 shares of common stock with $ 0.001 par value. As of March 11, 2005, there were 99,273,157 shares of common stock issued and outstanding. As of March 11, 2005, BSI had approximately 350 shareholders of record for its common stock.

BSI is authorized to issue 20,000,000 shares of $0.001 par value preferred stock, none of which is outstanding. The preferred stock is undesignated and may not be designated or issued by the Board of Directors absent prior stockholder approval.

Dividends

BSI has not declared or paid cash dividends on its Common Stock since its inception and does not anticipate paying such dividends in the foreseeable future. The payment of dividends may be made at the discretion of the Board of Directors and will depend upon, among other factors, on BSI’s operations, its capital requirements, and its overall financial condition.

Recent Sales of Unregistered Securities

During the past three years ended December 31, 2002, December 31, 2003 and December 31, 2004, BSI sold the following unregistered securities:

On December 10, 2004, BSI received net proceeds of $435,723 from a $500,000 secured promissory note issued to Cornell Capital Partners, LP. The note is due on March 11, 2005. The note is secured by substantially all of BSI’s non-cash assets. The note bears interest at 12% per annum during its term, and bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $64,277 in connection with the issuance of the note. As of March 1, 2005 BSI effectively repaid $300,000 of the note and accrued interest pursuant to draw-downs under the Equity Line.

On November 4, 2004, BSI received net proceeds of $178,051 from a $200,000 secured promissory note issued to Cornell Capital Partners. The note is due on December 4, 2004. The note is secured by substantially all of BSI’s non-cash assets. The note bears interest at 12% per annum during its term, and bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $21,949 in connection with the issuance of the note. As of December 31, 2004, BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

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On October 7, 2004, BSI issued a 5% convertible debenture in the amount of $500,000 to Cornell Capital Partners that is due October 7, 2007, on December 10, 2004, BSI issued a 5% convertible debenture in the amount of $500,000 to Cornell Capital Partners that is due December 10, 2007, and on January 20, 2005, BSI issued a 5% convertible debenture in the amount of $250,000 to Cornell Capital Partners that is due January 20, 2008. These debentures are convertible into BSI’s common stock at either the fixed price of 120% of the Volume Weighted Average price on the closing date (October 7, 2007, December 10, 2007 and January 20, 2008, respectively) or 80% of the average of the three lowest daily Volume Weighted Average Price, as reported by Bloomberg, L.P., of BSI’s common stock for the five trading days immediately preceding the conversion date. These debentures will automatically convert into BSI’s common stock on the third anniversary of issuance. BSI has the right to redeem the debentures with three days advance notice any or all of the outstanding debenture amount at its sole discretion. The redemption price shall be 120% of the face amount redeem plus accrued interest. Once the redemption notice has been given, Cornell Capital Partners may continue to convert the remaining outstanding debenture. On October 7, 2004, BSI received $500,000 less a 10% fee of $50,000 and $10,000 for legal costs. BSI received $500,000 (net of 10% fee) on December 10, 2004 and $250,000 (net of 10% fee) on January 20, 2005. Cornell Capital Partners has the option to convert the debenture on the same day as issuance. As a result of this conversion feature, Cornell Capital Partners has been provided intrinsic value that has been calculated as the difference between the price of the Company’s common stock on the date of issuance, as compared to the discounted conversion price (or 80% of the stock price on the date of issuance). This intrinsic value has been multiplied by the number of shares that would be issued to Cornell Capital Partners upon conversion, which has resulted in a $125,000 intrinsic value for each of the convertible debentures issued during 2004 Accretion of this intrinsic value will be incurred over the term of the convertible debenture as a charge to interest expense. In accordance with EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and potentially Settled in, a Company’s Own Stock”, the conversion feature of each convertible debenture has been included as a short-term liability and were originally valued at fair value at the date of issuance. As a liability, the convertible features are revalued each period until and unless the debt is converted. During the year ended December 31, 2004, we recorded other income of $29,954 related to the change in fair value from the date of issuance of the debt to December 31, 2004. This amount is included as a component of other income in the accompanying consolidated statement of operations. If the debt is is converted prior to maturity, the carrying value will be transferred to equity.

On September 13, 2004, BSI issued 990,099 shares of common stock to Cornell Capital Partners for $50,000 cash. Costs associated with this transaction were $2,500. In engaging in the foregoing transaction involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transaction involved a private offering of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited, and the investor represented to BSI that it was acquiring the securities for investment purposes and for its own account, and not with an eye toward further distribution.

On July 15, 2004, BSI issued Bernard Nann 250,000 options at a strike price of $0.089 per share, 50,000 of which vested on the date of the grant, and the remaining 200,000 vests 50,000 per year for so long as Mr. Nann remains a director of BSI. These options were issued as compensation to Mr. Nann for his present and future services as a director of BSI. All of these options have a 5-year term. In engaging in the foregoing transaction involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transaction involved a private offering of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited, and the investor represented to BSI that it was acquiring the securities for investment purposes and for its own account, and not with an eye toward further distribution.

On June 18, 2004, BSI received net proceeds of $231,935 from a $250,000 secured promissory note issued to Cornell Capital Partners. The note is due on October 18, 2004. The note is secured by substantially all of BSI’s non-cash assets. The note bears interest at 12% per annum during its term, and bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $18,065 in connection with the issuance of the note. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On June 8, 2004, BSI received net proceeds of $320,208 from a $350,000 secured promissory note issued to Cornell Capital Partners. The note is due on September 20, 2004. The note is secured by substantially all of BSI’s non-cash assets. The note bears interest at 12% per annum during its term, and bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $29,792 in connection with the issuance of the note. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On April 14, 2004, BSI received net proceeds of $229,679 from a $250,000 secured promissory note issued to Cornell Capital Partners. The note is due on June 21, 2004. The note is secured by substantially all of BSI’s non-cash assets. The note bears no interest during its term, but bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $20,321 in connection with the issuance of the note. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

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On March 12, 2004, BSI issued Richard Kirk 250,000 options at a strike price of $0.11 per share, all of which vested on the date of the grant. These options were issued as compensation to Mr. Kirk for his services as a director of BSI. All of these options have a 5-year term. In engaging in the foregoing transaction involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transaction involved a private offering of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited, and the investor represented to BSI that it was acquiring the securities for investment purposes and for its own account, and not with an eye toward further distribution.

On March 3, 2004, BSI received net proceeds of $229,524 from a $250,000 secured promissory note issued to Cornell Capital Partners. The note is due on June 23, 2004. The note is secured by substantially all of BSI’s non-cash assets. The note bears interest of 12% during its term, and bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $20,476 in connection with the issuance of the note. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On February 4, 2004, BSI received net proceeds of $223,559 from a $250,000 secured promissory note issued to Cornell Capital Partners. The note is due on May 12, 2004. The note is secured by substantially all of BSI’s non-cash assets. The note bears no interest during its term, but bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $26,441 in connection with the issuance of the note. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On December 19, 2003, BSI received net proceeds of $170,917 from a $200,000 secured promissory note issued to Cornell Capital Partners. The note is due on April 26, 2004. The note is secured by substantially all of BSI’s non-cash assets. The note bears no interest during its term, but bears a default rate of interest of 24% if the note is not paid when due. Discounts and fees paid to obtain the loan were $29,083. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On October 31, 2003, BSI entered into an Equity Line of Credit Agreement (the “Equity Line”) with Cornell Capital Partners. Under the Equity Line, BSI may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $15 million. Subject to certain conditions, BSI will be entitled to commence drawing down on the Equity Line when the common stock to be issued under the Equity Line is registered with the SEC and the registration statement is declared effective and will continue for two years thereafter. The purchase price for the shares will be equal to 99% of the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $210,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital Partners received 1,875,000 shares of common stock as a one-time commitment fee. Cornell Capital Partners is entitled to retain a fee of 4% of each advance. In addition, BSI entered into a placement agent agreement with Newbridge Securities Corporation (“Newbridge”), a registered broker-dealer. Pursuant to the placement agent agreement, BSI paid Newbridge a one-time placement agent fee of 35,714 shares of common stock. In engaging in the foregoing transaction involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transaction involved a private offering of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited, and the investor represented to BSI that it was acquiring the securities for investment purposes and for its own account, and not with an eye toward further distribution.

On September 16, 2003, BSI received net proceeds of $455,000 from a $500,000 secured promissory note issued to Cornell Capital Partners. The note is due on the earlier of 90 days from the date thereof or 60 days after BSI’s registration statement on Form SB-2 is declared effective by the SEC. The note is secured by substantially all of BSI’s non-cash assets. The note bears no interest during its term, but bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $45,000 in connection with the issuance of the note. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

During the period August 1, 2003 through October 31, 2003, BSI received proceeds of $182,500 from the sale of 730,000 shares of its common stock in a private placement to Pursuit Capital, LLC (“Pursuit Capital”) at $0.25 per share. In engaging in the foregoing transactions involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transactions involved private offerings of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited, and the investor represented to BSI that it was acquiring the securities for investment purposes and for its own account, and not with an eye toward further distribution.

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During the period August 1, 2003 through October 31, 2003, BSI received proceeds of $67,500 from the sale of 270,000 shares of its common stock to Doug Dragoo in a private placement at $0.25 per share. In engaging in the foregoing transaction involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transaction involved a private offering of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited, and the investor represented to BSI that it was acquiring the securities for investment purposes and for its own account, and not with an eye toward further distribution.

On July 7, 2003, BSI sold $250,000 of convertible debentures to Cornell Capital Partners. Cornell Capital Partners was the purchaser of the convertible debentures. These debentures accrue interest at a rate of 5% per year and mature two years from the issuance date. The debentures are convertible at the Cornell Capital Partners’ option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. At maturity, BSI has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. BSI has the right to redeem the debentures upon 30 days notice for 120% of the amount redeemed. In engaging in the foregoing transactions involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transactions involved private offerings of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited, and the investor represented to BSI that it was acquiring the securities for investment purposes and for its own account, and not with an eye toward further distribution.

On July 7, 2003, BSI entered into an Equity Line of Credit Agreement with Cornell Capital Partners that was subsequently terminated by the mutual agreement of the parties on October 30, 2003. On October 31, 2003, BSI entered into a new Equity Line of Credit Agreement with Cornell Capital Partners. Under this agreement, BSI may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $15 million. Subject to certain conditions, BSI became entitled to commence drawing down on the Equity Line of Credit effective on December 9, 2003, the date the registration statement filed with the SEC was declared effective, and for two years thereafter. The purchase price for the shares will be equal to 99% of, or a 1% discount to, the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $210,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital Partners received 1,875,000 shares of BSI common stock as a one-time commitment fee. Cornell Capital Partners is entitled to retain a fee of 4% of each advance. In addition, BSI entered into a placement agent agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the placement agent agreement, BSI paid Newbridge Securities a one-time placement agent fee of 35,714 shares of common stock.

During the first quarter of 2003, BSI received proceeds of $134,500 from the sale of 134,500 shares of its common stock in a private placement. In engaging in the foregoing transactions involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transactions involved private offerings of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited or unaccredited but sophisticated, and the investors represented to BSI that they were acquiring the securities for investment purposes and for their own account, and not with an eye toward further distribution.

During the period December 2002 through February 2003, 1,072,386 shares at $1.00 for $771,282 cash and $301,104 cancellation of debt (total $1,020,886) were issued to 11 accredited and 20 non-accredited investors. In engaging in the foregoing transactions involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transactions involved private offerings of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investors were accredited or unaccredited but sophisticated, and the investors represented to BSI that they were acquiring the securities for investment purposes and for their own accounts, and not with an eye toward further distribution. With regard to the unaccredited investors, all information required to be delivered to them concerning BSI, including audited financial statements, was in fact delivered to them.

During November 2002, 80,000 shares at $0.625 for $50,000 were issued to eight employees as stock bonuses. No consideration was paid for these shares. In engaging in the foregoing transactions involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transactions involved private offerings of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investors were accredited or unaccredited but sophisticated, and the investors represented to BSI that they were acquiring the securities for investment purposes and for their own accounts, and not with an eye toward further distribution. With regard to the unaccredited investors, all information required to be delivered to them concerning BSI, including audited financial statements, was in fact delivered to them.

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During July 2002, 800,000 shares at $0.625 were issued to Pursuit Capital, an accredited investor, in consideration of Pursuit’s forgiving the $500,000 principal amount of the loan owed to Pursuit by BSI. In engaging in the foregoing transaction involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transaction involved a private offering of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited, and the investor represented to BSI that it was acquiring the securities for investment purposes and for its own account, and not with an eye toward further distribution.

During the period June through July 2002, BSI issued 529,191 shares at $0.625 for $330,745 to 14 accredited investors and five unaccredited. In engaging in the foregoing transactions involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transactions involved private offerings of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investors were accredited or unaccredited but sophisticated, and the investors represented to BSI that they were acquiring the securities for investment purposes and for their own accounts, and not with an eye toward further distribution. With regard to the unaccredited investors, all information required to be delivered to them concerning BSI, including audited financial statements, was in fact delivered to them.

During July 2002, BSI issued 300,000 shares to two individuals, Bernie Ciazza and John Sloan (150,000 shares each) for introducing BSI to investors. In engaging in the foregoing transactions involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transactions involved private offerings of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investors were unaccredited but sophisticated, and the investors represented to BSI that they were acquiring the securities for investment purposes and for their own accounts, and not with an eye toward further distribution. With regard to both investors, all information required to be delivered to them concerning BSI, including audited financial statements, was in fact delivered to them.

During February 2002, BSI issued warrants to purchase 800,000 shares of its common stock exercisable at $0.625 per share, issued to Pursuit Capital in a negotiated transaction. The warrants were issued in exchange for Pursuit’s $500,000 loan to BSI. In engaging in the foregoing transaction involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transaction involved a private offering of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited, and the investor represented to BSI that it was acquiring the securities for investment purposes and for its own account, and not with an eye toward further distribution.

During January 2002, BSI issued 500,000 shares of its common stock to a business consultant, D. David Breen, as a signing bonus for entering into his consulting agreement with BSI. In engaging in the foregoing transaction involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transaction involved a private offerings of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was unaccredited but sophisticated, and the investor represented to BSI that it was acquiring the securities for investment purposes and for his own account, and not with an eye toward further distribution. All information required to be delivered to this investor concerning BSI, including audited financial statements, was in fact delivered to them.

ITEM 6. MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

General

The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements, and the Notes thereto included herein.

Forward-Looking Statements

This Form 10-KSB contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Such statements include BSI’s beliefs, expectations, hopes, goals and plans regarding the future, including but not limited to statements regarding BSI’s strategy, competition, development plans, financing, revenue and operations. Forward-looking statements often can be identified by the use of terms such as “may,”“will,”“expect,”“anticipate,”“estimate,” or “continue,” or the negative thereof. Such forward-looking statements speak only as of the date made. Any forward-looking statements represent management’s best judgment as to what may occur in the future. However, forward-looking statements are subject to risks, uncertainties, and important factors beyond the control of BSI that could cause actual results and events to differ materially from historical results of operations and events and those presently anticipated or projected. BSI disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

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Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. BSI has experienced losses since inception.

The extended period over which losses have been experienced is, in the opinion of BSI, principally attributable to two factors: lack of capital and long sales lead times. Lack of capital has prevented BSI from quickly developing and aggressively marketing its products. In addition, most of BSI’s potential customers are large corporations or governments. Adopting BSI’s products will in many cases require changing the way business is done. These circumstances can result in two years or more elapsing from initial sales contact to delivery of product.

In order to fund activities until positive operating cash flow is achieved, management recognizes that BSI must generate revenue from its operations and must raise capital from the sale of its securities. BSI anticipates that the capital raised under the Equity Line of Credit with Cornell Capital Partners, LP will be sufficient to fund BSI’s activities until positive cash flow is achieved. However, no assurances can be given that BSI will be successful in these activities. Should any of these events not occur, the accompanying financial statements will be materially affected and this in-turn could result in the suspension and/or termination of BSI’s operations.

Critical Accounting Policies And Estimates

Management’s discussion and analysis of BSI’s financial condition and results of operations are based upon BSI’s consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires that BSI make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. At each balance sheet date, management evaluates its estimates, including but not limited to, those related to inventories, accrued liabilities, and the valuation allowance offsetting deferred income taxes. BSI bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. The estimates and critical accounting policies that are most important in fully understanding and evaluating BSI’s financial condition and results of operations include those listed below, as well as its valuation of equity securities used in transactions and for compensation, and its revenue recognition methods.

Principles Of Consolidation

The accompanying consolidated financial statements include the accounts of BSI2000, Inc. and its subsidiary, BSI Operating, Inc. All intercompany accounts and transactions have been eliminated in consolidation.

Cash And Equivalents

BSI considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. BSI continually monitors its positions with, and the credit quality of, the financial institutions with which it invests.

Inventories

Inventory consists of raw materials and is stated at the lower of cost or market, determined using the first-in, first-out method (“FIFO”).

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Property And Equipment

Property and equipment is stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets of five-to-seven years. Leasehold improvements are amortized over a five and one-half year period.

Use Of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

BSI recognizes revenue in compliance with the SEC Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements”. Revenue is recognized when an order has been placed by the customer, the product has been shipped and collectibility is reasonably assured. Prices of the products are determined prior to entering into a purchase agreement. From inception through December 31, 2004, revenues earned represented sales to distributors of demonstrations units of BSI’s products. Transaction-based revenue is recognized as transactions are completed and are billed monthly based on service agreement rates in effect. Distribution rights revenue is recognized ratable over the life of each underlying distribution agreement.

Intangible Assets

Intangibles include trademarks and patents, which are recorded at cost. To date, BSI has been awarded one patent by the United States Patent and Trademark Office (the “USPTO”), and has 22 additional provisional and non-provisional applications for patents pending with the USPTO. Once accepted, BSI will begin amortization over the life of each patent.

Income Taxes

BSI recognizes deferred tax liabilities and assets based on the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years.

Advertising Costs

BSI expenses advertising costs as incurred.

Software And Research And Development Costs

Expenditures made for research and development are charged to expense as incurred. Costs incurred to date for the development of BSI’s products have been charged to expense as incurred. Future costs may be capitalized to the extent they meet the requirements of the Financial Accounting Standards Board’s (“FASB’s”) Statement of Financial Account Standards (“SFAS”) No. 86 “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed.”

Basic And Diluted Earnings Per Common Share

Basic earnings per share are computed by dividing net income by the number of weighted average common shares outstanding during the year. Diluted earnings per share is computed by dividing net income by the number of weighted average common shares outstanding during the year, including potential common shares, which consisted of warrants, options and convertible debt.

SEC Inquiry

In 2003, BSI received requests from the Central Regional Office of the United States Securities and Exchange Commission (“SEC”) for certain documents, including those concerning arrangements with certain strategic partners, relationships with the TSA and INS, recent issuances of securities, investor relations, and information relating to investment opinions distributed by third parties. The SEC’s letter states that the staff’s inquiry should not be construed as an indication that any violations of securities laws have occurred or as an adverse reflection on any individuals, entities, or investments. BSI responded promptly and fully to the request and will cooperate with any further requests. BSI did not receive any additional requests in 2004.

On June 27, 2005, BSI was contacted by the Staff of the SEC during the course of a routine review of its periodic filings and made inquiries regarding certain of BSI’s accounting policies. As a result of this inquiry, management re-evaluated BSI’s accounting for certain items on the consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity(deficit) and consolidated statements of cash flows. Following the evaluation, BSI determined that the consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity(deficit) and consolidated statements of cash flows  for the fiscal year ended December 31, 2004 should be restated in the Form 10-KSB for the fiscal year ended December 31, 2004. The effect of these errors on the consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity(deficit) and consolidated statements of cash flows was considered material. Accordingly, BSI is required to restate its financials for the fiscal year ended December 31, 2004 as set forth below. Please refer to Note 10- Intrinsic Value Associated with Issuances of Debentures for more information.

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Financial Condition

BSI had net losses of $1,568,978 and $973,635 for the years ended December 31, 2003 and December 31, 2002, respectively. For the year ended December 31, 2004, BSI had a net loss of $2,151,384, an increase of $582,406 or 37% from 2003. As of December 31, 2004, BSI had cash and cash equivalents of $893,387 as compared to $125,550 at December 31, 2003, or an increase of 612%; and current liabilities of $688,808 as compared to $908,330 at December 31, 2003, or a decrease of 24%. BSI does not have sufficient cash or other current assets to meet BSI’s current liabilities. In order to meet those obligations, BSI will need to raise cash from the sale of securities or from borrowings. BSI estimates that its cash reserves on December 31, 2004 will sustain BSI until May 2005. Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with the years 2004, 2003, 2002 and 2001 financial statements, which states that BSI’s ability to continue as a going concern depends upon its ability to resolve liquidity problems, principally by obtaining capital, commencing sales and generating sufficient revenues to become profitable. BSI’s ability to obtain additional funding will determine BSI’s ability to continue as a going concern.

Results Of Operations

The following discussion should be read in conjunction with BSI’s financial statements and the related notes and the other financial information appearing elsewhere in this report.

Comparison Of The Year Ended December 31, 2004 To The Year Ended December 31, 2003

Overall Results Of Operations

For the year ended December 31, 2004 BSI incurred an overall loss of $2,151,384 or $0.03 per share, which was a material increase from the loss of $1,568,978 or $0.04 per share for the comparable period in the prior year.

Revenue

BSI had revenues of $5,918 and $34,440 during the one-year periods ended December 31, 2004 and 2003, respectively, or a decrease of $28,522 or 83%. Such revenues were from the sale of demonstration units and software development kits to potential distributors of BSI’s products, and distributions fees.

Operating Expenses

Operating expenses for the year ended December 31, 2004, were $1,958,515 and represent an increase of $476,542 or nearly a 32% increase in operating expenses of $1,481,973 for the comparative period ended December 31, 2003.

The largest component of operating expenses for the periods ended December 31, 2004 and 2003 related to general and administrative expenses. For the period ended December 31, 2004, general and administrative expense were $1,048,073, an increase of $287,803 or nearly 37% in general and administrative expenses of $760,270 for the comparative period ended December 31, 2003. This increase is attributable to a decrease in fees of $43,625 incurred in connection with the merger with KFI, salaries, payroll taxes and related benefits of $155,890, shareholder relations expense included in selling in P/Y of $8,832, a decrease in legal fees of $58,237, increase in accounting and auditing fees of $35,420, general office expenses of $30,921, increase in consulting fee of $150,275, and increases in other expenses directly related to increased levels of activity.

BSI had selling expenses for the year ended December 31, 2004 of $367,807, as compared to $275,098 for the comparative period ended December 31, 2003, a decrease of $92,709 or 34%. The increases in selling expenses are primarily attributable to salary expense of $37,381, a decrease in consulting fees of $19,551, travel and entertainment expenses of $47,119, a decrease in material development and trade show costs of $3,240, and an increase in demonstration unit costs of $30,565.

BSI had research and development expenses of $542,635 for the year ended December 31, 2004, as compared to $446,605 for the period ended December 31, 2003, or an increase of $96,030 or 22%. This increase is attributable to R&D components of $36,753, consulting fees of $64,248 and decreases in travel and entertainment, salaries and wages and other costs totaling $4,982. These costs were expensed as incurred and increased as a result of the needs identified relating to potential markets for BSI’s products in various parts of the world.

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Other Expenses

As to the other expenses, BSI had other expense of $198,787 for the year ended December 31, 2004, as compared to other expense of $53,459 for the year ended December 31, 2003, which represents an increase of $145,328 or 272%. BSI had interest expense of $65,964 and $8,152 for the years ended December 31, 2004 and 2004, respectively, which represents a $57,812 or 709% increase. BSI had interest income of $3 and $1,636 for the years ended December 31, 2004 and 2003, respectively, or a decrease of $1,633 or 99%. BSI incurred financing costs of $163,030 and $46,943 during 2004 and 2003, respectively, or an increase of $116,087 or 247%, related to the Equity Line of Credit with Cornell Capital Partners, and convertible debentures issued to Cornell Capital Partners, which were partially paid in lieu of interest.

Liquidity And Capital Resources

As of December 31, 2004, BSI had cash of $893,387 as compared to $125,550 at December 31, 2003, an increase of 612% and current liabilities of $688,808, as compared to $908,330, or a decrease of 24%; and cash used by operations was $2,139,381 in 2004 as compared to $1,339,634 at December 31, 2003, or an increase of $799,747 or 60%. BSI does not have sufficient cash and cash equivalents or other current assets to meet BSI’s current liabilities. In order to meet those obligations, BSI will need to raise cash from the sale of securities or from borrowings. Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with the years 2004, 2003, 2002 and 2001 financial statements, which states that BSI’s ability to continue as a going concern depends upon BSI’s ability to resolve liquidity problems, principally by obtaining capital, commencing sales and generating sufficient revenues to become profitable. Our ability to obtain additional funding will determine BSI’s ability to continue as a going concern. BSI estimates that is cash reserves as of December 31, 2004 will sustain BSI until May 2005.

During the period December 2002 through February 2003, 1,072,386 shares at $1.00 for $771,282 cash and $301,104 cancellation of debt (total $1,020,886) were issued to 11 accredited and 20 non-accredited investors. In engaging in the foregoing transactions involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transactions involved private offerings of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investors were accredited or unaccredited but sophisticated, and the investors represented to BSI that they were acquiring the securities for investment purposes and for their own accounts, and not with an eye toward further distribution. With regard to the unaccredited investors, all information required to be delivered to them concerning BSI, including audited financial statements, was in fact delivered to them.

During the first quarter of 2003, BSI received proceeds of $134,500 from the sale of 134,500 shares of its common stock in a private placement. In engaging in the foregoing transactions involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transactions involved private offerings of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited or unaccredited but sophisticated, and the investors represented to BSI that they were acquiring the securities for investment purposes and for their own account, and not with an eye toward further distribution.

On July 7, 2003, BSI sold $250,000 of convertible debentures to Cornell Capital Partners. Cornell Capital Partners was the purchaser of the convertible debentures. These debentures accrue interest at a rate of 5% per year and mature two years from the issuance date. The debentures are convertible at the Cornell Capital Partners’ option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. At maturity, BSI has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. BSI has the right to redeem the debentures upon 30 days notice for 120% of the amount redeemed. In engaging in the foregoing transactions involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transactions involved private offerings of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited, and the investor represented to BSI that it was acquiring the securities for investment purposes and for its own account, and not with an eye toward further distribution.

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On July 7, 2003, BSI entered into an Equity Line of Credit Agreement with Cornell Capital Partners that was subsequently terminated by the mutual agreement of the parties on October 30, 2003. On October 31, 2003, BSI entered into a new Equity Line of Credit Agreement with Cornell Capital Partners. Under this agreement, BSI may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $15 million. Subject to certain conditions, BSI became entitled to commence drawing down on the Equity Line of Credit effective on December 9, 2003, the date the registration statement filed with the SEC was declared effective, and for two years thereafter. The purchase price for the shares will be equal to 99% of, or a 1% discount to, the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $210,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital Partners received 1,875,000 shares of BSI common stock as a one-time commitment fee. Cornell Capital Partners is entitled to retain a fee of 4% of each advance. In addition, BSI entered into a placement agent agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the placement agent agreement, BSI paid Newbridge Securities a one-time placement agent fee of 35,714 shares of common stock.

During the period August 1, 2003 through October 31, 2003, BSI received proceeds of $182,500 from the sale of 730,000 shares of its common stock in a private placement to Pursuit Capital, LLC (“Pursuit Capital”) at $0.25 per share. In engaging in the foregoing transactions involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transactions involved private offerings of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited, and the investor represented to BSI that it was acquiring the securities for investment purposes and for its own account, and not with an eye toward further distribution.

During the period August 1, 2003 through October 31, 2003, BSI received proceeds of $67,500 from the sale of 270,000 shares of its common stock to Doug Dragoo in a private placement at $0.25 per share. In engaging in the foregoing transaction involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transaction involved a private offering of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited, and the investor represented to BSI that it was acquiring the securities for investment purposes and for its own account, and not with an eye toward further distribution.

On September 16, 2003, BSI received net proceeds of $455,000 from a $500,000 secured promissory note issued to Cornell. The note is due on the earlier of 90 days from the date thereof or 60 days after BSI’s registration statement on Form SB-2 is declared effective by the SEC. The note is secured by substantially all of BSI’s non-cash assets. The note bears no interest during its term, but bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $45,000 in connection with the issuance of the note and also issued 500,000 shares of its common stock to Cornell as additional consideration in the transaction. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On October 31, 2003, BSI entered into an Equity Line of Credit Agreement (the “Equity Line”) with Cornell. Under the Equity Line, BSI may issue and sell to Cornell common stock for a total purchase price of up to $15 million. Subject to certain conditions, BSI will be entitled to commence drawing down on the Equity Line when the common stock to be issued under the Equity Line is registered with the SEC and the registration statement is declared effective and will continue for two years thereafter. The purchase price for the shares will be equal to 99% of the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $210,000, with no advance occurring within seven trading days of a prior advance. Cornell received 1,875,000 shares of common stock as a one-time commitment fee. Cornell is entitled to retain a fee of 4% of each advance. In addition, BSI entered into a placement agent agreement with Newbridge Securities Corporation (“Newbridge”), a registered broker-dealer. Pursuant to the placement agent agreement, BSI paid Newbridge a one-time placement agent fee of 35,714 shares of common stock. In engaging in the foregoing transaction involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transaction involved a private offering of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited, and the investor represented to BSI that it was acquiring the securities for investment purposes and for its own account, and not with an eye toward further distribution.

On December 19, 2003, BSI received net proceeds of $170,917 from a $200,000 secured promissory note issued to Cornell. The note is due on April 26, 2004. The note is secured by substantially all of BSI’s non-cash assets. The note bears no interest during its term, but bears a default rate of interest of 24% if the note is not paid when due. Discounts and fees paid to obtain the loan were $29,083. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

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On February 4, 2004, BSI received net proceeds of $223,559 from a $250,000 secured promissory note issued to Cornell. The note is due on May 12, 2004. The note is secured by substantially all of BSI’s non-cash assets. The note bears no interest during its term, but bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $26,441 in connection with the issuance of the note. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On March 3, 2004, BSI received net proceeds of $229,524 from a $250,000 secured promissory note issued to Cornell. The note is due on June 23, 2004. The note is secured by substantially all of BSI’s non-cash assets. The note bears interest of 12% during its term, and bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $20,476 in connection with the issuance of the note. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On March 12, 2004, BSI issued Richard Kirk 250,000 options at a strike price of $0.11 per share, all of which vested on the date of the grant. These options were issued as compensation to Mr. Kirk for his services as a director of BSI. All of these options have a 5-year term. In engaging in the foregoing transaction involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transaction involved a private offering of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited, and the investor represented to BSI that it was acquiring the securities for investment purposes and for its own account, and not with an eye toward further distribution.

On April 14, 2004, BSI received net proceeds of $229,679 from a $250,000 secured promissory note issued to Cornell. The note is due on June 21, 2004. The note is secured by substantially all of BSI’s non-cash assets. The note bears no interest during its term, but bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $20,321 in connection with the issuance of the note. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On June 8, 2004, BSI received net proceeds of $320,208 from a $350,000 secured promissory note issued to Cornell. The note is due on September 20, 2004. The note is secured by substantially all of BSI’s non-cash assets. The note bears interest at 12% per annum during its term, and bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $29,792 in connection with the issuance of the note. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On June 18, 2004, BSI received net proceeds of $231,935 from a $250,000 secured promissory note issued to Cornell. The note is due on October 18, 2004. The note is secured by substantially all of BSI’s non-cash assets. The note bears interest at 12% per annum during its term, and bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $18,065 in connection with the issuance of the note. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On July 15, 2004, BSI issued Bernard Nann 250,000 options at a strike price of $0.089 per share, 50,000 of which vested on the date of the grant, and the remaining 200,000 vests 50,000 per year for so long as Mr. Nann remains a director of BSI. These options were issued as compensation to Mr. Nann for his present and future services as a director of BSI. All of these options have a 5-year term. In engaging in the foregoing transaction involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transaction involved a private offering of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited, and the investor represented to BSI that it was acquiring the securities for investment purposes and for its own account, and not with an eye toward further distribution.

On September 13, 2004, BSI issued 990,099 shares of common stock to Cornell for $50,000 cash. Costs associated with this transaction were $2,500. In engaging in the foregoing transaction involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transaction involved a private offering of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited, and the investor represented to BSI that it was acquiring the securities for investment purposes and for its own account, and not with an eye toward further distribution.

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On October 7, 2004, BSI issued a 5% convertible debenture in the amount of $500,000 to Cornell that is due October 7, 2007, on December 10, 2004, BSI issued a 5% convertible debenture in the amount of $500,000 to Cornell that is due December 10, 2007, and on January 20, 2005, BSI issued a 5% convertible debenture in the amount of $250,000 to Cornell that is due January 20, 2008. These debentures are convertible into BSI’s common stock at either the fixed price of 120% of the Volume Weighted Average price on the closing date (October 7, 2007, December 10, 2007 and January 20, 2008, respectively) or 80% of the average of the three lowest daily Volume Weighted Average Price, as reported by Bloomberg, L.P., of BSI’s common stock for the five trading days immediately preceding the conversion date. These debentures will automatically convert into BSI’s common stock on the third anniversary of issuance. BSI has the right to redeem the debentures with three days advance notice any or all of the outstanding debenture amount at its sole discretion. The redemption price shall be 120% of the face amount redeem plus accrued interest. Once the redemption notice has been given, Cornell may continue to convert the remaining outstanding debenture. Cornell has the option to convert the debenture on the same day as issuance. As a result of this conversion feature, Cornell has been provided intrinsic value that has been calculated as the difference between the price of the Company’s common stock on the date of issuance, as compared to the discounted conversion price (or 80% of the stock price on the date of issuance). This intrinsic value has been multiplied by the number of shares that would be issued to Cornell Capital Partners upon conversion, which has resulted in a $125,000 intrinsic value for each of the convertible debentures issued during 2004. Accretion of this intrinsic value will be incurred over the term of the convertible debenture as a charge to interest expense. In accordance with EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and potentially Settled in, a Company’s Own Stock”, the conversion feature of each convertible debenture has been included as a short-term liability and were originally valued at fair value at the date of issuance. As a liability, the convertible features are revalued each period until and unless the debt is converted. During the year ended December 31, 2004, we recorded other income of $29,954 related to the change in fair value from the date of issuance of the debt to December 31, 2004. This amount is included as a component of other income in the accompanying consolidated statement of operations. If the debt is converted prior to maturity, the carrying value will be transferred to equity.

In engaging in the foregoing transactions involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transactions involved the private offering of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited, and the investor represented to BSI that it was acquiring the securities for investment purposes and for its own account, and not with an eye toward further distribution.

On November 4, 2004, BSI received net proceeds of $178,051 from a $200,000 secured promissory note issued to Cornell. The note is due on December 4, 2004. The note is secured by substantially all of BSI’s non-cash assets. The note bears interest at 12% per annum during its term, and bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $21,949 in connection with the issuance of the note. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On December 10, 2004, BSI received net proceeds of $435,723 from a $500,000 secured promissory note issued to Cornell Capital Partners, LP. The note is due on March 11, 2005. The note is secured by substantially all of BSI’s non-cash assets. The note bears interest at 12% per annum during its term, and bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $64,277 in connection with the issuance of the note. As of March 11, 2005, BSI effectively repaid $300,000 of the note and accrued interest thereon pursuant to draw-downs under the Equity Line.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. BSI has experienced losses since inception. The extended period over which losses have been experienced is, in the opinion of BSI, principally attributable to two factors: lack of capital and long sales lead times. Lack of capital has prevented BSI from quickly developing and aggressively marketing its products. In addition, most of BSI’s potential customers are large corporations or governments. Adopting BSI’s products will in many cases require changing the way business is done. These circumstances can result in two years or more elapsing from initial sales contact to delivery of product. In order to fund activities until positive operating cash flow is achieved, management recognizes that BSI must generate revenue from its operations and must raise capital from the sale of its securities. However, no assurances can be given that BSI will be successful in these activities. Should any of these events not occur, the accompanying financial statements will be materially affected, which in-turn could result in the suspension or termination of BSI’s operations.

Capital Resources

Pursuant to the Equity Line of Credit, BSI may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $15 million. Subject to certain conditions, BSI became entitled to commence drawing down on the Equity Line of Credit when the common stock to be issued under the Equity Line of Credit was registered with the SEC and the registration statement is declared effective (December 9, 2003) and for two years thereafter. The purchase price for the shares will be equal to 99% of, or a 1% discount to, the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $210,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital Partners received 1,875,000 shares of BSI common stock as a one-time commitment fee. Cornell Capital Partners is entitled to retain a fee of 4% of each advance. In addition, BSI entered into a placement agent agreement with Newbridge Securities. Pursuant to the placement agent agreement, BSI paid to Newbridge Securities a one-time placement agent fee of 35,714 shares of common stock.

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BSI cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and BSI have not determined the total amount of advances BSI intend to draw. Pursuant to BSI’s Articles of Incorporation, BSI is authorized to issue up to 200,000,000 shares of common stock, of which 99,273,157 are outstanding as of March 11, 2005. At a recent price of $0.04 per share, BSI would be required to issue at $0.0396 (99% of $0.04), 378,787,878 shares of common stock in order to fully utilize the $15 million available under the Equity Line. At BSI’s current stock price, BSI would be required to authorize and register additional shares of BSI’s common stock to fully utilize the amount available under the Equity Line of Credit. At BSI’s current price of $0.04, BSI would need to authorize approximately 180,000,000 additional shares to fully utilize the Equity Line of Credit. BSI would have to receive the affirmative vote of a majority of BSI’s outstanding shares to approve any increase in authorized shares. Our inability to obtain such approval would prohibit us from increasing BSI’s authorized shares of common stock and from issuing any additional shares under the Equity Line of Credit or to otherwise raise capital from the sale of capital stock.

Plan Of Operations

BSI continues to rely on funding by Cornell Capital Partners while it pursues potential sales of its Employee Tracking System and Access Control and Site Security products to commercial customers located in the United States, South Africa and Germany.

If a contract is awarded, BSI will need to increase the size of its staff to approximately 15 to 25 employees and consultants and will need to establish and enhance its production capabilities. These activities will require additional financing.

If a contract is not awarded, BSI may be required to significantly reduce its administrative costs, salaries and research and development activities until such time as a new plan of action can be developed. The new plan, if required, may include locating additional sources of funding or merger and acquisition activities.

Off-Balance Sheet Arrangements

None.

Property, Plant And Equipment

No material changes from December 31, 2003.

Current Accounting Pronouncements

In April 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statement No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” This statement provides guidance on the classification of gains and losses from the extinguishment of debt and on the accounting for certain specified lease transactions. BSI adopted SFAS No. 145 January 1, 2003. Adoption of SFAS No. 145 did not have a material impact on BSI.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” (effective January 1, 2003) which replaces Emerging Issues Task Force (EITF) Issue No. 94-3 “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred and states that an entity’s commitment to an exit plan, by itself, does not create a present obligation that meets the definition of a liability. SFAS No. 146 also establishes that fair value is the objective for initial measurement of the liability. BSI adopted this statement on January 1, 2003; adoption did not have an effect on results of operations and financial position.

In October 2002, the FASB issued SFAS No. 147 “Acquisitions of Certain Financial Institutions.” SFAS No. 147 amends FASB Statements No. 72 and 144 and FASB Interpretations No. 9. Adoption of this statement did not have a material effect on BSI.

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In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (the Interpretation), which addresses the disclosure to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees. The Interpretation also requires the recognition of a liability by a guarantor at the inception of certain guarantees. The Interpretation requires the guarantor to recognize a liability for the non-contingent component of the guarantee, this is the obligation to stand ready to perform in the event that specified triggering events or conditions occur. The initial measurement of this liability is the fair value of the guarantee at inception. The recognition of the liability is required even if it is not probable that payments will be required under the guarantee or if the guarantee was issued with a premium payment or as part of a transaction with multiple elements. BSI adopted the disclosure provisions of the Interpretation beginning with its fiscal 2003 consolidated financial statements, and will apply the recognition and measurement provisions for all guarantees entered into or modified after December 31, 2002. However, BSI is not a guarantor of indebtedness of others.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure.” This statement amends FASB Statement No. 123 “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. This statement also amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The provisions of this statement relating to alternative transition methods and annual disclosure requirements are effective for the year ended December 31, 2002. The transitional provisions did not have an impact on BSI’s financial statements as it has elected to retain the intrinsic value method. The provisions relating to annual and interim disclosures have changed the manner in which BSI discloses information regarding stock-based compensation.

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, “Consolidation of Variable Interest Entities” (FIN No. 46)”. This interpretation clarifies existing accounting principles related to the preparation of consolidated financial statements when the equity investors in an entity do not have the characteristics of a controlling financial interest or when the equity at risk is not sufficient for the entity to finance its activities without additional subordinated financial support from other parties. FIN No. 46 requires a company to evaluate all existing arrangements to identify situations where a company has a “variable interest” (commonly evidenced by a guarantee arrangement or other commitment to provide financial support) in a “variable interest entity” (commonly a thinly capitalized entity) and further determine when such variable interests require a company to consolidate the variable interest entities’ financial statement with its own. BSI is required to perform this assessment by December 31, 2003 and consolidate any variable interest entities for which it will absorb a majority of the entities’ expected losses or receive a majority of the expected residual gains. Management has not yet performed this assessment, however it does not have any variable interest entities as of December 31, 2004.

In April 2003, FASB issued SFAS No. 149, “Accounting for Derivative Instruments and Hedging Activities,” which is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. This statement amends and clarifies financial accounting and reporting for derivative instruments including certain instruments embedded in other contracts and for hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” BSI has not entered into any contracts of this type.

In May 2003, FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,” which is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after September 15, 2003. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The adoption of this standard is not expected to have a material impact on BSI’s financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised), Share-Based Payment, which supersedes Accounting Principles Board (“APB”) No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. Under SFAS No. 123 (revised), all share-based payments would be treated as other forms of compensation by recognizing the costs, generally measured as the fair value at the date of grant, in the income statement. BSI will adopt, as required, SFAS No. 123 (revised) for its fiscal year beginning January 1, 2006. Management expects that the impact of the adoption of SFAS No. 123 (revised) will be that the share-based payment expense amounts historically disclosed as required by SFAS No. 123 will now be recognized as an expense on the statement of operations.

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ITEM 7. FINANCIAL STATEMENTS

Attached hereto and filed as a part of this Form 10-KSB are BSI’s Consolidated Financial Statements.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Effective February 17, 2003, BSI’s Board of Directors dismissed Corbin & Wertz as the independent auditor and engaged Ehrhardt Keefe Steiner & Hottman PC. Neither of the principal accountant’s reports for the past two years contained any adverse opinion or disclaimer, nor were they modified as to uncertainty, audit scope or accounting principles; however, the report for the past two years has been modified to include an emphasis paragraph indicating that substantial doubt existed about BSI’s ability to continue as a going concern. The decision to change accountants was approved by BSI’s Board of Directors. There were no disagreements with former or current independent auditors.

ITEM 8A. CONTROLS AND PROCEDURES

Evaluation Of Disclosure Controls And Procedures

Our independent registered public accounting firm has advised our management and Board of Directors that there were material weaknesses in our internal controls and procedures during fiscal years 2004 and 2005. Management believes that until these material weaknesses are corrected, a potential misapplication of generally accepted accounting principles or potential accounting error in our financial statements could occur. Enhancing our internal controls to correct the material weaknesses has and will result in increased costs to us. While BSI has taken several steps to improve internal controls in 2005, Ehrhardt Keefe Steiner & Hottman PC has advised our management and our Board of Directors that, in Ehrhardt Keefe Steiner & Hottman PC’s opinion, and BSI concurs, there were reportable conditions during 2004 and 2005, which constituted material weaknesses in internal control. The identified material weakness stems from BSI's numerous equity transactions involving complex and judgmental accounting issues. While all of these transactions were recorded, Ehrhardt Keefe Steiner & Hottman PC in their audit work noted instances where generally accepted accounting principles were not correctly applied and adjustments to and restatement of BSI's consolidated financial statements were required.

Changes In Internal Controls Over Financial Reporting

There was no change in BSI’s internal controls over financial reporting that occurred during our last fiscal quarter that has materially affected, or is reasonably likely to materially affect, BSI’s control over financial reporting.

ITEM 8B. OTHER INFORMATION

None.

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PART III

ITEM 9. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

As of December 31, 2004, the directors and executive officers of BSI, their age, positions in BSI, the dates of their initial election or appointment as directors or executive officers, and the expiration of the terms are as follows:

Name of Director/ Executive Officer	Age	Position	Period Served (1)
Jack Harper	52	Chairman and President	1995 to present
Richard A. Kirk	74	Director and Secretary	1995 to present
John D. Woods	65	Director	2005 to present

(1) Period served includes the period served in same capacity with BSI, Inc., a private Colorado corporation.

None of BSI’s directors or executive officers is a director of any company that files reports with the SEC.

Family Relationships

To our knowledge, there are no family relationships between or among the directors, executive officers or any other person.

Legal Proceedings

None of BSI’s directors have been involved in legal proceedings.

Audit Committee Financial Expert

BSI does not have an audit committee, nor an audit committee financial expert.

Election Of Directors

BSI’s directors are elected at the annual meeting of stockholders and hold office until their successors are elected. BSI’s officers are appointed by the Board of Directors and serve at the pleasure of the Board of Directors and are subject to employment agreements, if any, approved and ratified by the Board of Directors.

Background of Directors

Jack Harper, President, Chief Executive Officer, And Chairman of the Board

Mr. Harper has been President and Chairman of the Board of BSI since late 1995. Previously, from 1989 until 1994, Mr. Harper was President of Technology Fusion, Inc., a company that specialized in low-cost add-in video hardware products for the Apple Macintosh. Mr. Harper received an MBA from the University of Denver in 2000, having completed all studies in 1992; in 1975, Mr. Harper received a B.S. in Electrical Engineering and a B.A. in Mathematics with a Minor in Russian Language from the University of Houston.

Richard A. Kirk, Secretary And Director

Mr. Kirk has been a Director of BSI since August of 1995 and acting Secretary since July of 1999. He was Chairman of the Board of Access Long Distance, a long distance provider that was sold in 2001. Mr. Kirk worked for United Bank of Denver/Norwest Bank/Wells Fargo from 1958 through 1990, ultimately serving as Chairman, President and Chief Executive Officer. In 1986, Mr. Kirk was elected Vice Chairman of the United Banks of Colorado, Inc. (now Wells Fargo). In 1992, he retired from the Norwest Bank Denver but continues as Chairman Emeritus and serves on its Advisory Board. He is a graduate of the Haverford College; the Advanced Management Program of the Harvard Business School; and the Stonier Graduate School of Banking at Rutgers University. Mr. Kirk serves on boards of several nonprofit institutions and is an appointed Commissioner of the Denver Water Board.

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John D. Woods, Director

John D. Woods is a founding shareholder of Community Bankshares Inc. and has served as Chairman of the Board since its incorporation in February 1989. He divides his business time on affairs of the holding company and also as Chairman and part owner of Market Reach, Ltd., London, England.

He has spent 40 years in the banking industry, starting at the Northern Trust Company, Chicago, Illinois in 1956. During the course of his career, he has served as President and COO of Winters National Bank, Dayton, Ohio (an 42.5 billion bank now part of Bank One), and Chairman and CEO of Omaha National Bank and its successor , FirstTier Financial, Inc (a $4.7 billion banking organization now part of US Bank, Minneapolis, Minnesota). Mr. Woods received his B.A. degree from the University of Colorado in Boulder, Colorado.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder require BSI’s officers and directors, and persons who beneficially own more than 10% of a registered class of BSI equity securities, to file reports of ownership and changes in ownership with the SEC and to furnish BSI with copies thereof.

Based on its reviews of the copies of the Section 16(a) forms received by it, or written representations from certain reporting persons, BSI believes that, during the last fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with and filed timely

Code of Ethics

On April 12, 2004, the Board of Directors of BSI adopted a written Code of Ethics designed to deter wrongdoing and promote honest and ethical conduct, full, fair and accurate disclosure, compliance with laws, prompt internal reporting and accountability to adherence to the Code of Ethics. The Code of Ethics is attached hereto as an exhibit to this report.

ITEM 10. EXECUTIVE COMPENSATION

The following table sets forth, for the fiscal year ended December 31, 2004, 2003, 2002 and 2001 certain information regarding the compensation earned by BSI’s President (the “Named Executive Officer”), with respect to services rendered by him to BSI. No other officer of BSI has been paid or earned compensation in excess of $100,000 in any such fiscal year.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards	Securities Underlying Options/SARs	All Other Compensation
Jack Harper,	2004	$125,000	35,000	--	--	--	--
Chairman and	2003	$90,000	--	--	--	--	--
President	2002	$80,000	--	--	--	--	--

(1)	Mr. Harper was issued 2,500,000 shares in consideration for $2,500 and the forgiveness of accrued wages.

(2)	The 2004 bonus to Mr. Harper was in recognition of his financial support during the early days of BSI that resulted in personal debt.

Option / SAR Grants

BSI granted 3,097,500 stock options to directors, employees and consultants during the fiscal year ended December 31, 2004. No stock appreciation rights (“SARs”) were granted to these individuals during any year.

On October 24, 1996, BSI adopted a Stock Option Plan whereby the Board of Directors can issue both incentive and nonqualified options to directors, employees and consultants. Currently, there are no outstanding stock options issued under the plan.

Compensation Of Directors

During the year 2003, BSI did not pay its directors any remuneration; however, BSI periodically reimburses its directors for out-of-pocket expenses they incur in fulfillment of their duties as directors of BSI. In 2004, BSI paid the following remuneration to its directors: (i) on March 12, 2004, BSI issued Mr. Kirk 250,000 options at a strike price of $0.11 per share, all of which vested on the date of the grant; and (ii) on July 15, 2004, BSI issued Mr. Nann 250,000 options at a strike price of $0.089 per share, 50,000 of which vested on the date of the grant, and the remaining 200,000 vests 50,000 per year for so long as he remains a member of the Board of Directors. All of the options issued to Messrs. Kirk and Nann have a five year term.

Employment Contracts, Termination of Employment, and Change-in-Control Arrangements

BSI presently has an oral employment contract with Jack Harper. The employment agreement provides for an annual salary of $125,000 per year, as well as group life, health, dental and disability insurance. The employment agreement is for an indefinite period, but is terminable at will.

Committees of the Board of Directors

Currently, BSI does not have an executive, audit or any standing committees of the Board of Directors.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect of the beneficial ownership as of March 1, 2005 for each officer and director of BSI and for each person who is known to BSI to be the beneficial owner of more than 5% of BSI’s common stock.

Security Ownership of Certain Beneficial Owners and Management

Title of Class	Name and Address of Beneficial Owner	Amount and nature of Beneficial Ownership	Percentage of Class(1)

Common	Jack Harper	10,403,102	10.70%
	12600 West Colfax Ave. Suite B410
	Lakewood, Colorado 80215

Common	Richard Kirk	4,601,340	4.73%
	12600 West Colfax Ave. Suite B410
	Lakewood, Colorado 80215

Common	Bernhard Nann	50,000	*
	12600 West Colfax Ave. Suite B410
	Lakewood, CO 80215

	All Officers And Directors As A Group (3) Persons	15,054,442	15.48%

Common	Cornell Capital Partners, L.P.	0	8.68%
	101 Hudson Street, Suite 3606
	Jersey City, NJ 07302

*	Less than 1%.

(1)
Applicable percentage of ownership is based on 99,273,157 shares of common stock outstanding as of March 11, 2005 for each stockholder. Beneficial ownership is determined in accordance within the rules of the SEC and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of March 1, 2005 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

23

Securities Authorized For Issuance Under Equity Compensation Plan

The following table sets forth the securities that have been authorized under equity compensation plans as of December 31, 2004.

	Number of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights	Weighted-Average Exercise price Of Outstanding Options, Warrants And Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	--	--	--
Equity compensation plans not approved by security holders	--	--	--
TOTAL	--	--	--

ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the past two years, BSI has not entered into a transaction with a value in excess of $60,000 with a director, officer or beneficial owner of 5% or more of BSI’s common stock, except as disclosed in the following paragraphs.

Stock Issued to an Officer and Employee. On September 11, 2001, BSI issued 2,500,000 shares of common stock to Jack Harper, President and a Director of BSI, for $2,500.00 at $0.001 per share and forgiveness of $59,643 accrued wages. Also in 2001, BSI issued 212,045 shares of common stock to Robert B. Lumen for $212.05 at $0.001 per share. When the foregoing shares were issued, BSI was insolvent with negative working capital, and unable to pay salaries to employees. In engaging in the foregoing transactions, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transactions involved private offerings of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the employees were either accredited or unaccredited but sophisticated investors, and the employees represented to BSI that they were acquiring the securities for investment purposes and for their own accounts, and not with an eye toward further distribution. With regard to the unaccredited investor, Mr. Lumen, all information required to be delivered to him concerning BSI, including audited financial statements, was in fact delivered to him.

Loans by Director. From March 30, 2000 through December 31, 2001, Richard A. Kirk, director of BSI, had loaned $259,000 to BSI, all with annual interest at 10% (accrued interest at March 31, 2002 was $19,935). Of the total debt, $64,000 plus interest is currently due, and $195,000 is due when BSI has received cumulative funding of $3 million. In December 2002, BSI issued 301,104 restricted shares of common stock to Mr. Kirk, for his cancellation of $301,104 of debt (principal and all interest) owed to him by BSI. In engaging in the foregoing transaction, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transaction involved a private offering of BSI’s restricted securities, BSI did not make a public offering or sale of its securities, Mr. Kirk was an accredited investor, and he represented to BSI that he was acquiring the securities for investment purposes and for his own account, and not with an eye toward further distribution.

24

ITEM 13. EXHIBITS AND REPORTS ON FORM 8-K

(a) Exhibits:

Exhibit No.	Description	Location
2.1	Agreement and Plan of Merger, dated August 7, 2000, between Calipso and Knowledge Foundations, Inc.	Incorporated by reference to Exhibit 2(1) to the Current Report on Form 8-K filed on September 27, 2000 to
2.2	Merger Agreement, dated April 23, 2002, between BSI2000, Inc., Knowledge Foundations, Inc. and KFI, Inc.	Incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed on May 9, 2002
2.3	First Amendment to Merger Agreement dated August 8, 2002, between BSI2000, Inc., KFI, Inc. and Knowledge Foundations, Inc.	Incorporated by reference to Form S-4 filed on August 13, 2002
2.4	Separation and Distribution Agreement by and among Knowledge Foundations, Inc., Cyber Knowledge, Inc. and CKI Group	Incorporated by reference to Form S-4 filed on August 13, 2002
2.5	Second Amendment to Merger Agreement dated November 20, 2002 between BSI2000, Inc., KFI, Inc. and Knowledge Foundations, Inc.	Incorporated by reference to Form S-4/A1 filed on November 27, 2002
3.1	Certificate of Incorporation of Knowledge Foundations, Inc. filed on May 31, 1994	Incorporated by reference to Form 10-SB filed on November 24, 1999
3.2	Certificate of Amendment of Certificate of Incorporation re: 36:1 forward split	Incorporated by reference to Exhibit 3(i)(a) to the Current Report on Form 8-K filed on September 27, 2000
3.3	Certificate of Amendment of Certificate of Incorporation re: 35:1 forward split	Incorporated by reference to Exhibit 3(i)(b) to the Current Report on Form 8-K filed on September 27, 2000
3.4	Certificate of Amendment of Certificate of Incorporation re: increase in authorized shares	Incorporated by reference to Exhibit 3(i)(c) to the Current Report on Form 8-K filed on September 27, 2000
3.5	Certificate of Amendment of Certificate of incorporation re: name change	Incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed on April 8, 2003
3.6	Bylaws of Knowledge Foundations, Inc.	Incorporated by reference to Form 10-SB filed on November 24, 1999
3.7	Certificate of Merger, dated August 17, 2000, filed with the Secretary of State of Delaware	Incorporated by reference to Exhibit 3(i) to the Current Report on Form 8-K filed on September 27, 2000
10.1	Stock Repurchase Agreement dated September 18, 2002 between Calipso and Wrights & Bleers and Ocean Way Investments, Ltd.	Incorporated by reference to Exhibit 4(a) to the Current Report on Form 8-K filed on September 27, 2000
10.2	Lock Up Agreement dated September 18, 2000 between Calipso and Wright & Bleers and Ocean Way Investments, Ltd.	Incorporated by reference to Exhibit 4(b) to the Current Report on Form 8-K filed on September 27, 2000
10.3	License and Royalty Agreement dated April 6, 2000 between Richard L. Ballard and Janet J. Pettitt and Knowledge Foundations Inc.	Incorporated by reference to Exhibit 10(1) to the Current Report on Form 8-K filed on September 27, 2000
10.4	Employment Contract of Michael W. Dochterman dated May 1, 2000	Incorporated by reference to Exhibit 10(2) to the Current Report on Form 8-K filed on September 27, 2000

25

10.5	Employment Contract of Robert A. Dietrich dated May 1, 2000	Incorporated by reference to Exhibit 10(3) to the Current Report on Form 8-K filed on September 27, 2000
10.6	Strategic Alliance Agreement dated May 4, 2000 between BSI2000, Inc. and Drug Intervention Services of America, Inc.	Incorporated by reference to Exhibit 10.4 to Form S-4 filed on August 13, 2002
10.7	Office Lease by and between BSI2000, Inc. and Golden Hill Partnership, dated as of January 24, 2001.	Incorporated by reference to Exhibit 10.7 to Form SB-2 filed on November 4, 2003.
10.8	Strategic Alliance Agreement dated May 7, 2001 between BSI2000, Inc. and L.C. Sistemia	Incorporated by reference to Exhibit 10.5 to Form S-4 filed on August 13, 2002
10.9	Agreement to replace options with common stock dated September 11, 2001 between BSI2000, Inc. and Jack Harper and Bryan Luman	Incorporated by reference to Exhibit 10.8 to Form S-4 filed on August 13, 2002
10.10	Certificate of LaserCard Systems Corporation Issued to BSI2000, Inc. dated April 28, 2002	Incorporated by reference to Exhibit 10.10 to Form SB-2 filed on November 4, 2003.
10.11	Strategic Alliance Agreement between Titan Secure Systems and BSI2000, Inc. dated July 25, 2002	Incorporated by reference to Exhibit 10.9 to Form S-4/A1 filed on November 27, 2002
10.12	Teaming Agreement between Science Applications International Corporation and BSI2000, Inc. dated August 20, 2002	Incorporated by reference to Exhibit 10.10 to Form S-4/A1 filed on November 27, 2002
10.13	Solicitation/Contract/Order for Commercial Items dated September 2, 2002, issued by U.S. Immigration and Naturalization Service with BSI2000, Inc. as Contractor/Offeror 21	Incorporated by reference to Exhibit 10.11 to Form S-4/A1 filed on November 27, 2002
10.14	Form of Lock-Up Agreement between certain shareholders of BSI2000, Inc. and Knowledge Foundations, Inc.	Incorporated by reference to Exhibit 4(c) to Form S-4/A3 filed on January 29, 2003
10.15	Securities Purchase Agreement dated July 7, 2003 among the Registrant and the Buyers	Incorporated by reference to Exhibit 10.15 to Form SB-2 filed on November 4, 2003
10.16	Escrow Agreement dated July 7, 2003 among the Registrant, the Buyers, and Law Offices of Eric S. Hutner & Associates	Incorporated by reference to Exhibit 10.16 to Form SB-2 filed on November 4, 2003
10.17	Debenture Agreement Dated July 7, 2003 between the Registrant and Cornell Capital Partners LP	Incorporated by reference to Exhibit 10.17 to Form SB-2 filed on November 4, 2003
10.18	Investor Registration Rights Agreement dated July 7, 2003 between the Registrant and the Investors	Incorporated by reference to Exhibit 10.18 to Form SB-2 filed on November 4, 2003
10.19	Equity Line of Credit Agreement dated October 31, 2003 between the Registrant and Cornell Capital Partners LP	Incorporated by reference to Exhibit 10.19 to Form SB-2 filed on November 4, 2003
10.20	Registration Rights Agreement dated October 31, 2003 between the Registrant and Cornell Capital Partners, LP	Incorporated by reference to Exhibit 10.20 to Form SB-2 filed on November 4, 2003
10.21	Escrow Agreement dated October 31, 2003 among the Registrant, Cornell Capital Partners, LP, Law Offices of Eric S. Hutner & Associates	Incorporated by reference to Exhibit 10.21 to Form SB-2 filed on November 4, 2003

26

10.22	Placement Agent Agreement dated October 31, 2003 among the Registrant, Newbridge Securities Corporation and Cornell Capital Partners LP	Incorporated by reference to Exhibit 10.22 to Form SB-2 filed on November 4, 2003
14.1	Code of Ethics	Provided herewith
23.1	Consent of Independent Registered Public Accounting Firm	Provided herewith
31.1	Certification by Chief Executive Officer and Chief Financial Officer pursuant to 15 U.S.C. Section 7241, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.	Provided herewith.
32.1	Certification by Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002	Provided herewith

(b) Reports on Form 8-K:

The Registrant filed no reports on Form 8-K during the fourth quarter of fiscal year 2004.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

BSI incurred fees to Ehrhardt Keefe Steiner & Hottman PC of $54,943 for auditing work, services related to the SEC Registration Statement on Form SB-2, review of various other SEC filings, and quarterly reviews on SEC Forms 10-QSB, as well as $3,200 for income tax preparation services. Ehrhardt Keefe Steiner & Hottman PC has provided no other services to BSI other than the foregoing.

27

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant caused this report to be signed on behalf by the undersigned, thereunto duly authorized.

Date: September 1, 2005	BSI2000, INC.

	By:	/s/ Jack Harper
Jack Harper,
President, Chief Executive Officer, Interim Chief Financial Officer, Principal Executive Officer, Principal Accounting Officer, and Director

In accordance with the Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Date: September 1, 2005	/s/ Jack Harper
Jack Harper, Director

Date: September 1, 2005	/s/ Richard Kirk
Richard Kirk, Director

Date: September 1, 2005	/s/ John D. Woods
John D. Woods, Director

28

BSI2000TM
(A Development Stage Company)

Consolidated Financial Statements
and
Independent Auditors’ Report

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
BSI 2000, Inc.
Denver, Colorado

We have audited the accompanying consolidated balance sheet of BSI 2000, Inc. and subsidiary (A Development Stage Company) (the Company) as of December 31, 2004, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2004 and 2003 and for the cumulative period from Inception (July 30, 1993) through December 31, 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards of The Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BSI 2000, Inc. and subsidiary as of December 31, 2004, and the results of their operations and their cash flows for the years ended December 31, 2004 and 2003 and for the cumulative period from Inception (July 30, 1993) through December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 10, the accompanying 2004 consolidated balance sheet, consolidated statement of operations, consolidated statement of change in stockholders’ equity (deficit), and consolidated statement of cash flows have been restated.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has experienced circumstances, which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Ehrhardt Keefe Steiner & Hottman PC
March 11, 2005, except for Note 10, as to which the date is August 29, 2005
Denver, Colorado

BSI 2000, INC.
(A Development Stage Company)
Consolidated Balance Sheet
December 31, 2004

Assets
Current assets
Cash and cash equivalents	$893,387
Inventories	50,370
Other	3,432
Total current assets	947,189

Property and equipment, net	44,125
Intangible assets, net	182,966
Other long-term assets	4,232
Total assets	$1,178,512

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$184,269
Accrued liabilities	27,331
Deferred revenue, current portion	6,375
Convertible notes payable, current portion	470,833
Total current liabilities	688,808

Deferred revenue, long-term portion	13,208
Convertible notes payable, less current portion	658,489
Liability for derivative instruments	707,267

Commitments and contingencies

Stockholders’ deficit
Preferred stock, $.001 par value, 20,000,000 shares authorized, no shares issued and outstanding	--
Common stock, $.001 par value, 200,000,000 shares authorized, 90,891,798 shares issued and outstanding	90,892
Additional paid-in capital	6,451,521
Accumulated deficit	(7,431,673)
Total stockholders’ deficit	(889,260)
Total liabilities and stockholders’ deficit	$1,178,512

See notes to consolidated financial statements.

BSI 2000, INC.
(A Development Stage Company)
Consolidated Statements of Operations

	For the Years Ended		Inception (July 30, 1993) through
	December 31,		December 31,
	2004	2003	2004

Revenues	$5,918	$34,440	$101,648
Cost of goods sold	--	67,986	67,986
Gross (loss) profit	5,918	(33,546)	33,662

Operating expenses
Selling expenses	367,807	275,098	1,406,780
General and administrative	1,048,073	760,270	3,632,515
Stock based compensation expense	--	--	253,741
Research and development	542,635	446,605	1,903,524
Total operating expenses	1,958,515	1,481,973	7,196,560

Other (expense) income
Interest expense	(65,964)	(8,152)	(195,329)
Interest income	3	1,636	23,047
Financing costs	(163,030)	(46,943)	(209,973)
Other	30,204	--	113,480
Total other (expense) income	(198,787)	(53,459)	(268,775)

Net loss	$(2,151,384)	$(1,568,978)	$(7,431,673)

Basic and diluted weighted average common shares outstanding	72,506,696	41,412,101	13,384,466
Basic and diluted loss per common share	$(0.03)	$(0.04)	$(0.56)

See notes to consolidated financial statements.

BSI 2000, INC.
(A Development Stage Company)
Consolidated Statement of Changes in Stockholders’ Equity (Deficit)
For the Years Ended December 31, 2004 and 2003 and
For the Period from Inception (July 30, 1993) to December 31, 2004

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit During the Development Stage	Total Stockholders’ Equity (Deficit)
Balance at Inception - July 30, 1993	--	$-	$--	$--	$--
Stock issued to founders for cash during the period ended December 31, 1993	19,580	85,000	--	--	85,000
Stock issued for cash during the year ended December 31, 1993	2,701	57,500	--	--	57,500
Stock issued to founders for services during the period ended December 31, 1993	33,812	146,793	--	--	146,793
Stock issued for cash during the year ended December 31, 1994	12,904	65,000	--	--	65,000
Stock issued for cash during the year ended December 31, 1995	224,672	118,763	--	--	118,763
Stock issued for cash during the year ended December 31, 1996	616,989	227,872	--	--	227,872
Stock issued for cash during the year ended December 31, 1997	225,766	144,612	--	--	144,612
Stock issued for cash during the year ended December 31, 1998	831,118	788,309	--	--	788,309
Stock issued for cash during the year ended December 31, 1999	583,767	364,854	--	--	364,854
Stock issued for cash during the year ended December 31, 2000	195,369	122,106	--	--	122,106
Net loss from Inception	--	--	--	(2,398,997)	(2,398,997)
Balance - December 31, 2000	2,746,678	2,120,809	--	(2,398,997)	(278,188)
Stock issued for cash	46,600	29,125	--	--	29,125
Stock issued to officer for services	2,500,000	56,736	--	--	56,736
Stock issued for services to an employee	212,045	212	--	--	212
Net income	--	--	--	(338,679)	(338,679)
Balance - December 31, 2001	5,505,323	2,206,882	--	(2,737,676)	(530,794)
Stock issued for debt conversion	1,159,426	865,375	--	--	865,375
Stock issued for cash	1,082,651	889,200	--	--	889,200
Stock issued for services to finders of private placement offering in June 2002 at $.01 per share, net of expense	300,000	--	--	--	--
Stock issued for services	25,000	25,500	--	--	25,500
Stock based compensation expense	580,000	50,000	--	--	50,000
Net loss	--	--	--	(973,635)	(973,635)
Balance - December 31, 2002	8,652,400	4,036,957	--	(3,711,311)	325,646
Stock issued for cash	1,134,500	135,500	249,000	--	384,500
Stock issued for equity line of credit commitment and placement fees	1,910,714	1,911	(1,911)	--	--
Stock issued for convertible note payable fees	500,000	500	(500)	--	--
Issuance of stock in connection with reverse acquisition	41,363,488	(4,121,307)	4,121,307	--	--
Stock issued for debt conversion	390,625	391	49,609	--	50,000
Net loss	--	--	--	(1,568,978)	(1,568,978)
Balance December 31, 2003	53,951,727	53,952	4,417,505	(5,280,289)	(808,832)
Stock issued for debt conversion	35,949,972	35,950	2,454,579	--	2,490,529
Stock issued for cash	990,099	990	46,510	--	47,500
Intrinsic value of convertible debt	-	-	250,000	-	250,000
Liability for derivative instruments	-	-	(737,221)		(737,221)
Warrants issued to consultants	--	--	20,148	--	20,148
Net loss	--	--	--	(2,151,384)	(2,151,384)
Balance December 31, 2004	90,891,798	$90,892	$6,451,521	$(7,431,673)	$(889,260)

See notes to consolidated financial statements.

BSI 2000, INC.
(A Development Stage Company)
Consolidated Statements of Cash Flows

	For the Years Ended		Inception (July 30, 1993) to
	December 31,		December 31,
	2004	2003	2004

Cash flows from operating activities
Net loss	$(2,151,384)	$(1,568,978)	$(7,431,673)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization expense	19,152	27,128	123,313
Gain on forgiveness of debt	--	--	(65,485)
Gain on disposal of fixed assets	(250)	--	(250)
Change in derivative liability	(29,954)	--	(29,954)
Stock based compensation	20,148	--	273,889
Non-cash interest expense	12,100	--	12.100
Changes in assets and liabilities
Inventories	(15,009)	(8,237)	(50,370)
Other current assets	(3,432)	4,257	(3,432)
Other long-term assets	--	--	(4,232)
Accounts payable	(11,868)	186,890	238,332
Deferred revenue	19,583	--	19,583
Accrued liabilities	1,533	19,306	80,880
	12,003	229,344	594,374
Net cash used in operating activities	(2,139,381)	(1,339,634)	(6,837,299)

Cash flows from investing activities
Redemption of certificates of deposit	--	--	35,000
Purchase of certificate of deposit	--	--	(35,000)
Proceeds from fixed asset disposals	250	250	250
Purchase of fixed assets	(10,755)	(10,533)	(118,882)
Patent application	(120,585)	(54,343)	(183,168)
Net cash used in investing activities	(131,090)	(64,876)	(301,800)

Cash flows from financing activities
Proceeds from issuance of common stock	47,500	384,500	3,324,341
Proceeds from long-term debt	--	--	919,500
Net proceeds from convertible notes payable	2,990,808	916,943	3,907,751
Repayment on long-term debt	--	--	(81,516)
Repayment on capital lease obligation	--	--	(37,590)
Net cash provided by financing activities	3,038,308	1,301,443	8,032,486

Net (decrease) increase in cash and cash equivalents	767,837	(103,067)	893,387
Cash and cash equivalents - beginning of year	125,550	228,617	--
Cash and cash equivalents - end of year	$893,387	$125,550	$893,387

(Continued on following page.)

See notes to consolidated financial statements.

BSI 2000, INC.
(A Development Stage Company)
Consolidated Statements of Cash Flows

(Continued from previous page.)

Supplemental disclosure of cash flow information:

Cash paid for interest during the years ended December 31, 2004 and 2003 was $0 and $0, respectively. Cash paid for interest expense from Inception (July 30, 1993) through December 31, 2004 was $68,164.

Supplemental disclosure of non-cash activity:

During the year ended December 31, 2004, the Company issued 250,000 warrants to a consultant valued at $20,148.

During the year ended December 31, 2004, the Company effectively repaid $2,290,529 of notes payable and accrued interest pursuant to draw-downs under the Equity Line and converted $200,000 of convertible debentures into 3,009,558 shares of common stock.

During the year ended December 31, 2004, the Company issued notes payable to a third party with intrinsic value to the holder on the amount of $250,000.

During the year ended December 31, 2004, the Company issued convertible debentures with conversion features. The change in fair value of the conversion features from the date of issuance was valued at $29,954. In addition, $12,100 of accretion on the intrinsic value of the beneficial conversion features of the convertible debentures was recognized.

During the year ended December 31, 2003, the Company converted $50,000 of convertible debentures into 390,625 shares of common stock.

Effective March 31, 2003, the Company entered into a merger agreement, which has been accounted for as a reverse acquisition. No assets were acquired. As a result of the merger, there was an increase of 41,363,488 shares of common stock outstanding in the surviving company.

As part of the merger, the Company assumed an existing liability of $56,825, which has been funded through a note receivable from shareholders of the Company.

During the year ended December 31, 2002, the Company converted $812,326 of notes payable and $53,049 of accrued interest into 1,159,426 shares of common stock.

During the year ended December 31, 2002, the Company converted $25,500 of accounts payable and accrued liabilities into 25,000 shares of common stock.

During the year ended December 31, 2001, the Company converted accrued wages totaling $56,736 into 2,500,000 shares of common stock.

During the year ended December 31, 1999, the Company converted $29,063 from accounts payable to notes payable.

In September 1998, the Company obtained fixed assets totaling $37,590 through a capital lease. In addition, the Company financed leasehold improvements in the amount of $16,000 through a note payable.

BSI 2000, INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies

BSI 2000, Inc. was formed on July 30, 1993 and is a value-added reseller (“VAR”) of LaserCard’s® optical cards and optical card readers. As a VAR, BSI 2000, Inc. develops proprietary hardware and software adapting LaserCard’s® optical card technology for specific applications. BSI 2000 Inc.’s products are designed as turnkey solutions for identified commercial and governmental card-based information needs.

BSI 2000, Inc. is a development stage company that has not had any significant revenue since inception. There is no assurance that the Company will generate significant revenue or earn a profit in the future.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of BSI 2000, Inc. and its subsidiary, BSI Operating, Inc. (the Company). All intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. As of the balance sheet date, and periodically throughout the year, the Company’s cash and cash equivalents exceed federally insured limits.

Inventories

Inventories consist of raw materials and are stated at the lower of cost or market, determined using the first-in, first-out method (FIFO).

Property and Equipment

Property and equipment is stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets of 5 to 7 years. Leasehold improvements are amortized over a 5 1/2 year period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in compliance with SAB 104, “Revenue Recognition in Financial Statements.” Revenue is recognized when an order has been placed by the customer, the product has been shipped and collectibility is reasonably assured. Prices of the products are determined prior to entering into a purchase agreement. From inception through December 31, 2004, revenues earned represented sales to distributors of demonstration units of the Company’s products.

Transaction based revenue is recognized as transactions are completed and are billed monthly based on service agreement rates in effect.

Distribution rights revenue is recognized ratable over the life of each underlying distribution agreement.

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Intangible Assets

Intangibles include trademarks and patents, which are recorded at cost. These patents are awaiting approval from the U.S. Patent office. Once accepted, the Company will begin amortization over the life of the patent. If patents are not awarded, the related costs will be expensed.

Income Taxes

The Company recognizes deferred tax liabilities and assets based on the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years.

Advertising Costs

The Company expenses advertising costs as incurred.

Software and Research and Development Costs

Expenditures made for research and development are charged to expense as incurred.

Costs incurred to date for the development of the Company’s products have been charged to expense as incurred. Future costs may be capitalized to the extent they meet the requirements of SFAS No. 86 “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed.”

Basic and Diluted Earnings Per Common Share

Basic earnings per share are computed by dividing net income by the number of weighted average common shares outstanding during the year. Diluted earnings per share is computed by dividing net income by the number of weighted average common shares outstanding during the year, including potential common shares, which consisted of warrants, options and convertible debt.

Stock-Based Compensation

During the year ended December 31, 2004, the Company has issued options to employees to purchase 3,387,500 shares of common stock at an exercise prices ranging from $.04 to $0.11. Of the 3,387,500 options issued during 2004, 1,127,500 were vested at the date of grant with the remainder vesting in 2005 through 2007.

The Company accounts for stock-based compensation in accordance with Accounting Principles Board Opinion (“APB”) No. 25 and has adopted the disclosure-only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation.” Accordingly, no compensation cost has been recognized for awards under the stock option plan as the exercise prices equaled or exceeded their fair value of the underlying stock as determined by the Board of Directors. Had compensation cost for the Company’s options issued to employees been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, as amended by SFAS No. 148, the Company’s net loss would have been changed to the pro forma amount indicated below at December 31, 2004:

Net loss - as reported	$(2,151,384)
Deduct recorded employee compensation expense	--
Add fair value of employee compensation expense	(86,899)
Net loss - pro forma	$(2,238,283)
Net loss per share-pro forma	$(0.03)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used at December 31, 2004:

Approximate risk free rate	4.25%
Average expected life	5 years
Dividend yield	0%
Weighted Average Volatility	85.28%
Estimated fair value of total options granted	$230,575

During February 2004, the Company granted warrants to purchase 250,000 shares of common stock to a consulting firm. The warrants are exercisable at $.12 per share for a period of five years, and were fully vested on May 31, 2004. The warrants have been valued at $20,148 using the Black-Scholes option pricing model with the following weighted-average assumptions used at December 31, 2004:

Approximate risk free rate	4.25%
Average expected life	5 years
Dividend yield	0%
Volatility	80.85%
Estimated fair value of total options granted	$20,148

The value of the warrants has been included in general and administrative expenses as of December 31, 2004.

Recently Issued Accounting Pronouncements

In April 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statement No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” This statement provides guidance on the classification of gains and losses from the extinguishment of debt and on the accounting for certain specified lease transactions. The Company adopted SFAS No. 145 January 1, 2003. Adoption of SFAS No. 145 did not have a material impact on the Company.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” (effective January 1, 2003) which replaces Emerging Issues Task Force (EITF) Issue No. 94-3 “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred and states that an entity’s commitment to an exit plan, by itself, does not create a present obligation that meets the definition of a liability. SFAS No. 146 also establishes that fair value is the objective for initial measurement of the liability. The Company adopted this statement on January 1, 2003; adoption did not have an effect on results of operations and financial position.

In October 2002, the FASB issued SFAS No. 147 “Acquisitions of Certain Financial Institutions.” SFAS No. 147 amends FASB Statements No. 72 and 144 and FASB Interpretations No. 9. Adoption of SFAS No. 147 did not have a material impact on the Company.

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (the Interpretation), which addresses the disclosure to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees. The Interpretation also requires the recognition of a liability by a guarantor at the inception of certain guarantees. The Interpretation requires the guarantor to recognize a liability for the non-contingent component of the guarantee, this is the obligation to stand ready to perform in the event that specified triggering events or conditions occur. The initial measurement of this liability is the fair value of the guarantee at inception. The recognition of the liability is required even if it is not probable that payments will be required under the guarantee or if the guarantee was issued with a premium payment or as part of a transaction with multiple elements. The Company adopted the disclosure provisions of the Interpretation beginning with its fiscal 2003 consolidated financial statements, and will apply the recognition and measurement provisions for all guarantees entered into or modified after December 31, 2002. However, the Company is not a guarantor of indebtedness of others.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure.” This statement amends FASB Statement No. 123 “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. This statement also amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The provisions of this statement relating to alternative transition methods and annual disclosure requirements are effective for the year ended December 31, 2002. The transitional provisions did not have an impact on the Company’s financial statements as it has elected to retain the intrinsic value method.

The provisions relating to annual and interim disclosures have changed the manner in which the Company discloses information regarding stock-based compensation.

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, “Consolidation of Variable Interest Entities” (FIN No. 46)”. This interpretation clarifies existing accounting principles related to the preparation of consolidated financial statements when the equity investors in an entity do not have the characteristics of a controlling financial interest or when the equity at risk is not sufficient for the entity to finance its activities without additional subordinated financial support from other parties. FIN No. 46 requires a company to evaluate all existing arrangements to identify situations where a company has a “variable interest” (commonly evidenced by a guarantee arrangement or other commitment to provide financial support) in a “variable interest entity” (commonly a thinly capitalized entity) and further determine when such variable interests require a company to consolidate the variable interest entities’ financial statement with its own. The Company is required to perform this assessment by December 31, 2003 and consolidate any variable interest entities for which it will absorb a majority of the entities’ expected losses or receive a majority of the expected residual gains. Management has not yet performed this assessment, however it does not have any variable interest entities as of December 31, 2004.

In April 2003, FASB issued SFAS No. 149, “Accounting for Derivative Instruments and Hedging Activities,” which is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. This statement amends and clarifies financial accounting and reporting for derivative instruments including certain instruments embedded in other contracts and for hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” The Company has not entered into any transactions of this type.

In May 2003, FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,” which is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after September 15, 2003. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The adoption of this standard is not expected to have a material impact on the Company’s financial statements.

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

In December 2004, the FASB issued SFAS No. 123 (revised), Share-Based Payment, which supersedes Accounting Principles Board (“APB”) No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. Under SFAS No. 123 (revised), all share-based payments would be treated as other forms of compensation by recognizing the costs, generally measured as the fair value at the date of grant, in the income statement. The Company will adopt, as required, SFAS No. 123 (revised) for its fiscal year beginning January 1, 2006. Management expects that the impact of the adoption of SFAS No. 123 (revised) will be that the share-based payment expense amounts historically disclosed as required by SFAS No. 123 will now be recognized as an expense on the statement of operations.

Note 2 - Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. The Company has experienced losses since inception (July 30, 1993) through December 31, 2004 of $7,431,673. The Company has working capital deficit of $448,886 and stockholder’s deficit of $889,260 as of December 31, 2004 and used cash of $2,139,381 in its 2004 operations.

The extended period over which losses have been experienced is principally attributable to two factors, lack of capital and the type of potential customers. Lack of capital has prevented the Company from quickly developing and aggressively marketing its products. In addition, most of the Company’s potential customers are large corporations or governments. Adopting the Company’s products will in many cases require changing the way business is done.

The Company has made advances in the sales process with several potentially large customers. Although there are no assurances that the Company will be successful, in order to fund activities until positive operating cash flow can be achieved, the Company has implemented the plan described below.

During the first quarter of 2003, the Company signed an agreement to merge with a small public company (Note 3). The transaction was a reverse acquisition with the Company as the accounting acquirer. The Company became a wholly owned subsidiary of the public company, the Company’s shareholders became the majority shareholders of the public company, and the public company will changed its name to “BSI2000, Inc.”

On October 31, 2003, the Company entered into an Equity Line of Credit Agreement with Cornell Capital Partners, LP (Cornell). Under this agreement, the Company may issue and sell to Cornell common stock for a total purchase price of up to $15 million (Note 5).

On October 8, 2004 through January 20, 2005 the company issued a $1,250,000 convertible debenture to Cornell Capital Partners, LP. (See note 5).

The Company expects that the capital raised in the transactions described above will be sufficient to fund the Company’s activities until positive operating cash flow is achieved

Note 3 - Reverse Acquisition

On March 31, 2003 the reverse triangular merger between the Company and Knowledge Foundation, Inc. closed. As a result of the closing BSI2000, Inc. became a 100% owned subsidiary of Knowledge Foundations, Inc. Also as result of the closing Knowledge Foundations, Inc.’s name changed to BSI2000, Inc. (“new BSI”) and BSI2000, Inc.’s name changed to BSI Operating, Inc. (“old BSI”).

Immediately prior to the closing all of Knowledge Foundation, Inc.’s assets and all but $56,825 of its liabilities (see below) were spun-off to certain of its shareholders in exchange for 34,105,900 shares of common stock, which were then canceled. After the spin-off 5,027,818 shares of Knowledge Foundations, Inc. common stock (“new BSI stock”) remained outstanding.

Note 3 - Reverse Acquisition (continued)

Knowledge Foundations, Inc. (“new BSI”) acquired BSI2000, Inc. (“old BSI”) by issuing 45,122,570 of its common shares (“new BSI stock”) to stockholders of BSI2000, Inc. (“old BSI”) in exchange for 100% of the outstanding 8,786,900 common shares of BSI2000, Inc. (“old BSI stock”).

For financial reporting purposes the transaction has been accounted for as a re-capitalization of the Company. Accordingly the net increase in the outstanding shares of 41,363,488 resulting from the above transactions has been reflected in the financial statements as shares issued in connection with the re-capitalization of the Company. In recording the re-capitalization transaction $4,121,307 has been reclassified from common stock to additional paid in capital.

As a result of the accounting method adopted to record the merger, for financial reporting purposes the historical financial statements of the Company, and only the historical financial statements of the Company, have become the historical financial statements of the continuing entity. Historical financial statements of Knowledge Foundation, Inc. are not presented.

The terms of the merger agreement between the Company and Knowledge Foundations, Inc. provided that the liabilities of Knowledge Foundation, Inc. at the closing would not exceed $15,000. However, at the closing Knowledge Foundations, Inc. had a note payable and accrued interest outstanding in the amount of $56,825. In order to off set this liability certain shareholders of Knowledge Foundations Inc. executed a note payable to the Company in the amount of $56,825. The Knowledge Foundation, Inc. note and accrued interest have been recorded as a reduction of additional paid in capital. The note receivable from the Knowledge Foundation, Inc. stockholders has been recorded as an increase to additional paid in capital.

Note 4 - Furniture and Fixtures

Property and equipment consist of the following at December 31, 2004:

Leasehold improvements	$18,744
Software	7,919
Equipment	103,091
Furniture	36,588
166,342
Less accumulated depreciation	(122,217)
$44,125

Note 5 - Convertible Debt

On October 31, 2003, the Company entered into an Equity Line of Credit Agreement with Cornell. Under this agreement, the Company may issue and sell to Cornell common stock for a total purchase price of up to $15.0 million. Subject to certain conditions, the Company is entitled to commence drawing down on the Equity Line of Credit effective on December 9, 2003, the effective date of the registration statement filed with The Securities and Exchange commission, and will continue for two years thereafter. The purchase price for the shares will be equal to 99% of, or a 1% discount to, the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $210,000, with no advance occurring within seven trading days of a prior advance. Cornell received 1,875,000 shares of the Company’s common stock as a one-time commitment fee and is entitled to retain a fee of 4.0% of each advance. In addition, the Company entered into a placement agent agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the placement agent agreement, the Company paid a one-time placement agent fee of 35,714 shares of common stock equal to approximately $10,000 based on the Company’s stock price on July 7, 2003, the date the Company agreed to engage the placement agent.

Note 5 - Convertible Debt (continued)

On October 7, 2004, the Company issued a 5% convertible debenture in the amount of $500,000 to Cornell Capital Partners, LP (“Cornell”) that is due October 7, 2007. On December 10, 2004, the Company issued a 5% convertible debenture in the amount of $500,000 to Cornell Capital Partners, LP (“Cornell”) that is due December 10, 2007. On January 19, 2005, the Company issued a 5% convertible debenture in the amount of $250,000 to Cornell Capital Partners, LP (“Cornell”) that is due January 19, 2008. The debentures are convertible into the Company’s common stock at either the fixed price of 120% of the Volume Weighted Average price on the closing date (October 7, 2007, December 10, 2007 and January 20, 2008, respectively) or 80% of the average of the three (3) lowest daily Volume Weighted Average Price, as reported by Bloomberg, L.P., of the Company’s common stock for the five (5) trading days immediately preceding the conversion date (date on which the Company receives a notice of conversion from Cornell). The debentures will automatically convert into the Company’s common stock on the third anniversary of issuance. The Company has the right to redeem the debentures with three (3) days advance notice any or all of the outstanding debenture amount at its sole discretion.

The redemption price shall be 120% of the face amount redeem plus accrued interest. Once the redemption notice has been given, Cornell may continue to convert the remaining outstanding debenture.

Cornell has the option to convert the debenture on the same day as issuance. As a result of this conversion feature, Cornell has been provided intrinsic value that has been calculated as the difference between the price of the Company’s common stock on the date of issuance, as compared to the discounted conversion price (or 80% of the stock price on the date of issuance). This intrinsic value has been multiplied by the number of shares that would be issued to Cornell upon conversion, which has resulted in a $125,000 intrinsic value for each debenture that was issued in 2004. The intrinsic value has been recorded as a discount on each convertible debenture in the accompanying consolidated balance sheet, and will be amortized over the term of each convertible debenture. A $12,100 charge to interest expense for the accretion of this intrinsic value has been included in interest expense in the accompanying consolidated statement of operations. . In accordance with EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and potentially Settled in, a Company’s Own Stock”, the conversion feature of each convertible debenture has been included as a long-term liability and were originally valued at fair value at the date of issuance. As a liability, the convertible features are revalued each period until and unless the debt is converted. During the year ended December 31, 2004, we recorded other income of $29,954 related to the change in fair value from the date of issuance of the debt to December 31, 2004. This amount is included as a component of other income in the accompanying consolidated statement of operations. If the debt is converted prior to maturity, the carrying value will be transferred to equity.

The Company received $500,000 on October 7, 2004, less a 10% fee of $50,000 and $10,000 for legal costs. The Company received $500,000 (net of 10% fee) on December 10, 2004 and $250,000 (net of 10% fee) on January 20, 2005.

In the event that the Company exercises it right of redemption as described above for either all or a portion of the outstanding debenture, Cornell shall receive for every $100,000 invested a warrant to purchase 50,000 shares of the Company’s common stock. The warrant will have “piggy-back” registration rights and will survive for two years from closing. The exercise price of the warrant shall be 120% of the volume weighted average price on the closing date

Convertible secured debentures and notes payable consist of the following at December 31, 2004:

Secured promissory note issued to Cornell, due on March 11, 2005 and secured by substantially all of Company’s non-cash assets. The note bears interest at 12% during its term, and bears a default rate of interest of 24% if the note is not paid when due. Discounts and fees paid to obtain the loan were $37,500, of which $29,167 is unamortized at December 31, 2004. Subsequent to December 31, 2004 and through March 11, 2005, the Company effectively repaid $300,000 of the note and accrued interest thereon pursuant to draw-downs under the Equity Line.	$500,000
Convertible secured debenture issued to Cornell, bearing interest at 5% and due on October 7, 2007. The debenture is convertible at Cornell’s option at any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price previously described. The Company has the right to redeem the debentures upon thirty days notice for 120% of the amount redeemed. Discounts and fees paid to obtain the loan were $60,000, of which $55,000 is unamortized at December 31, 2004. Accretion of intrinsic value of $9,703 related to the conversion feature of this note has been included as interest expense in the accompanying statement of operations for the year ended December 31, 2004.

500,000
Convertible secured promissory debenture issued to Cornell, bearing interest at 5% and due on December 10, 2007. The debenture is convertible at Cornell’s option at any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price previously described. The Company has the right to redeem the debentures upon thirty days notice for 120% of the amount redeemed. Discounts and fees paid to obtain the loan were $50,000, of which $48,611 is unamortized at December 31, 2004. Accretion of intrinsic value of $2,397 related to the conversion feature of this note has been included as interest expense in the accompanying statement of operations for the year ended December 31, 2004.

500,000

Fees and discounts	(370,678)
1,129,322
Less current portion	(470,833)
$658,489

Note 6 - Commitments and Contingencies

Litigation

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company.

Consulting Agreement

In September 2003, the Company entered into a consulting agreement for a term of six months. Under the term of the agreement, the Company paid a monthly fee of $3,500 for services performed. As of December 31, 2004, this agreement had been terminated.

In February 2004, the Company entered into a consulting agreement through July 31, 2004. The Company is obligated to pay $7,000 per month plus expenses for services performed. The Company granted five-year warrants to purchase 250,000 shares of the Company’s common stock at the closing price on February 1, 2004. Since August 1, 2004, this agreement has continued on a month to month basis.

Note 7 - Stockholders’ Equity

Stock Issued to Founders

During the period from Inception (July 30, 1993) through December 31, 1993, the Company issued shares of common stock to the founders for prior services at $4.34 per share, which was the value consistent with the cash sales of stock immediately preceding the issuance.

Stock Issued to an Officer and Employee

On September 11, 2001, BSI issued 2,500,000 shares of common stock to Jack Harper, president and director, for $2,500 ($0.001 per share) and forgiveness of accrued wages. Also in 2001, BSI issued 212,045 shares of common stock to Robert B. Lumen for $212 ($0.001 per share). When these shares were issued, BSI was insolvent with negative working capital, and unable to pay salaries to employees.

Note 7 - Stockholders’ Equity (continued)

Private Offerings

On September 13, 2004, the Company issued 990,099 shares of common stock under the Equity Line of Credit Agreement to Cornell Capital for $50,000 cash. Costs associated with this transaction were $2,500.

During 2003, the Company sold 134,500 and 1,000,000 shares of common stock in private placement offerings at $1.00 and $.25 per share, respectively

During 2002, the Company sold 937,886 and 515,869 shares of common stock in private placement offerings at $1.00 and $.625 per share, respectively. The shares issued under the private placement for $1.00 per share include 371,104 shares issued in satisfaction of long-term debt.

Stock Options

During the period ended December 31, 2004, the Company has issued options to employees to purchase 4,310,000 shares of common stock at an exercise prices ranging from $.04 to $0.11. Of the 4,310,000 options issued during 2004, 1,142,500 were vested at the date of grant with the remainder vesting in 2005 through 2007.

The following table presents the activity for options outstanding:

	Incentive Stock Options	Weighted Average Exercise Price
Outstanding - December 31, 2003	--	$--
Granted	4,310,000.104
Forfeited/canceled	(1,212,500)	(.110)
Exercised	--	--
Outstanding - December 31, 2004	3,097,500	$.101

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (as amended by SFAS No. 148 “Accounting for Stock Based Compensation - Transition and Disclosure”). Accordingly, no compensation cost has been recognized for the stock option plans. Had compensation cost for the Company’s option plan been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, the Corporation’s net loss and basic loss per common share would have been changed to the pro forma amounts indicated below:

	For the Years Ended		Inception (July 30, 1993) through
	December 31,		December 31,
	2004	2003	2004

Net loss - as reported	$(2,151,384)	$(1,568,978)	$(7,431,673)
Net loss - pro forma	$(2,238,283)	$(1,568,978)	$(7,518,572)
Basic loss per common share - as reported	$(0.03)	$(0.04)	$(0.56)
Basic loss per common share - pro forma	$(0.03)	$(0.04)	$(0.56)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used: expected life of 5 years, 85.28% weighted average volatility, risk free rate interest rate of 4.25% and a 0% dividend yield.

Note 7 - Stockholders’ Equity (continued)

Warrants

During February 2004, the Company granted warrants to purchase 250,000 shares of common stock to a consulting firm. The warrants are exercisable at $.12 per share for a period of five years, and were fully vested on May 31, 2004. The warrants have been valued at $20,148 using the Black-Scholes option pricing model with the following weighted-average assumptions used at December 31, 2004:

Approximate risk free rate	4.25%
Average expected life	5 years
Dividend yield	0%
Volatility	80.85%
Estimated fair value of total options granted	$20,148

The Company issued warrants to purchase 2,250,000 shares common stock to a consulting firms that are exercisable at $.061 per share for a period of five years. These warrants vest according to specific performance criteria that were not met as of December 31, 2004. Accordingly, no expense has been recorded in these financial statements with respect to these warrants.

The following table presents the activity for warrants outstanding:

	Number of Warrants	Weighted Average Exercise Price
Outstanding - December 31, 2003	--	$--
Issued	2,500,000.067
Outstanding - December 31, 2004	2,500,000	$.067

During September 2004, the Board of Directors approved an amendment of the articles of incorporation to increase the authorized number of common shares from 100,000,000 to 200,000,000.

Earnings Per Share

The following table sets forth the computation for basic and diluted earnings per share:

			Inception (July 30, 1993) through
	December 31,	December 31,	December 31,
	2004	2003	2004
Numerator for basic earnings per share	$(2,151,384)	$(1,568,978)	$(7,431,673)
Numerator for diluted income per common share	$(2,151,384)	$(1,568,978)	$(7,431,673)
Denominator for basic earnings per share - weighted average shares	72,506,696	41,412,101	13,384,466
Denominator for diluted earnings per share - adjusted weighted average shares	72,506,696	41,412,101	13,384,466
Diluted income per common share	$(0.03)	$(0.04)	$(0.56)

Note 8 - Income Taxes

The Company did not provide a current or deferred federal or state income tax provision or benefit for any of the periods presented because it has experienced recurring operating losses. The Company has provided a full valuation allowance on the deferred tax asset, consisting primarily of the net operating loss, because of uncertainty regarding its realization.

Note 8 - Income Taxes (continued)

At December 31, 2004, the Company had federal net operating losses of approximately $6.3 million. Utilization of the net operating loss, which expires at various times starting in 2009, may be subject to certain limitations under Section 382 of the Internal Revenue Code of 1986, as amended, and other limitations under state tax laws.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are approximately as follows:

	For the Years Ended December 31,
	2004	2003
Net operating loss	$2,205,000	$1,439,000
Total deferred tax assets	2,205,000	1,439,000
Valuation allowance	(2,205,000)	(1,439,000)
Net deferred tax asset	$--	$--

The following is a reconciliation of the statutory federal income tax rate applied to pre-tax accounting net income compared to the income taxes in the statements of income:

	For the Years Ended		Inception (July 30, 1993) through
	December 31,	December 31,	December 31,
	2004	2003	2004

Federal tax benefit at statutory rates	$762,000	$550,000	$2,201,000
State tax benefit at statutory rates	72,000	47,000	195,000
Valuation allowance	(834,000)	(597,000)	(2,396,000)
Reported income tax benefit	$--	$--	$--

Note 9 - Subsequent Event (Unaudited)

Subsequent to December 31, 2004, the Company issued one additional convertible debenture to Cornell for $250,000 and effectivelly repaid $300,000 of a secured promissory note and accrued interest thereon pursuant to draw-downs under the Equity Line.

Note 10 - Intrinsic Value Associated with Issuance of Debentures

On June 27, 2005, BSI was contacted by the Staff of the United States Securities and Exchange Commission during the course of a routine review of its periodic filings and made inquiries regarding certain of BSI’s accounting policies. As a result of this inquiry, management re-evaluated BSI’s accounting for certain items on the consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity(deficit) and consolidated statements of cash flows. Following the evaluation, BSI determined that the consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity(deficit) and consolidated statements of cash flows  for the fiscal year ended December 31, 2004 should be restated in the Form 10-KSB for the fiscal year ended December 31, 2004. The effect of these errors on the consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity(deficit) and consolidated statements of cash flows was considered material.

This error arose as a result of BSI issuing secured convertible debentures to Cornell Capital Partners, LP in October and December of 2004, which debentures by their terms were immediately convertible into shares of BSI common stock at a conversion price per share that was less that the then-current market price of BSI’s common stock. Accordingly, BSI should have recorded Financing Costs over the life of each debenture because the debentures had intrinsic value (i.e., the conversion price per share was less than the market price per share of BSI’s stock at the time of conversion). Also, in accordance with EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and potentially Settled in, a Company’s Own Stock”, the conversion feature of each convertible debenture should have been included as a long-term liability, originally valued at fair value at the date of issuance. As a liability, the convertible features are revalued each period until and unless the debt is converted. If the debt is converted prior to maturity, the carrying value will be transferred to equity. The conversion feature should be revalued each period until the convertible debt is converted, with the change in fair value from the date of issuance to the end of the period recorded as other income or expense for each period.

The following is a summary of the effects of these restatements on BSI's consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity(deficit) and consolidated statements of cash flows for the fiscal year ended December 31, 2004.

	As previously reported	Adjustments	As restated
Non-current Liabilities	$909,597	+$469,367	$1,378,964
Additional Paid-in Capital	$6,938,742	-$487,221	$6,451,521
Retained Earnings	$(7,449,527)	+$17,854	$(7,431,673)
Interest Expense	$(53,864)	($12,100)	$(65,964)
Other income	$250	+$29,954	$30,204
Net Income	$(2,169,238)	+17,854	$(2,151,384)

The adjustments noted above are primarily due to the adjustment of the following items:

For the October 7, 2004 convertible debt, intrinsic value is equal to $0.0124, which is the difference between $0.062 (i.e., the price of BSI’s common stock) on October 7, 2004, as compared to 80% of that price, or $0.0496. Accretion of the intrinsic value has resulted in a $9,703 charge to interest expense as of December 31, 2004. During the year ended December 31, 2004, we recorded other income of $20,878 related to the change in fair value of the convertible feature of the convertible note from the date of issuance of the debt to December 31, 2004.

For the December 10, 2004 convertible debt, intrinsic value is equal to $0.009, which is the difference between $0.045 (i.e., the price of BSI’s common stock) on December 10, 2004, as compared to 80% of that price, or $0.036. Accretion of the intrinsic value has resulted in a $2,397 charge to interest expense as of December 31, 2004. During the year ended December 31, 2004, we recorded other income of $9,076 related to the change in fair value of the convertible feature of the convertible note from the date of issuance of the debt to December 31, 2004.

BSI did not account for these conversion features in its December 31, 2004 Form 10-KSB. BSI is amending such Form 10-KSB by making adjustments that record an increase to interest expense of $12,100 at December 31, 2004, with a corresponding increase to Additional Paid-in Capital as noted above. BSI is also amending such Form 10-KSB by making adjustments that record an increase to other income of $29,954 which represents the change in value for the conversion feature of the convertible debentures from the date of issuance to December 31, 2004.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-QSB
QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2005

Commission File No. 0-28287

BSI2000, INC.
(Exact name of small business issued as specified in its charter)

Delaware	84-0418749
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

12600 W. Colfax Ave., Suite B410,
Lakewood, CO 80215
(Address of Principal Executive Offices)

(303) 231-9095
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding twelve months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes ☒  No ☐

State the number of shares outstanding of each of the issuer’s classes of common equities as of the latest practicable date: AS OF AUGUST 14, 2005 THERE WERE 115,958,746 OUTSTANDING SHARES OF THE ISSUER’S COMMON STOCK, $0.001 PAR VALUE PER SHARE.

Transitional Small Business Disclosure Format:  Yes ☐ No ☒

BSI2000, INC.

FORM 10-QSB

PART 1

FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS.

BSI2000, INC.
CONSOLIDATED FINANCIAL STATEMENT

As of June 30, 2005

INDEX TO FINANCIAL STATEMENTS

Page Number
CONSOLIDATED BALANCE SHEETS	5

CONSOLIDATED STATEMENTS OF OPERATIONS	6

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT	7

CONSOLIDATED STATEMENTS OF CASH FLOWS	8

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	10-20

BSI2000, INC.
(A Development Stage Company)

Consolidated Balance Sheets

	June 30, 2005	December 31, 2004
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$1,534	$893,387
Accounts receivable, trade	42,084	-
Inventories	85,977	50,370
Other current assets	60,068	3,432
Total current assets	189,663	947,189

Non-current assets
Property and equipment, net	46,946	44,125
Intangible assets, net	231,313	182,966
Investment in Maxx Net System	250,000	-
Other long-term assets	4,232	4,232
Total non-current assets	532,491	231,323

Total assets	$722,154	$1,178,512

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$297,874	$184,269
Accrued liabilities	100,306	27,331
Deferred revenue, current portion	6,375	6,375
Other liabilities, current portion	30,000	-

Convertible notes payable, current portion	175,000	470,833
Total current liabilities	609,555	688,808

Deferred revenue, long-term portion	10,020	13,208
Long term liabilities, less current portion	185,000	-
Convertible notes payable, less current portion	479,684	658,489
Liability for derivative instruments	786,381	707,267

Commitments and contingencies

Stockholders’ equity (deficit)
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized, 111,300,114 and 90,891,798 shares issued and outstanding, respectively	111,300	90,892
Additional paid-in capital	7,498,696	6,451,521
Accumulated deficit	(8,958,482)	(7,431,673)
Total stockholders’ deficit	(1,348,486)	(889,260)
Total liabilities and stockholders’ deficit	$722,154	$1,178,512

See notes to consolidated financial statements.

BSI2000, INC.
(A Development Stage Company)

Consolidated Statements of Operations
(Unaudited)

	For the Six Months Ended June 30,		For the Three Months Ended June 30,		For the Period from July 30, 1993 (Inception) through
	2005	2004	2005	2004	June 30, 2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$45,770	$2,729	$44,176	$1,479	$147,418

Cost of goods sold	23,163	-	23,163	-	91,149

Gross profit	22,607	-	21,013	-	56,269

Operating expenses
Selling expenses	255,816	181,502	134,446	94,381	1,662,596
General and administrative	796,136	478,561	462,506	217,610	4,428,651
Stock-based compensation expense	-	-	-	-	253,741
Research and development	294,786	215,054	96,869	99,945	2,198,310
Total operating expenses	1,346,738	875,117	693,821	411,936	8,543,298
Other income (expense)
Interest expense	(146,918)	(23,825)	(91,299)	(1,248)	(342,247)
Interest income	3,721	1	663	-	26,768
Financing costs	(75,569)	(100,485)	(30,152)	(65,057)	(285,542)
Other	16,088	-	(13,885)	-	129,568
Total other (expense)	(202,678)	(124,309)	(134,673)	(66,305)	(471,453)
Net loss	$(1,526,809)	$(996,697)	$(807,481)	$(476,762)	$(8,958,482)
Basic and diluted weighted average common shares outstanding	100,772,989	62,162,308	105,396,688	67,292,455	20,481,501

Basic and diluted loss per common share	$(0.015)	$(0.016)	$(0.008)	$(0.007)	$(0.437)

See notes to consolidated financial statements.

BSI2000, INC.
(A Development Stage Company)

Consolidated Statement of Changes in Stockholders’ Deficit
For the Six Months Ended June 30, 2005 (Unaudited)

	Common Stock		Additional	Accumulated Deficit During the Development	Total Equity
	Shares	Amount	Paid-in Capital	Stage	(Deficit)
Balance, December 31, 2004 (as amended)	90,891,798	$90,892	$6,451,521	$(7,431,673)	$(889,260)
Intrinsic Value on Convertible Debt	-	-	169,750	-	169,750
Stock Issued for Debt Conversion	10,800,530	10,800	371,387	-	382,187
Stock Issued for Debt Conversion	9,607,786	9,608	190,392		200,000
Warrants Issued for Debt Conversion	-	-	301,827	-	301,827
Warrants Issued for Investment	-	-	10,174	-	10,174
Options Issued for Investment			98,847		98,847
Liability for derivative instruments	-	-	(95,202)	-	(95,202)
Net loss	-	-	-	(1,526,809)	(1,526,809)
Balance - June 30, 2005	111,300,114	$111,300	$7,498,696	$(8,958,482)	$(1,348,486)

See notes to consolidated financial statements.

BSI2000, INC.
(A Development Stage Company)
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,		For the Period from Inception (July 30, 1993) through
	2005 (unaudited)	2004 (unaudited)	June 30, 2005 (unaudited)
Cash flows from operating activities
Net loss	$(1,526,809)	$(996,697)	$(8,958,482)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization expense	8,882	9,815	132,195
Gain on forgiveness of debt	-	-	(65,485)
Gain on disposal of assets	-	-	(250)
Change in derivative liability	(16,088)	-	(46,042)
Stock based compensation	-	-	273,889
Options issued to employees	98,847	-	98,847
Non-cash interest expense	76,000	-	76,000
Warrants issued for agreement	10,174	-	10,174
Intrinsic value of convertible debt	102,868	-	114,968
Changes in assets and liabilities
Accounts receivable	(42,084)	-	(42,084)
Inventories	(35,607)	(17,647)	(85,977)
Other current assets	(56,636)	(14,706)	(60,068)
Other long-term assets	-	-	(4,232)
Accounts payable	113,605	(94,052)	351,937
Deferred revenue	(3,187)	22,771	16,396
Accrued liabilities	72,975	(13,309)	153,855
	329,749	(107,128)	924,123
Net cash used in operating activities	(1,197,060)	(1,103,825)	(8,034,359)

Cash flows from investing activities
Redemption of certificates of deposit	-	-	35,000
Purchase of certificate of deposit	-	-	(35,000)
Proceeds from fixed asset disposals	-	-	250
Investment in Maxx Net system	(35,000)	-	(35,000)
Purchase of fixed assets	(11,297)	(4,967)	(130,179)
Patent application	(48,753)	(92,892)	(231,921)
Net cash used in investing activities	(95,050)	(97,859)	(396,850)

Cash flows from financing activities
Proceeds from issuance of common stock	-	-	3,324,341
Proceeds from long-term debt	-	-	919,500
Net proceeds from convertible notes payable	400,257	1,366,247	4,308,008
Repayment on long-term debt	-	-	(81,516)
Repayment on capital lease obligations	-	-	(37,590)
Net cash provided by financing activities	400,257	1,366,247	8,432,743

Net (decrease) increase in cash and cash equivalents	(891,853)	164,563	1,534

Cash and cash equivalents - beginning of period	893,387	125,550	-
Cash and cash equivalents - end of period	$1,534	$290,113	$1,534

See notes to consolidated financial statements.

BSI2000, INC.
(A Development Stage Company)

Consolidated Statements of Cash Flows
(Unaudited)

(Continued from previous page)

Supplemental disclosure of cash flow information:

BSI did not pay cash for interest expense or income taxes during the year ended December 31, 2004 or during the six-month period ended June 30, 2005. Cash paid for interest expense from inception (July 30, 1993) through June 30, 2005 was $68,164.

Supplemental disclosure of non-cash activity:

During the six months ended June 30, 2005, BSI effectively repaid $575,000 of notes payable and accrued interest pursuant to draw-downs under the Equity Line.

During the six months ended June 30, 2005, BSI issued notes payable to a third party with intrinsic value to the holder in the amount of $93,750.

During the six months ended June 30, 2005, BSI issued 20,000,000 warrants to Cornell Capital Partners valued at $301,827.

During the six months ended June 30, 2005, BSI issued options to employees valued at $98,847.

During the six months ended June 30, 2005, BSI issued options to employees with an intrinsic value of $76,000.

During the six months ended June 30, 2005, BSI issued warrants for an agreement valued at $10,174.

During the six months ended June 30, 2005, BSI acquired assets totaling $150,000 through agreement.

During the six months ended June 30, 2005, the Company recognized change in fair value for convertible debentures with conversion features in the amount of $16,088. In addition, $102,868 of accretion on the intrinsic value of the beneficial conversion features of the convertible debentures was realized.

During the year ended December 31, 2004, the Company effectively repaid $2,290,529 of notes payable and accrued interest pursuant to draw-downs under the Equity Line and converted $200,000 of convertible debentures into 3,009,558 shares of common stock.

During the year ended December 31, 2004, the Company issued notes payable to a third party with intrinsic value to the holder in the amount of $250,000.

During the year ended December 31, 2004, BSI issued 250,000 warrants to a consultant valued at $20,148.

During the year ended December 31, 2004, the Company issued convertible debentures with conversion features. The change in fair value of the conversion features from the date of issuance was valued at $29,954. In addition, $12,100 of accretion on the intrinsic value of the beneficial conversion features of the convertible debentures was recognized.

During the year ended December 31, 2003, BSI effectively repaid $50,000 of notes payable.

Effective March 31, 2003, BSI entered into a merger agreement, which has been accounted for as a reverse acquisition. No assets were acquired. As a result of the merger, there was an increase of 41,363,488 shares of common stock outstanding in the surviving company.

As part of the merger, BSI assumed an existing liability of $56,825, which has been funded through a note receivable from shareholders of BSI.

BSI2000, INC.
(A Development Stage Company)

Consolidated Statements of Cash Flows
(Unaudited)

(Continued from previous page)

During the year ended December 31, 2002, BSI converted $812,326 of notes payable and $53,049 of accrued interest into 1,159,426 shares of common stock.

During the year ended December 31, 2002, BSI converted $25,500 of accounts payable and accrued liabilities into 25,000 shares of common stock.

During the year ended December 31, 2001, BSI converted accrued wages totaling $56,736 into 2,500,000 shares of common stock.

During the year ended December 31, 1999, BSI converted $29,063 from accounts payable to notes payable.

In September 1998, BSI obtained fixed assets totaling $37,590 through a capital lease. In addition, BSI financed leasehold improvements in the amount of $16,000 through a note payable.

See notes to consolidated financial statements.

BSI2000, INC.
(A Development Stage Company)

Notes to Consolidated Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies

BSI2000, Inc. (“BSI”) was formed on July 30, 1993 and designs, builds, and sells high-end security related products for the homeland defense, entry/exit access control, and identification markets. The Company has developed and is beginning to sell patented and patent-pending systems for identifying, authenticating, and tracking people and their activities by combining biometrics, electronic ID cards of various types, sensors, extensive embedded software, and advanced cryptography.

The Company has been awarded one patent (#6,775,774 - "Optical Card Based System for Individualized Tracking and Record Keeping") and has approximately twenty other patents pending in related security areas in the United States and one in South Africa.

BSI is a development stage company that has not had any significant revenue since inception. There is no assurance that BSI will generate significant revenue or earn a profit in the future.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of BSI and its subsidiary, BSI Operating, Inc. All intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

BSI considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. BSI continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. Periodically throughout the year, BSI’s cash and cash equivalents exceed federally insured limits.

Inventories

Inventories consist of raw materials and are stated at the lower of cost or market, determined using the first-in, first-out method (“FIFO”).

Property and Equipment

Property and equipment is stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets of five-to-seven years. Leasehold improvements are amortized over a five and one-half year period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

BSI recognizes revenue in compliance with Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition in Financial Statements.” Revenue is recognized when an order has been placed by the customer, the product has been shipped and collectibility is reasonably assured. Prices of the products are determined prior to entering into a purchase agreement. From inception through June 30, 2005, revenues earned represented sales to third parties, sales to distributors of demonstration units of BSI’s products and distribution rights.

Transaction-based revenue is recognized as transactions are completed and are billed monthly based on service agreement rates in effect.

BSI2000, INC.
(A Development Stage Company)

Notes to Consolidated Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Distribution rights revenue is deferred and recognized ratably over the life of each underlying distribution agreement.

Intangible Assets

Intangibles include trademarks and patents, which are recorded at cost. These patents are awaiting approval from the United States Patent and Trademark Office. Once accepted, BSI will begin amortization over the life of the patent. If patents are not awarded, the related costs will be expensed.

Income Taxes

BSI recognizes deferred tax liabilities and assets based on the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years.

Advertising Costs

BSI expenses advertising costs as incurred.

Software and Research and Development Costs

Expenditures made for research and development are charged to expense as incurred.

Costs incurred to date for the development of BSI’s products have been charged to expense as incurred. Future costs may be capitalized to the extent they meet the requirements of Statement of Financial Accounting Standards (“SFAS”) No. 86 “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed.”

Basic and Diluted Earnings Per Common Share

Basic earnings per share are computed by dividing net income by the number of weighted average common shares outstanding during the year. Diluted earnings per share is computed by dividing net income by the number of weighted average common shares outstanding during the year, including potential common shares, which consisted of warrants, options and convertible debt.

Stock-Based Compensation

BSI accounts for stock-based compensation in accordance with Accounting Principles Board Opinion (“APB”) No. 25 and has adopted the disclosure-only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation.” Accordingly, no compensation cost has been recognized for awards under BSI’s stock option plan as the exercise prices equaled or exceeded their fair value of the underlying stock as determined by the board of directors. Had compensation cost for BSI’s options issued to employees been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, as amended by SFAS No. 148, BSI’s net loss would have been changed to the pro forma amount indicated below at June 30, 2005:

Reported Net loss	$(1,526,809)
Deduct recorded employee compensation expense	-
Add fair value of employee compensation expense	(282,421)
Net loss - pro forma	$(1,809,230)

Net loss per share-pro forma	$(0.018)

BSI2000, INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes Option Pricing Model with the following weighted-average assumptions used at June 30, 2005:

Approximate risk free rate	3.88%
Average expected life	5 years
Dividend yield	0%
Volatility	81.60%
Estimated fair value of total options granted	$282,421

Note 2 - Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. BSI has experienced losses since inception (July 30, 1993) through June 30, 2005 of $8,958,482. For the six months ended June 30, 2005, BSI has a net loss of $1,526,809. BSI had a working capital deficit of $419,892 and stockholder’s deficit of $1,348,486 as of June 30, 2005, and used cash of $1,197,060 in the first six months of operations in 2005.

Management believes that the extended period over which losses have been experienced is principally attributable to two factors: lack of capital and the type of potential customers. Lack of capital has prevented BSI from quickly developing and aggressively marketing its products. In addition, most of BSI’s potential customers are large corporations or governments. Adopting BSI’s products will in many cases require changing the way business is done.

BSI has made advances in the sales process with several potentially large customers. Although there are no assurances that BSI will be successful, in order to fund activities until positive operating cash flow can be achieved, BSI has implemented the plan described below.

During the first quarter of 2003, BSI signed an agreement to merge with a small public company (see Note 3). The transaction was a reverse acquisition with BSI as the accounting acquirer. BSI became a wholly-owned subsidiary of the public company, BSI’s shareholders became the majority shareholders of the public company, and the public company changed its name to “BSI2000, Inc.”

On October 31, 2003, BSI entered into an Equity Line of Credit Agreement with Cornell Capital Partners. Under this agreement, BSI may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $15 million (see Note 4).

On October 8, 2004 BSI issued a $1,250,000 secured convertible debenture to Cornell Capital Partners (see Note 4).

On June 15, 2005 BSI issued a $125,000 secured convertible debenture to Cornell Capital Partners (see Note 4).

On July 17, 2005 BSI issued a $125,000 secured convertible debenture to Cornell Capital Partners (see Note 7).

On August 5, 2005 BSI issued a $1,000,000 secured convertible debenture to Cornell Capital Partners (see Note 7).

BSI expects that the capital raised in the transactions described above will not be sufficient to fund BSI’s activities until positive operating cash flow is achieved.

Note 3 - Reverse Acquisition

On March 31, 2003, the reverse triangular merger between BSI2000, Inc. and Knowledge Foundations, Inc. (“KFI”) closed. As a result of the closing BSI2000, Inc. became a wholly-owned subsidiary of KFI. Also as result of the closing, KFI’s name changed to “BSI2000, Inc.” and BSI2000, Inc.’s name changed to “BSI Operating, Inc.”

BSI2000, INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements (Continued)

Immediately prior to the closing, all of KFI’s assets and all but $56,825 of its liabilities (see below) were spun-off to certain of its shareholders in exchange for 34,105,900 shares of common stock, which were then canceled. After the spin-off 5,027,818 shares of KFI common stock remained outstanding.

KFI acquired BSI by issuing 45,122,570 of its common shares to stockholders of BSI in exchange for 100% of the outstanding 8,786,900 common shares of BSI.

For financial reporting purposes the transaction has been accounted for as a recapitalization of BSI. Accordingly the net increase in the outstanding shares of 41,363,488 resulting from the above transactions has been reflected in the financial statements as shares issued in connection with the recapitalization of BSI. In recording the recapitalization transaction $4,121,307 has been reclassified from common stock to additional paid in capital.

As a result of the accounting method adopted to record the merger, for financial reporting purposes the historical financial statements of BSI, and only the historical financial statements of BSI, have become the historical financial statements of the continuing entity. Historical financial statements of KFI are not presented.

The terms of the merger agreement between BSI and KFI provided that the liabilities of KFI at the closing would not exceed $15,000. However, at the closing, KFI had a note payable and accrued interest outstanding in the amount of $56,825. In order to off-set this liability certain shareholders of KFI executed a note payable to BSI in the amount of $56,825. The KFI note and accrued interest have been recorded as a reduction of additional paid in capital. The note receivable from the KFI stockholders has been recorded as an increase to additional paid in capital.

Note 4 - Convertible Debt

On October 31, 2003, BSI entered into an Equity Line of Credit Agreement with Cornell Capital Partners, which was mutually terminated by the parties on August 11, 2005. Under this agreement, BSI was entitled to issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $15 million. The purchase price for the shares was 99% of, or a 1% discount to, the market price, which was defined as the lowest closing bid price of the common stock during the five trading days following the notice date. Cornell Capital Partners was entitled to receive a fee equal to 5% of each advance.

On October 7, 2004, BSI issued a 5% convertible debenture in the amount of $500,000 to Cornell Capital Partners that is due October 7, 2007. On December 10, 2004, BSI issued a 5% convertible debenture in the amount of $500,000 to Cornell Capital Partners that is due December 10, 2007. On January 19, 2005, BSI issued a 5% convertible debenture in the amount of $250,000 to Cornell Capital Partners that is due January 19, 2008. The debentures are convertible into BSI’s common stock at either the fixed price of 120% of the Volume Weighted Average Price on the closing date or 80% of the average of the three lowest daily Volume Weighted Average Price, as reported by Bloomberg, L.P., of BSI’s common stock for the five trading days immediately preceding the conversion date. The debentures will automatically convert into BSI’s common stock on the third anniversary of issuance. BSI has the right to redeem the debentures with three days advance notice and may redeem any or all of the outstanding debenture amount at its sole discretion. The redemption price will be 120% of the face amount redeem plus accrued interest. Once the redemption notice has been given, Cornell Capital Partners may continue to convert the remaining outstanding debenture. Cornell Capital Partners has the option to convert the debenture on the same day as issuance. As a result of this conversion feature, Cornell Capital Partners has been provided intrinsic value that has been calculated as the difference between the price of the Company’s common stock on the date of issuance, as compared to the discounted conversion price (or 80% of the stock price on the date of issuance). This intrinsic value has been multiplied by the number of shares that would be issued to Cornell upon conversion, which has resulted in a $125,000 intrinsic value for each debenture that was issued in 2004, and $62,500 for the debenture issued during January 2005. The intrinsic value has been recorded as a discount on each convertible debenture in the accompanying consolidated balance sheet, and will be amortized over the term of each convertible debenture. A $12,100 charge to interest expense for the accretion of this intrinsic value has been included in interest expense as of December 31, 2004. A $98,972 charge to interest expense was taken during the first six months of 2005. In accordance with EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and potentially Settled in, a Company’s Own Stock”, the conversion feature of each convertible debenture has been included as a long-term liability that was originally valued at fair value at the date of issuance. As a liability, the convertible features are revalued each period until and unless the debt is converted. During the year ended

BSI2000, INC.
(A Development Stage Company)

Notes to Consolidated Financial Statements (Continued)

December 31, 2004, we recorded other income of $29,954 related to the change in fair value from the date of issuance of the debt to December 31, 2004. During the six months ended June 30, 2005, we recorded other income of $16,226 related to the change in fair value from the date of issuance of the debt from December 31, 2004 to June 30, 2005. This amount is included as a component of other income in the accompanying consolidated statement of operations. If the debt is converted prior to maturity, the carrying value will be transferred to equity.

BSI received $500,000 on October 7, 2004, less a 10% fee of $50,000, and $10,000 for legal costs. BSI received $500,000 (net of 10% fee) on December 10, 2004 and $250,000 (net of 10% fee) on January 19, 2005.

On June 17, 2005, BSI issued a 5% convertible debenture in the amount of $125,000 to Cornell Capital Partners that is due June 17, 2008. The debenture is convertible into BSI’s common stock at either the fixed price of 120% of the Volume Weighted Average Price on the closing date or 80% of the average of the three lowest daily Volume Weighted Average Price, as reported by Bloomberg, L.P., of BSI’s common stock for the five trading days immediately preceding the conversion date. The debenture will automatically convert into BSI’s common stock on the third anniversary of issuance. BSI has the right to redeem the debenture with three days advance notice and may redeem any or all of the outstanding debenture amount at its sole discretion. The redemption price will be 120% of the face amount redeem plus accrued interest. Once the redemption notice has been given, Cornell Capital Partners may continue to convert the remaining outstanding debenture. As a result of this conversion feature, Cornell Capital Partners has been provided intrinsic value that has been calculated as the difference between the price of the Company’s common stock on the date of issuance, as compared to the discounted conversion price (or 80% of the stock price on the date of issuance). This intrinsic value has been multiplied by the number of shares that would be issued to Cornell upon conversion, which has resulted in a $31,250 intrinsic value. The intrinsic value has been recorded as a discount on the convertible debenture in the accompanying consolidated balance sheet, and will be amortized over the term of each convertible debenture. A $3,896 charge to interest expense for the accretion of this intrinsic value has been included in interest expense as of June 30, 2005. In accordance with EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and potentially Settled in, a Company’s Own Stock”, the conversion feature of each convertible debenture has been included as a long-term liability that was originally valued at fair value at the date of issuance. As a liability, the convertible features are revalued each period until and unless the debt is converted During the six months ended June 30, 2005, we recorded other expense of $138 related to the change in fair value from the date of issuance of the debt from June 17, 2005 to June 30, 2005. This amount is included as a component of other income in the accompanying consolidated statement of operations. If the debt is converted prior to maturity, the carrying value will be transferred to equity.

In the event that BSI exercises it right of redemption as described above for either all or a portion of the outstanding debentures, Cornell Capital Partners shall receive for every $100,000 invested a warrant to purchase 50,000 shares of BSI’s common stock. The warrant will have “piggy-back” registration rights and will survive for two years from closing. The exercise price of the warrant shall be 120% of the Volume Weighted Average Price on the closing date.

Convertible notes payable consist of the following at June 30, 2005:

Convertible secured debenture issued to Cornell Capital Partners, bearing interest at 5% and due on October 7, 2007. The debenture is convertible at Cornell Capital Partners’ option at any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. At maturity, BSI has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price previously described. BSI has the right to redeem the debentures upon 30 days notice for 120% of the amount redeemed. Discounts and fees paid to obtain the loan were $60,000, of which $22,500 is unamortized at June 30, 2005. Subsequent to June 30, 2005, Cornell Capital Partners converted $150,000 of the debt into 4,658,632 shares of common stock of BSI. Accretion of intrinsic value of $9,703 related to the conversion feature of this note was included as interest expense for the year ended December 31, 2004. Accretion of intrinsic value of $67,979 related to the conversion feature of this note was included as interest expense for the six months ended June 30, 2005

$250,000

Convertible secured debenture issued to Cornell Capital Partners, bearing interest at 5% and due on December 10, 2007. The debenture is convertible at Cornell Capital Partners’ option at any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. At maturity, BSI has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price previously described. BSI has the right to redeem the debentures upon 30 days notice for 120% of the amount redeemed. Discounts and fees paid to obtain the loan were $50,000, of which $40,278 is unamortized at June 30, 2005. Accretion of intrinsic value of $2,397 related to the conversion feature of this note was included as interest expense for the year ended December 31, 2004. Accretion of intrinsic value of $20,662 related to the conversion feature of this note was included as interest expense for the six months ended June 30, 2005

500,000
Convertible secured promissory note issued to Cornell Capital Partners, bearing interest at 5% and due on January 19, 2008. The debenture is convertible at Cornell Capital Partners’ option at any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. At maturity, BSI has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price previously described. BSI has the right to redeem the debentures upon 30 days notice for 120% of the amount redeemed. Discounts and fees paid to obtain the loan were $25,000, of which $20,833 is unamortized at June 30, 2005. Accretion of intrinsic value of $10,331 related to the conversion feature of this note was included as interest expense for the six months ended June 30, 2005

250,000
Convertible secured promissory note issued to Cornell Capital Partners, bearing interest at 5% and due on June 17, 2008. The debenture is convertible at Cornell Capital Partners’ option at any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. At maturity, BSI has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price previously described. BSI has the right to redeem the debentures upon 30 days notice for 120% of the amount redeemed. Discounts and fees paid to obtain the loan were $32,500, of which $31,597 is unamortized at June 30, 2005. BSI has determined that there is a beneficial conversion feature with this debenture. Accretion of intrinsic value of $3,869 related to the conversion feature of this note was included as interest expense for the six months ended June 30, 2005. BSI granted warrants to purchase 20,000,000 shares of common stock to Cornell Capital Partners. The warrants are exercisable at $0.05 per share for a period of five years, and were fully vested during June 2005. The warrants have been valued at $301,827 using the Black Scholes Option Pricing Model .

125,000

Secured promissory note issued to Cornell Capital Partners, due on March 11, 2005 and secured by substantially all of Company’s non-cash assets. The note bears interest at 12% during its term, and bears a default rate of interest of 24% if the note is not paid when due. Discounts and fees paid to obtain the loan were $37,500, of which $0 is unamortized at June 30, 2005. Subsequent to December 31, 2004, BSI effectively repaid $375,000 of this note and accrued interest thereon pursuant to draw-downs under the Equity Line. As of June 30, 2004, this note was in default and was repaid along with accrued interest on August 5, 2005.

$175,000
Fees and discounts	(645,316)
Less current portion	(175,000)
$479,684

Note 5-Shareholders’ Equity

In September 1998, BSI formally adopted an incentive stock option plan which provides for certain employees and non-employees to acquire up to 1,750,000 shares of BSI’s common stock upon terms and conditions determined by the Board of Directors. Options granted under the plan vest in accordance with a vesting schedule determined by BSI’s Board of Directors. Stock options that are forfeited or cancelled revert back to the plan and may be reissued. During the quarter ended June 30, 2005 BSI cancelled 2,350,000 options issued to employees and reissued to the employees 4,000,000 options with new terms. The options were valued at $98,847 with the assumption of 81.60% volatility, 3.88% risk free rate, 5 years average expected life and no dividend yield. The expense for the options issued is recorded in the accompanying financial statements. For the quarter ended June 30, 2005 BSI recognized compensation expense of approximately $80,000, which represented the difference between the fair value of BSI’s common stock and the exercise price of the options at the date the options were repriced. These options are accounted for under the variable method of accounting.

The following table summarizes stock option activity for the quarter ended June 30, 2005 and the year ended December 31, 2004:

	Incentive Stock Options	Non-Qualified Stock Options	Weighted Average Exercise Price

Outstanding - December 31, 2004	4,310,000	-	$0.105
Granted	250,000	1,000,000	0.018
Forfeited/canceled	-	-	-
Exercised	-	-	-

Outstanding - March 31, 2005	4,560,000	1,000,000	0.092
Granted	18,000,000	1,000,000	0.030
Forfeited/canceled	(2,350,000)	-	(0.108)
Exercised	-	-	-

Outstanding - June 30, 2005	20,210,000	2,000,000	$0.037

BSI2000, INC.
(A Development Stage Company)

Notes to Consolidated Financial Statements (Continued)

The following table summarizes options outstanding and exercisable at June 30, 2005:

	Options Outstanding		Exercisable
Range of Exercise Prices	Number	Price*	Life*	Number	Price*

$0.027	1,000,000	$0.027	1.97	18,000,000	$-
$0.030	18,000,000	0.030	4.89	-	0.030
$0.040	10,000	0.040	3.95	-	-
$0.042	250,000	0.042	3.66	-	-
$0.050	1,000,000	0.050	-	-	-
$0.060	100,000	0.060	4.18	-	-
$0.089	250,000	0.089	4.04	50,000	0.089
$0.110	1,600,000	0.110	3.70	37,500	0.110

	22,210,000	$0.037	4.22	18,087500	$0.030

*Price and Life reflect the weighted average exercise price and weighted average remaining contractual life, respectively.

During June 2005, BSI granted warrants to purchase 20,000,000 shares of common stock to Cornell Capital Partners. The warrants are exercisable at $0.05 per share for a period of five years, and were fully vested during June 2005. The warrants have been valued at $301,827 using the Black Scholes Option Pricing Model with the following weighted-average assumptions used:

Approximate risk free rate	3.88%
Average expected life	5 years
Dividend yield	0%
Volatility	81.60%
Estimated fair value of total options granted	$301,827

The value of the warrants has been included as financing costs in the accompanying balance sheet as a reduction of long-term debt at June 30, 2005.

During April 2005, BSI granted warrants to purchase 500,000 shares of common stock in conjunction with the Maxx Net purchase. The warrants are exercisable at $0.029 per share for a period of five years, and were fully vested during April 2005. The warrants have been valued at $10,174 using the Black Scholes Option Pricing Model with the following weighted-average assumptions used:

Approximate risk free rate	3.88%
Average expected life	5 years
Dividend yield	0%
Volatility	81.60%
Estimated fair value of total options granted	$10,174

BSI2000, INC.
(A Development Stage Company)

Notes to Consolidated Financial Statements (Continued)

The value of the warrants has been included in financing costs at June 30, 2005.

	Number of Warrants	Weighted Average Exercise Price
Outstanding - December 31, 2003	-	$-
Granted	2,500,000	0.0665
Forfeited/cancelled	-
Exercised	-

Outstanding - December 31, 2004	2,500,000	0.0665
Granted	20,500,000	0.0495
Forfeited/cancelled	(1,250,000)	(0.0610)
Exercised	-	-

Outstanding - June 30, 2005	21,750,000	$0.0508

Included in the above warrants, 1,000,000 warrants are exercisable once a contract is completed or one year after the issuance of the warrants.

All of the remaining warrants are exercisable and have a weighted average remaining contractual life of approximately 5 years.

On September 13, 2004, BSI issued 990,009 shares of common stock under the Equity Line of Credit Agreement to Cornell Capital Partners for $50,000 cash. Costs associated with this transaction were $2,500.

During September 2004, the Board of Directors approved an amendment of the Articles of Incorporation to increase the authorized number of common shares from 100,000,000 to 200,000,000.

During February 2004, BSI granted warrants to purchase 250,000 shares of common stock to a consulting firm. The warrants are exercisable at $0.12 per share for a period of five years, and were fully vested on May 31, 2004. The warrants have been valued at $20,148 using the Black Scholes Option Pricing Model with the following weighted-average assumptions used:

Approximate risk free rate	4.25%
Average expected life	5 years
Dividend yield	0%
Volatility	80.85%
Estimated fair value of total options granted	$20,148

The value of the warrants has been included in general and administrative expenses as of December 31, 2004.

During May 2004, BSI granted warrants to purchase 1,250,000 shares of common stock to a consulting firm. The warrants are exercisable at $0.12 per share for a period of five years, and vest upon the award of at least a $1,000,000 contract to BSI that was introduced by the consultant. This contract has been cancelled by BSI, with a settlement between the parties resulting in cancellation of the warrants.

Note 6 - Investment in Certain Claims Maxx Net System

On April 22, 2005, BSI acquired all right, title and interest in certain claims to the Maxx Net system as held by Cyber Country Systems, LLC for up to $371,152 and 500,000 warrants to purchase common stock in BSI. The purchase price consists of cash consideration, payable $30,000 at closing along with twenty-four, $5,000 installments, royalty payments equal to 5% of all gross sales of the Maxx Net System by BSI over a three year period (capped at $100,000), and $121,152 which represents the balance of the sellers biometric development contract at Denver International Airport, to the extent contract proceeds are received by BSI.

BSI2000, INC.
(A Development Stage Company)

Notes to Consolidated Financial Statements (Continued)

Note 7 - Subsequent Events

Subsequent to June 30, 2005, BSI converted $150,000 of secured convertible debenture into 4,658,632 shares of common stock of BSI.

On July 15, 2005, BSI issued a 5% secured convertible debenture in the amount of $125,000 to Cornell Capital Partners that is due July 15, 2008. The debenture is convertible into BSI’s common stock at either the fixed price of 120% of the Volume Weighted Average Price on the closing date or 80% of the average of the three lowest daily Volume Weighted Average Price, as reported by Bloomberg, L.P., of BSI’s common stock for the five trading days immediately preceding the conversion date. The debentures will automatically convert into BSI’s common stock on the third anniversary of issuance. BSI has the right to redeem the debentures with three days advance notice any or all of the outstanding debenture amount at its sole discretion.

On July 20, 2005, the shareholders of the Company, at a special shareholders meeting, approved the increase in the authorized $0.001 par value common stock of the company from 200,000,000 shares to 400,000,000 shares.

On August 2, 2005, the Company entered into an option to purchase, pursuant to a private sale, all right, title and interest in the Maxx-Net system from The New Sytron, Inc. The cost of the option, paid by BSI on August 2, 2005 was $12,000, and expires on September 15, 2005. The purchase price for the assets pursuant to the exercise of the option is $650,000 payable $150,000 at closing along with a 6% promissory note in the amount of $500,000. The note is payable in 48 monthly installments of $11,743, and will be due September 1, 2009. In addition, the Company will issue at closing 1,000,000 warrants for the purchase of BSI’s common stock. The warrants will have a term of four years, and will have an exercise price equal to the trading price for BSI’s common stock as of the close of trading on the date BSI exercises the option.

On August 5, 2005, BSI issued a 5% secured convertible debenture in the amount of $1,000,000 to Cornell Capital Partners that is due August 5, 2007. The debenture is convertible into BSI’s common stock at either the fixed price of 120% of the Volume Weighted Average Price on the closing date or 80% of the average of the three lowest daily Volume Weighted Average Price, as reported by Bloomberg, L.P., of BSI’s common stock for the five trading days immediately preceding the conversion date. The debenture will automatically convert into BSI’s common stock on the third anniversary of issuance. BSI has the right to redeem the debenture with three days advance notice any or all of the outstanding debenture amount at its sole discretion.

On August 11, 2005, the Company paid past due payroll tax liabilities totaling $55,593. This amount represents payroll liabilities from May 31, 2005 through July 31, 2005. As of August 11, 2005, the Company was current with all its payroll tax liabilities.

Note 8 - Intrinsic Value Associated with Issuance of Debentures

On June 27, 2005, BSI was contacted by the Staff of the United States Securities and Exchange Commission during the course of a routine review of its periodic filings and made inquiries regarding certain of BSI’s accounting policies. As a result of this inquiry, management re-evaluated BSI’s accounting for certain items on the consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity(deficit) and consolidated statements of cash flows. Following the evaluation, BSI determined that the consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity(deficit) and consolidated statements of cash flows  for the fiscal year ended December 31, 2004 should be restated in the Form 10-KSB for the fiscal year ended December 31, 2004. The effect of these errors on the consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity (deficit) and consolidated statements of cash flows was considered material.

This error arose as a result of BSI issuing secured convertible debentures to Cornell Capital Partners, LP in October and December of 2004, where the debentures by their terms were immediately convertible into shares of BSI common stock at a conversion price per share that was less that the then-current market price of BSI’s common stock. Accordingly, BSI should have recorded Financing Costs over the life of each debenture because the debentures had intrinsic value (i.e., the conversion price per share was less than the market price per share of BSI’s stock at the time of conversion). Also, in accordance with EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and potentially Settled in, a Company’s Own Stock”, the conversion feature of each convertible debenture should have been included as a long-term liability, originally valued at fair value at the date of issuance. As a liability, the convertible features are revalued each period until and unless the debt is converted, at which time, the

BSI2000, INC.
(A Development Stage Company)

Notes to Consolidated Financial Statements (Continued)

relative fair value to the conversion will be transferred to equity. The conversion feature should be revalued each period until the convertible debt is converted, with the change in fair value from the date of issuance to the end of the period recorded as other income or expense for each period.

Accordingly, BSI is required to restate its financials for the fiscal year ended December 31, 2004 as set forth below.

The following is a summary of the effects of these restatements on BSI's consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity(deficit) and consolidated statements of cash flows for the fiscal year ended December 31, 2004.

	As previously reported	Adjustments	As restated
Non-current Liabilities	$909,597	+$469,367	$1,378,964
Additional Paid-in Capital	$6,938,742	-$487,221	$6,451,521
Retained Earnings	$(7,449,527)	+$17,854	$(7,431,673)

The adjustments noted above are primarily due to the adjustment of the following items:

For the October 7, 2004 convertible debt, intrinsic value is equal to $0.0124, which is the difference between $0.062 (i.e., the price of BSI’s common stock) on October 7, 2004, as compared to 80% of that price, or $0.0496. Accretion of the intrinsic value has resulted in a $9,703 charge to interest expense as of December 31, 2004. In addition, during the year ended December 31, 2004, we recorded other income of $20,878 related to the change in fair value of the convertible feature of the convertible note from the date of issuance of the debt to December 31, 2004.

For the December 10, 2004 convertible debt, intrinsic value is equal to $0.009, which is the difference between $0.045 (i.e., the price of BSI’s common stock) on December 10, 2004, as compared to 80% of that price, or $0.036. Accretion of the intrinsic value has resulted in a $2,397 charge to interest expense as of December 31, 2004. During the year ended December 31, 2004, we recorded other income of $9,076 related to the change in fair value of the convertible feature of the convertible note from the date of issuance of the debt to December 31, 2004.

BSI did not account for these conversion features in its December 31, 2004 Form 10-KSB. BSI is amending such Form 10-KSB by making adjustments that record an increase to interest expense of $12,100 at December 31, 2004, with a corresponding increase to Additional Paid-in Capital as noted above. BSI is also amending such Form 10KSB by making adjustments that record an increase to other income of $29,954 which represents the change in value for the conversion feature of the convertible debentures from the date of issuance to December 31, 2004.

As a result of the June 27, 2005 inquiry, management also re-evaluated BSI’s accounting for certain items on the consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity(deficit) and consolidated statements of cash flows for the fiscal quarter ended March 31, 2005. Following the evaluation, BSI determined that the consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity(deficit) and consolidated statements of cash flows for the fiscal quarter ended March 31, 2005 should be restated in the Form 10-QSB for the fiscal quarter ended March 31, 2005. The effect of these errors on the consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity (deficit) and consolidated statements of cash flows was considered material.

This error arose as a result of BSI issuing secured convertible debentures to Cornell Capital Partners, LP in January of 2005, which debentures by their terms were immediately convertible into shares of BSI common stock at a conversion price per share that was less than the then-current market price of BSI’s common stock. Accordingly, BSI should have recorded Financing Costs because the debentures had intrinsic value (i.e., the conversion price per share was less than the market price per share of BSI’s stock at the time of conversion). Also, in accordance with EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and potentially Settled in, a Company’s Own Stock”, the conversion feature of each convertible debenture should have been included as a long-term liability, originally valued at fair value at the date of issuance. As a liability, the convertible features are revalued

BSI2000, INC.
(A Development Stage Company)

Notes to Consolidated Financial Statements (Continued)

each period until and unless the debt is converted, at which time, the related fair value to the conversion will be transferred to equity. The conversion feature should be revalued each period until the convertible debt is converted, with the change in fair value from the date of issuance to the end of the period recorded as other income or expense for each period.

Accordingly, BSI is required to restate its financials for the fiscal quarter ended March 31, 2005 as set forth below.

The following is a summary of the effects of these restatements on BSI's consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity (deficit) and consolidated statements of cash flows for the fiscal quarter ended March 31, 2005.

	As previously reported	Adjustments	As restated
Non-current liabilities	$1,094,254	+$539,662	$1,633,916
Additional Paid-in Capital	$7,310,129	-$546,302	$6,763,827
Retained Earnings	$(8,157,641)	-$16,640	$(8,151,001)
Interest Expense	$(19,432)	-$36,187	$(55,619)
Financing costs	$(40,417)	-$(5,000)	$(45,417)
Other income	$-	+$29,973	$29,973
Net Income	$(708,114)	-$11,214	$(719,328)

The adjustments noted above are primarily due to the adjustment of the following item:

For the January 19, 2005 convertible debt, intrinsic value is equal to $0.0084, which is the difference between $0.042 (i.e., the price of BSI’s common stock) on January 19, 2005, as compared to 80% of that price, or $0.0336. The intrinsic value of $0.0084 per share is then multiplied by 7,440,476 shares of common stock (i.e., $250,000 convertible debt divided by the conversion price of $0.0336), which equals an intrinsic value of $62,500. Accretion of the intrinsic value has resulted in a $5,137 charge to interest expense for the quarter ended March 31, 2005.

BSI did not account for these conversion features in its March 31, 2005 Form 10-QSB. BSI is amending such Form 10-QSB by making adjustments that record an increase to Interest expense of $36,187 at March 31, 2005, with a corresponding increase to Additional Paid-in Capital as noted above. BSI is also amending such form 10QSB by making adjustments that record an increase to other income of $29,973 which represents the change in value for the conversion feature of the convertible debentures from December 31, 2004 to March 31, 2005 and recognizing the discount for the portion of the debenture that was converted in the period, as an increase to financing costs of $5,000

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS.

Forward-Looking Statements

 This Report contains forward-looking statements. Such forward-looking statements include statements regarding, among other things, (a) BSI’s projected sales and profitability, (b) BSI’s growth strategies, (c) anticipated trends in BSI’s industry, (d) BSI’s future financing plans, (e) BSI’s anticipated needs for working capital, (f) BSI’s lack of operational experience, and (g) the benefits related to ownership of BSI’s common stock. Forward-looking statements, which involve assumptions and describe BSI’s future plans, strategies, and expectations, are generally identifiable by use of the words “may,”“will,”“should,”“expect,”“anticipate,”“estimate,”“believe,”“intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause BSI’s actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” as well as in this Report generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation the matters described in this Report generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Report will in fact occur as projected. Readers are further cautioned not to place undue reliance on such forward-looking statements as they speak only of BSI’s views as of the date the statement was made. BSI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Business

BSI2000, Inc. was incorporated under the name “Unified Data Link, Incorporated” in July 1993, and changed its name to “Bank Systems 2000, Inc.” in April 1995. The company changed its name to “BSI2000, Inc.” on May 19, 1995.

BSI2000, Inc. (“BSI” or the “Company”) designs, builds, and sells high-end security related products for the homeland defense, entry/exit access control, and identification markets. The Company has developed and is beginning to sell patented and patent-pending systems for identifying, authenticating, and tracking people and their activities by combining biometrics, electronic identification cards (“IDs”) of various types, sensors, extensive embedded software, and advanced cryptography.

The Company believes that since the terror attacks on the United States in September 2001, a global push toward secure identification and tracking with new advanced technologies is underway and accelerating. BSI has developed over the past several years a spectrum of security-related products that integrate special hardware and proprietary software to provide turnkey systems to meet this new need.

The Company identified three specific target submarkets within the overall security market and then built proprietary products that it believes are specific to those vertical markets. The first market is advanced entry/exit access control to protect valuable physical infrastructure such as corporate buildings, financial and information technology (“IT”) facilities, government sites such as nuclear and hydroelectric plants, water treatment works, petrochemical and chemical plants, national laboratories, and the like. The second target market is highly secure identification cards for national IDs and other purposes. The third target market is advanced but inexpensive portable fingerprint scanning systems and devices for use by police, sheriffs, first responders, and coroners.

The products that the Company has developed all depend on a central technology core of electronic identification cards, biometrics, and advanced cryptography and, thus, are all related. For example, the fingerprint scanning systems developed by BSI are direct results of the research and development completed by the Company over a period of several years to integrate biometrics into its other products.

In 2003, the U.S. Immigration and Naturalization Service (“INS”), now part of the United States Department of Homeland Security (“DHS”), awarded a small development contract to BSI to build a pilot test Green Card authentication and verification system. Six of the resulting BSI SIGABA2000™ units were delivered to INS for approximately $25,000. As part of that contract, the Company and its senior management and technical staff were granted certain security clearances that enabled BSI to complete classified work for the U.S. federal government. In addition, as part of that project, the Company designed and built the Crypto2000™ encryption, key management, and hardware random number generator hardware/software module which enables cryptographically secure transactions with optical cards which BSI believes is a capability unique to the Company. Key components of the Crypto2000 unit have been certified under certain conditions by the National Institute of Standards and Technology (“NIST”) to the FIPS 140-1 (1, 2, 3) level which is a recognized advanced standard of encryption and, especially, hacker resistance. The Company has a project underway to gain the even stronger FIPS 140-2 (1, 2, 3, (physical) 4) certification from NIST for the entire Crypto2000 system. The independent laboratory work for that effort is being completed by IBM/Canada for submission to NIST. In addition, BSI is in the process of enhancing the Crypto2000 module to provide similar protection for magnetic stripe, radio frequency identification (“RFID”), and contact/contactless smart cards based systems. The Company believes that Crypto2000 with its associated patent applications provide a competitive advantage for BSI over other companies competing in BSI’s target markets.

Current Products. BSI has developed a number of closely related products that are designed specifically for the above described target markets:

SECURUS2000™ Entry/Exit Access Control System. This product is designed to provide site protection for high-value buildings, installations, and facilities. SECURUS2000 combines electronic identification cards with biometrics, sensors, database systems, extensive embedded software, and integrated devices to protect commercial, government, and military installations. It is an access control suite of products that incorporate all of the security command and control functions that the Company believes are necessary in today's high risk environment. With a 50,000 card reader capacity and a guaranteed transaction time of under one second, it is, BSI believes, one of the most powerful access control systems employed anywhere. SECURUS2000 features include video badging, graphic alarm monitoring and control through an extensive graphical user interface (“GUI”) command and control interface, panel-based biometric template storage, close circuit television (“CCTV”) and digital video recording (“DVR”), and audio integration. It also hosts other advanced and unique functions needed, the Company believes, to meet the security requirements of today's increasingly hostile threat environment. Up to 96 workstations can simultaneously monitor alarms and manage reactions within a complete worksite, which, if needed, can be distributed geographically across the globe. The functions of each workstation can easily be tailored to the specific needs of each facility. SECURUS2000 is scalable from a single PC to interconnected networks that span the world. Further security is provided by the option of biometric workstation logon. By using its PLC RLLP programming, SECURUS2000 provides, BSI believes, the operational flexibility to handle the most complex security command and control tasks. An integral component of the system is the MAXX-NET™ base entry/exit access control system recently purchased, in its entirety, by the Company from New Sytron, Inc. and CyberCountry Systems, LLC which was then enhanced by BSI to include biometrics, advanced cryptography, and other items. MAXX-NET has been sold by New Sytron/CyberCountry and their predecessors to a number of airports, prisons and detention centers, corporate facilities and others. For example, MAXX-NET has provided entry/exit access control protection, and continues today, at the Denver International Airport (“DIA”), which has the FAA's most secure "Category X" rating, where it provides distributed and centrally controlled and monitored security for more than 50 individual buildings over 53 square miles with approximately 2,000 controlled and monitored doors and access points. Some 45,000 ID/access electronic cards have been issued to flight crews, airline ground personnel, maintenance workers, vendors, and security personnel. DIA is the fifth busiest airport in the United States and the 10th busiest in the world. Other installations include Anchorage International Airport, the U.S. Air force Academy, Sterling Correctional Facility in Colorado, San Francisco Water Management, Riverside Justice Center, Rocky Mountain National Park, Missoula Detention Center in Montana, and others. BSI believes that the current installed base of MAXX-NET combined with the security enhancements made and underway by BSI, including biometrics and advanced cryptography, provides a competitive advantage for the Company for its "SECURUS2000 Powered by MAXX-NET™" product. A patent has been awarded to BSI that the Company believes will help protect certain aspects of SECURUS2000 in the marketplace.

AQUA2000™ Water Treatment Facility Monitoring, Intrusion Detection, and Access Control System. Since the terror attacks of September 2001, DHS and other national agencies have issued guidance and directives that advise water treatment delivery systems to increase their vigilance to protect their infrastructure from physical attack or sabotage and, especially, to protect against possible chemical, biological, and radiological contamination. BSI developed the AQUA2000 integrated system to enable treatment and delivery plants to counter such threats. The system combines the SECURUS2000 entry/exit access control system with additional capabilities and technologies that are specific to water treatment and was designed and developed in conjunction with leading water treatment engineers and specialists to provide a turnkey package able to monitor, identify, and assess potential and actual threats to the nation's water supply and delivery infrastructure. In April 2005, the Company sold its first AQUA2000 system to the J. G. Beacham Water Treatment Plant in Athens, Georgia for approximately $250,000. In August 2005, BSI received a follow on order from the J. G. Beacham Plant for certain advanced real-time video monitoring capabilities. The Company has applied for several patents that, if awarded, BSI believes will help protect the product in the marketplace.

CLEARID2000™ Electronic Fingerprint Scanning System. The Company built the CLEARID2000 specifically as a relatively inexpensive and portable, though advanced, electronic fingerprint scanning machine. It eliminates the manual inking procedures now commonly used and, BSI believes, dramatically increases the accuracy and reliability of print collection by providing immediate scan quality feedback to the operator. The system automatically electronically prints the standard FBI fingerprint FD258 "Blue" and FD249 "Red" hardcopy cards that are used across the country for background checks and scans by law enforcement agencies, school districts, numerous government agencies, contractors, and many others. The product was a direct fallout of the extensive research and development conducted in biometrics and other areas for advanced card entry/exit access control systems. In July 2005, BSI was notified that the Federal Bureau of Investigation (“FBI”) had tested the CLEARID2000-T configuration of the product and had certified it to be in compliance with the FBI's Integrated Automated Fingerprint Identification System (“IAFIS”) Image Quality Specifications (“IQS”). The Company began to ship CLEARID2000 units in late June 2005 and current customers include several police and sheriff's departments as well as a coroner's office.

VERUS2000™ Green Card Authentication Device. BSI developed the VERUS2000 system as a result of work performed for the INS, under contract, in 2003. The system is designed, the Company believes, to inexpensively and reliably solve the problem of fake and counterfeit Green Cards carried by resident aliens that are used as primary identification by employees. BSI believes that such fraudulent Green Cards are in use across the country in high volume and represent a significant security hole for the defense of this country. VERUS2000 has been tested by a major airport in the United States; by a state driver's license issuance bureau; and by a major European airline in a large European airport. BSI believes that passage of the REALID Act of 2005 by Congress that was signed by President Bush may open a market for the product as states begin to comply with the Act's requirements to authenticate Green Cards before issuing state driver's licenses where a Green Card is presented as primary photo ID by license applicants. The Company has applied for several patents that, if awarded, BSI believes will help protect the product in the marketplace. However, there can be no assurance that such a market will exist.

CIVILITAS2000™ Government Identification System. The Civilitas ("Civilitas" is the Latin word for "citizen") optical card is for government issue to record identification data and allows up to 16 separate government programs to be tracked and monitored on a single card, including border crossings, medical records, social pension eligibility and cash transfers, medical records, police records, etc. Each partition has its own encryption key. Border crossings also may be monitored and flagged, as an option, by advanced heuristic software techniques to automatically notice suspicious events for closer inspection by security personnel. The system was designed and built by BSI to meet, it believes, the expected requirements of the Italian National ID card project. In addition, the Company has proposed, and plans to continue to propose, the system to other countries. However, there can be no assurance that a market will exist for the product.

MICROBANKER2000™ Optical Bank Card. The Company has developed the MicroBanker2000 system to enable modern banking services to be easily implemented and deployed anywhere in the world. The system has no requirements for online telecommunications and is designed to operate in those parts of the world where it is difficult or impossible to authenticate and verify standard VISA™-style bankcards because telephone systems are expensive or nonexistent. Information that is written (and read) to (and from) the optical bank cards by the MicroBanker2000 terminals include a digital cardholder photograph, scanned fingerprints for biometric identification, name and address information, etc., current bank account balance, and a log/audit trail of all transactions generated and recorded on the card. In short, the MicroBanker2000 system provides, BSI believes, everything needed to conduct secure day-by-day financial transactions in those parts of the world where such capabilities do not exist but are needed. The first target market for MicroBanker2000 is in South Africa. The Company completed a technology demonstration for a very large social organization with several million members in the remote far north of the country. The original intent of BSI was to create an entity under the so-called "village bank" concept to enable the entity to issue and operate bankcards. However, the South African laws changed which requires the Company to form a partnership with an established bank in South Africa which is the approach that BSI is currently and actively taking. The Company filed a patent in South Africa to, it believes, help protect the Microbanker2000 system and the related concepts in that country. There can be no assurance that a market exists for the product.

Technical Information. Most of the systems and products built and marketed by BSI include electronic identification cards. The Company supports all of the major card families such as magnetic stripe, RFID, contact/contactless smart cards, and the very secure optical cards in an effort to provide a spectrum of security levels - from the very low (e.g., magnetic stripe) to the midrange (e.g., smart cards) to the very high (e.g., optical cards).

BSI believes that optical cards are the most secure cards in the world because they have on the order of 100x - 1000x the amount of memory of other cards which enables digital cardholder photographs, multiple random biometrics, extensive access rights, and audit trails to be recorded on the card; because the written memory is permanent without the data fallout caused by static electricity and cosmic and natural radiation that is encountered with smart cards; and because optical cards meet certain international travel document and other standards.

BSI continues to develop (and apply for patent protection covering) software in the area of strong encryption techniques and high-performance data management methods for card systems. BSI has approximately 20 patent applications pending and has been awarded one patent. These methods are required for secure and efficient card systems to be safely used in the field. Other patent applications cover the use of the technology.

The hardware for most applications is fairly straightforward and consists of a metal or plastic shell, internal bracketry, power supply and switching, control button and status LEDs, color LCD screen, single board process control computer, integrated optical card device, sound transducer, thermal printer, and others.

Devices integrated into BSI systems include fingerprint scanners, signature verification pads, and external door lock controls.

Patents. BSI has applied to the United States Patent & Trademark Office for the following patents among others: (1) Medical record maintenance and analysis system, (2) Optical card security system, (3) Optical prescription card, (4) Cryptographic key management device, (5) Cryptographically secure transactions with optical cards, (6) Hardware random number generator, (7) Optical card fitness system, (8) Optical banking card, (8) Traveler screening system, (9) Authenticating optical card reader, (10) Cryptographically secure transactions with optical cards - international application, (11) Optical motor vehicle card, (12) Optical military card, (13) Optical card for updating software, (14) Systems and methods for reading optical card data, (15) Optical immunization card, (16) Embedded holograms on optical cards, (17) Facility security with optical cards, (18) Optical drive, (19) Authentication of optical cards, and others. To date, BSI has filed approximately 20 patent applications in the U.S. and one in South Africa (Optical banking card). One patent has been awarded to the Company - "Optical Card Based System for Individualized Tracking and Record Keeping" (USPTO #6,775,774) which was issued in August 2004.

Sales and Marketing, and Sources of Revenue. BSI’s sales and marketing strategy and our plan to create sources of revenue has three primary components:

1. Identify target markets that have, the Company believes, a real need. Design and build products that meet that need. File patents to cover as much of the newly developed technology or new uses for existing technology as practical and as affordable by BSI.

2. Setup sales channels on an individual basis for each product. For example, with AQUA2000, build relationships with the consulting engineering companies that work with water treatment plants to design their security upgrades. For CIVILITAS2000, create teaming agreements with larger companies that have, or are expected to have, contracts in place for national ID card systems for national governments. For CLEARID2000, put into place agreements with regional and national distributors of security equipment and strive to have the equipment listed in the standard DHS approved equipment lists. For SECURUS2000, create relationships with regional and national security systems distributors but also work with qualified engineering consulting firms that have contracts or are expected to have contracts to design security systems and upgrades for airports. For VERUS2000, approach the Department of Homeland Security directly.

3. Market the products of the Company as aggressively as practical and affordable by the methods above and by targeted direct mailings of short marketing video DVDs and other material. In addition, work with media outlets to bring BSI and its products to the attention of the customer and potential customer base.

Current Contracts. It is important to note that BSI has not yet delivered product in any significant quantity; however, BSI has put into place various strategic teaming and alliance agreements with substantial external partner companies as follows:

L.C. Sistemia. On May 7, 2001, BSI signed a strategic alliance agreement with L.C. Sistemia, an Italian systems engineering and project management company with offices in Rome (“LCS”). Pursuant to legislation enacted in 2000 to implement a secure national identification card system, the Italian government awarded two contracts. One contract is held by Siemens A.G. to install and operate card initialization systems (i.e., issuance of secure optical cards) for ultimately up to 58,000,000 people. The second contract is held by LCS to supply the optical cards and card transaction units for use in passport offices, medical clinics, police stations, post offices, and other government offices.

Until May 7, 2011, BSI has the exclusive right to develop and market the transaction units into Italy through LCS, as required to satisfy LCS’ contract with the Italian government. LCS has agreed not to design, market or sell any other company’s optical card transaction units to the Italian government. The price for the units will be BSI’s actual direct cost plus 25%. Development costs and changes in products will be borne by BSI. BSI will be paid an additional amount equal to a 1% royalty on all amounts paid for optical cards sold into Italy by LaserCard Systems Corporation, and this royalty will be paid to BSI by LaserCard Systems Corporation. As of the date hereof, BSI has not received an initial order for transaction processing units or an estimate of the amount of the initial order or the timing thereof.

BSI has the right to terminate the agreement with LCS if sales into Italy are less than target levels. BSI has developed the Civilitas 2000 national identification card system, which will be used in the LCS portion of the encryption and data programming of cards for the Italian government system. BSI retains all rights to this technology, and intends to market similar systems to other governments.

LaserCard Systems. On April 28, 2000, BSI signed a one year agreement with LCS, which was renewed on June 3, 2004 for a one-year term. Pursuant to the agreement, LaserCard Systems Corporation had the right to sell its products to other resellers and end-users. During the term of the contract, BSI bought a limited amount of products from LaserCard Systems Corporation. The agreement has been renewed and remains valid until September 5, 2006.

Other Agreements. BSI also has in place a number of teaming, distribution, and other agreements, most of which have been recently formed.

Competition. The Company believes that its primary competition comes from vendors with similar products but that have significantly less security. For example, there are numerous entry/exit access control systems on the market, but BSI knows of no other system similar to SECURUS2000 available that incorporates highly secure optical cards, effective and certified encryption, and with the large installed base, and credibility, of MAXX-NET. For the fingerprinting market, while there are numerous competitors to the products available from the Company, BSI is not aware of any competing system with the portability and relative low cost of the CLEARID2000 machine. In addition, the Company believes that the CRYPTO2000 encryption module is unique and that no competing system exists anywhere for optical cards. However, it should be noted that many of the competitors of BSI are significantly larger with far more resources than the Company. There can be no assurance that BSI will be able to compete in the marketplace.

BSI is aware of only one other competitor, Zerco Systems, Inc., a small company, that markets embedded optical card systems of any form. BSI believes it can compete effectively against Zerco as Zerco appears to have only one embedded product and has, the Company believes, very limited sales to date.

Manufacturing, Support and Facilities. BSI outsources hardware manufacturing to one or more contract assembly houses on a turnkey basis. The manufacturer will manage all parts purchasing, inventory control, quality control, fabrication and assembly, testing, as well as burn-in operations as volumes of shipped equipment and systems increase.

Fully tested and finished hardware products will be shipped to the Company's office in Lakewood, Colorado where the proprietary control and security software will be loaded and encryption keys installed. After complete checkout, the finished software and hardware units will be packaged, inventoried, and shipped to the end-user.

We believe that the primary advantages to this approach include the ability to control inventory on an agile 30-day (or less) schedule, the ability to benefit from the parts purchasing power of a large assembler, and the elimination of direct purchasing and components overhead.

Except for the card reader drives and heads that BSI buys from LaserCard Systems Corporation, all purchased electronic components for the products are standard and commercially available from multiple sources. A typical BSI machine has several hundred inventoried components and subassemblies including a number of custom machined pieces.

With the present lower volumes, all systems are assembled and tested in-house and then shipped to the customer.

Employees. As of June 30, 2005, BSI had 11 full-time and no part-time employees, of which three are involved in software programming and support, seven are involved in the marketing and deployment of product, and one is involved in BSI’s administrative and financial operations. None of BSI’s employees are represented by a labor union, and BSI has never experienced a work stoppage. BSI believe its relationship with its employees to be good. BSI’s ability to achieve its financial and operational objectives depends in large part upon BSI’s continuing ability to attract, integrate, retain and motivate highly qualified sales, technical and managerial personnel, and upon the continued service of BSI’s senior management and key sales and technical personnel. See the section of this Report entitled “Executive Compensation.” Competition for such qualified personnel in BSI’s industry and the geographical locations of BSI’s offices is intense, particularly in software development and technical personnel.

Research & Development. BSI expended $542,635 in 2004 for research and development (“R&D”) purposes as compared to $446,605 in 2003. For the six months ended June 30, 2005, BSI expended $294,786 on R&D as compared to $215,054 for the comparable period in 2004. This increase is attributable to R&D components of $16,550, consulting fees of $47,816, and salaries and wages totaling $15,023. These costs were expensed as incurred and increased as a result of the needs identified relating to potential markets for BSI’s products in various parts of the world.

Building and Facilities. BSI leases 2,800 square feet of space at 12600 West Colfax Avenue, Suite B410 in Lakewood, Colorado. The lease, which expires on February 1, 2007, provides for rental payments of $4,349.04 per month plus payment of BSI’s share of building operating expenses, such as real estate taxes, insurance and utilities. The offices house sales and marketing, software and hardware research and development as well as manufacturing control, limited inventory and other administrative tasks.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business

Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with the years 2004, 2003, 2002 and 2001 financial statements, which states that the financial statements raise substantial doubt as to BSI’s ability to continue as a going concern. Our ability to make operations profitable or obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. Based on our current budget assessment, we believe that we will need to obtain approximately $1,500,000 in additional debt or equity capital from one or more sources to fund operations for the next 12 months. These funds are expected to be obtained from the sale of securities. However, no assurances can be given that BSI will be successful in such activities. Should it not be, the accompanying financial statements will be materially affected and our ability to continue as a going concern could be severely hampered. BSI does not have cash reserves on August 19, 2005 that will sustain operations beyond October 31, 2005.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make a wide variety of estimates and assumptions that affect (i) the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements, and (ii) the reported amounts of revenues and expenses during the reporting periods covered by the financial statements. Our management routinely makes judgments and estimates about the effect of matters that are inherently uncertain. As the number of variables and assumptions affecting the future resolution of the uncertainties increases, these judgments become even more subjective and complex. We have identified certain accounting policies that are most important to the portrayal of our current financial condition and results of operations. Our significant accounting policies are disclosed in Note 1 of the Notes to the accompanying financial statements.

This discussion and analysis of BSI’s financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires BSI to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, BSI evaluates its estimates, including those related to allowance for doubtful accounts and deferred income tax assets. BSI bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. BSI’s management has discussed the selection and development of its critical accounting policies, estimates and related disclosure with its Board of Directors.

In April 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 145, “Rescission of FASB Statement Nos. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” This statement provides guidance on the classification of gains and losses from the extinguishment of debt and on the accounting for certain specified lease transactions. BSI adopted SFAS No. 145 January 1, 2003. Adoption of SFAS No. 145 did not have a material impact on BSI.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” (effective January 1, 2003) which replaces Emerging Issues Task Force (“EITF”) Issue No. 94-3 “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred and states that an entity’s commitment to an exit plan, by itself, does not create a present obligation that meets the definition of a liability. SFAS No. 146 also establishes that fair value is the objective for initial measurement of the liability. BSI adopted this statement on January 1, 2003; adoption did not have an effect on results of operations and financial position.

In October 2002, the FASB issued SFAS No. 147 “Acquisitions of Certain Financial Institutions.” SFAS No. 147 amends FASB Statements No. 72 and 144 and FASB Interpretations No. 9. Adoption of this statement did not have a material effect on BSI.

In November 2002, the FASB issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (the “Interpretation”), which addresses the disclosure to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees. The Interpretation also requires the recognition of a liability by a guarantor at the inception of certain guarantees. The Interpretation requires the guarantor to recognize a liability for the non-contingent component of the guarantee, this is the obligation to stand ready to perform in the event that specified triggering events or conditions occur. The initial measurement of this liability is the fair value of the guarantee at inception. The recognition of the liability is required even if it is not probable that payments will be required under the guarantee or if the guarantee was issued with a premium payment or as part of a transaction with multiple elements. BSI adopted the disclosure provisions of the Interpretation beginning with its fiscal 2003 consolidated financial statements, and will apply the recognition and measurement provisions for all guarantees entered into or modified after December 31, 2002. However, BSI is not a guarantor of indebtedness of others.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure.” This statement amends FASB Statement No. 123 “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. This statement also amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The provisions of this statement relating to alternative transition methods and annual disclosure requirements are effective for the year ended December 31, 2002. The transitional provisions did not have an impact on BSI’s financial statements as it has elected to retain the intrinsic value method. The provisions relating to annual and interim disclosures have changed the manner in which BSI discloses information regarding stock-based compensation.

In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN No. 46”). This interpretation clarifies existing accounting principles related to the preparation of consolidated financial statements when the equity investors in an entity do not have the characteristics of a controlling financial interest or when the equity at risk is not sufficient for the entity to finance its activities without additional subordinated financial support from other parties. FIN No. 46 requires a company to evaluate all existing arrangements to identify situations where a company has a “variable interest” (commonly evidenced by a guarantee arrangement or other commitment to provide financial support) in a “variable interest entity” (commonly a thinly capitalized entity) and further determine when such variable interests require a company to consolidate the variable interest entities’ financial statement with its own. BSI is required to perform this assessment by December 31, 2003 and consolidate any variable interest entities for which it will absorb a majority of the entities’ expected losses or receive a majority of the expected residual gains. Management has not yet performed this assessment; however we did not have any variable interest entities as of June 30, 2005.

In April 2003, FASB issued SFAS No. 149, “Accounting for Derivative Instruments and Hedging Activities,” which is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. This statement amends and clarifies financial accounting and reporting for derivative instruments including certain instruments embedded in other contracts and for hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” BSI has not entered into any contracts of this type.

In May 2003, FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,” which is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after September 15, 2003. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The adoption of this standard did not have a material impact on BSI’s financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised), “Share-Based Payment”, which supersedes APB No. 25, “Accounting for Stock Issued to Employees”, and its related implementation guidance. Under SFAS No. 123 (revised), all share-based payments would be treated as other forms of compensation by recognizing the costs, generally measured as the fair value at the date of grant, in the income statement. BSI will adopt, as required, SFAS No. 123 (revised) for its fiscal year beginning January 1, 2006. Management expects that the impact of the adoption of SFAS No. 123 (revised) will be that the share-based payment expense amounts historically disclosed as required by SFAS No. 123 will now be recognized as an expense on the statement of operations.

Results of Operations

Results of Operations for the Three Month Period Ended June 30, 2005 Compared To the Same Period Ended June 30, 2004

Revenue

We had revenues of $44,176 during the three months ended June 30, 2005 as compared to $1,479 for the comparable period in the prior year, an increase of $42,697 or 2,886%. Revenue for the three months ended June 30, 2005 represent product sales as well as distribution rights. 2004 revenues represent revenues from distribution rights sold during 2004, which are being recognized ratably over the four-year term of the underlying agreements.

Cost of Goods Sold

Cost of goods sold for the three months ended June 30, 2005 was $23,163 as compared to $0 for the same period in the prior year. This increase reflects the cost of products sold by the Company during the period.

Operating Expenses

Operating expenses for the three months ended June 30, 2005 were $693,821 and represent an increase of $281,885 or a 68% increase in operating expenses of $411,936 for the comparative period ended June 30, 2004.

The largest component of operating expenses for the three month period ended June 30, 2005 and 2004 related to general and administrative expenses. For the period ended June 30, 2005, general and administrative expense were $462,506, an increase of $244,896 or nearly a 114% increase in general and administrative expenses of $217,610 for the comparative period ended June 30, 2004. This increase is attributable to an increase in temporary labor of $8,907 or 3,083%, a decrease in contracted services in the amount of $23,660 or 60%, an increase of $39,708 or 293% for legal fees, an increase in shareholder relations costs of $15,020 or 415%, an increase in general office expenses of $14,778 or 1,196% and an increase of $178,847 in stock options and warrants or 100%. Legal fees increased as a result of defense costs associated with an ongoing lawsuit against BSI. The increase in shareholder relations costs relates to costs associated with the special shareholders meeting held on July 20, 2005.

BSI further had selling expenses for the three months ended June 30, 2005 of $134,446, as compared to $94,381 for the period ended June 30, 2004, which represents an increase of $40,065 or 42%. The increase in selling expenses is attributable to salary expense of $35,271 or 176%, a decrease in demonstration units of $7,470 or 100%, a decrease in travel and entertainment expenses of $11,233 or 30%, an increase in advertising and tradeshow expenses in the amount of $11,022 or 299%, and an increase in video production costs of $11,755 or 100%. The increase in selling costs is attributable to increased sales and marketing efforts at trade shows and through distribution of video and other literature on BSI.

BSI also had research and development expenses of $96,869 for the quarter ended June 30, 2005, as compared to $99,945 for the period ended June 30, 2004, a decrease of $3,076 or 3%. This increase is attributed to consulting fees of $1,696 or 33%.

Other Expenses

BSI had net interest expenses of $90,636 for the quarter ended June 30, 2005, as compared to net interest expense, of $1,248, for the comparative period ended June 30, 2004, an increase of $89,388 or 7163%. BSI also had financing costs of $30,152 for the three months period ended June 30, 2005, as compared to $65,057 for the comparable period in 2004, a decrease of $34,905 or 54%. The financing costs are related to the secured convertible debentures placed with Cornell Capital Partners, as well as warrants issued to Cornell Capital Partners in conjunction with the issuance of the convertible debenture.

Net Loss

For the three months ended June 30, 2005, we incurred a net loss of $(807,481) or $0.008 per share, which was an increased loss of $330,719, or 69%, or $0.003 per share from the net loss of $476,762 or $0.007 per share for the comparable period in the prior year.

Results of Operations for the Six Month Period Ended June 30, 2005 Compared To the Same Period Ended June 30, 2004

Revenue

We had revenues of $45,770 during the six months ended June 30, 2005 as compared to $2,729 for the comparable period in the prior year, an increase of $43,041 or 1,577%. Revenue for the six months ended June 30, 2005 represent product sales as well as distribution rights. 2004 revenues represent revenues from distribution rights sold during 2004, which are being recognized ratably over the four-year term of the underlying agreements.

Cost of Goods Sold

Cost of goods sold for the six months ended June 30, 2005 was $23,163 as compared to $0 for the same period in the prior year. This increase reflects the cost of products sold by the Company during the period

Operating Expenses

Operating expenses for the six months ended June 30, 2005 were $1,346,738 and represent an increase of $471,621 or a 54% increase in operating expenses of $875,117 for the comparative period ended June 30, 2004.

The largest component of operating expenses for the six month periods ended June 30, 2005 and 2004 related to general and administrative expenses. For the period ended June 30, 2005, general and administrative expense were $796,136, an increase of $317,575 or nearly a 67% increase in general and administrative expenses of $478,561 for the comparative period ended June 30, 2004. This increase is attributable to a increase in temporary labor of $12,226 or 367%, a decrease in contracted services in the amount of $39,505 or 32%, an increase of $72,881 or 239% for legal fees, an increase in insurance costs of $53,758 or 134%, an increase in shareholder relations costs of $11,375 or 275%, an increase of $10,000 or 100% in costs associated with BSI’s South African venture, and an increase of $178,847 in stock options and warrants or 100%. This venture involves BSI banking technology as it applies to remote bank locations located in South Africa. BSI is negotiating with banks in South Africa to include BSI’s products in remote locations throughout South Africa. Temporary labor increased due to the addition of short term clerical staff. The increase in insurance is attributed to the addition of an officers and directors liability insurance policy. Legal fees increased as a result of defense costs associated with an ongoing lawsuit against BSI and with costs associated with negotiating a product purchase

BSI further had selling expenses for the six months ended June 30, 2005 of $255,816, as compared to $181,502 for the period ended June 30, 2004, which represents an increase of $74,314 or 41%. The increase in selling expenses is attributable to salary expense of $51,724 or 112%, a decrease in travel and entertainment expenses of $25,583 or 32%, an increase in advertising and tradeshow expenses in the amount of $24,126 or 171%, and an increase in video production costs of $21,393 or 100%. The increase in selling costs is attributable to increased sales and marketing efforts at trade shows and through distribution of video and other literature on BSI.

BSI also had research and development expenses of $294,786 for the six months ended June 30, 2005, as compared to $215,054 for the period ended June 30, 2004, an increase of $79,732 or 37%. This increase is attributable to salary expense of $15,023 or 9%, an increase in consulting fees of $47,816 or 195%, along with an increase of $16,550 or 130% for research and development components. The cost increase is attributable to the ongoing development, testing and certification of BSI’s products.

Other Expenses

BSI had net interest expenses of $143,197 for the six months ended June 30, 2005, as compared to net interest expense, of $23,824, for the comparative period ended June 30, 2004, an increase of $119,373 or 501%. BSI also had financing costs of $75,569 for the six month period ended June 30, 2005, as compared to $100,485 for the comparable period in 2004, an decrease of $24,916 or 25%. The financing costs are related to the equity line of credit placed with Cornell Capital Partners, as well as warrants issued to Cornell Capital Partners in conjunction with the issuance of the secured convertible debenture.

Net Loss

For the six months ended June 30, 2005, we incurred a net loss of $1,526,809, or $0.015 per share, which was an increased loss of $530,112 from the net loss of $996,697 or $0.016 per share for the comparable period in the prior year.

Liquidity and Capital Resources

As of June 30, 2005, we had cash of $1,534, current assets of $189,663, and current liabilities of 609,555. We do not have sufficient cash or other current assets to meet our current liabilities. As of August 18, 2005, we do not have sufficient cash to fund our operations beyond October 31, 2005.

Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with our financial statements for the years ending December 31, 2004, 2003, 2002 and 2001, which states that our ability to continue as a going concern depends upon our ability to resolve liquidity problems, principally by obtaining capital, commencing sales and generating sufficient revenues to become profitable. Our ability to obtain additional funding will determine our ability to continue as a going concern.

On February 4, 2004, BSI received net proceeds of $223,559 from a $250,000 secured promissory note issued to Cornell Capital Partners. The note was due on May 12, 2004. The note was secured by substantially all of BSI’s non-cash assets. BSI paid cash fees of $26,441 in connection with the issuance of the note. Subsequently, BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On March 3, 2004, BSI received net proceeds of $229,524 from a $250,000 secured promissory note issued to Cornell Capital Partners. The note was due on June 23, 2004. The note was secured by substantially all of BSI’s non-cash assets. The note had an interest rate of 12%. BSI paid cash fees of $20,476 in connection with the issuance of the note. Subsequently, BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On April 14, 2004, BSI received net proceeds of $229,679 from a $250,000 secured promissory note issued to Cornell Capital Partners. The note was due on June 21, 2004. The note was secured by substantially all of BSI’s non-cash assets. The note did not bear interest during its term. BSI paid cash fees of $20,321 in connection with the issuance of the note. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On June 8, 2004, BSI received net proceeds of $320,208 from a $350,000 secured promissory note issued to Cornell Capital Partners. The note was due on September 20, 2004. The note was secured by substantially all of BSI’s non-cash assets. The note had an interest rate of 12%. BSI paid cash fees of $29,792 in connection with the issuance of the note. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On June 18, 2004, BSI received net proceeds of $231,935 from a $250,000 secured promissory note issued to Cornell Capital Partners. The note was due on October 18, 2004. The note was secured by substantially all of BSI’s non-cash assets. The note had an interest rate of 12%. BSI paid cash fees of $18,065 in connection with the issuance of the note. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On September 13, 2004, BSI issued 990,099 shares of common stock to Cornell Capital Partners for $50,000 cash. Costs associated with this transaction were $2,500.

On October 7, 2004, BSI issued a 5% convertible debenture in the amount of $500,000 to Cornell Capital Partners that is due October 7, 2007. On December 10, 2004, BSI issued a 5% convertible debenture in the amount of $500,000 to Cornell Capital Partners that is due December 10, 2007. On January 19, 2005, BSI issued a 5% convertible debenture in the amount of $250,000 to Cornell Capital Partners that is due January 19, 2008. The debentures are convertible into BSI’s common stock at either the fixed price of 120% of the Volume Weighted Average Price on the closing date (October 7, 2007, December 10, 2007 and January 19, 2008, respectively) or 80% of the average of the three lowest daily Volume Weighted Average Price, as reported by Bloomberg, L.P., of BSI’s common stock for the five trading days immediately preceding the conversion date. The debentures will automatically convert into BSI’s common stock on the third anniversary of issuance. BSI has the right to redeem the debentures with three days advance notice any or all of the outstanding debenture amount at its sole discretion. Once the redemption notice has been given, Cornell may continue to convert the remaining outstanding debenture. Cornell Capital Partners has the option to convert the debenture on the same day as issuance. As a result of this conversion feature, Cornell Capital Partners has been provided intrinsic value that has been calculated as the difference between the price of the Company’s common stock on the date of issuance, as compared to the discounted conversion price (or 80% of the stock price on the date of issuance). This intrinsic value has been multiplied by the number of shares that would be issued to Cornell Capital Partners upon conversion, which has resulted in a $125,000 intrinsic value for each of the convertible debentures issued during 2004 and a $62,500 intrinsic for the debenture that issued during January 2005. Accretion of this intrinsic value will be incurred over the term of the convertible debenture as a charge to interest expense. In accordance with EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and potentially Settled in, a Company’s Own Stock”, the conversion feature of each convertible debenture has been included as a short-term liability and were originally valued at fair value at the date of issuance. As a liability, the convertible features are revalued each period until and unless the debt is converted. During the year ended December 31, 2004, we recorded other income of $29,954 related to the change in fair value from the date of issuance of the debt to December 31, 2004. During the six months ended June 30, 2005, we recorded other income of $16,088 related to the change in fair value from December 31, 2004 to June 30, 2005. This amount is included as a component of other income in the accompanying consolidated statement of operations. If the debt is converted prior to maturity, the carrying value will be transferred to equity.

The redemption price shall be 120% of the face amount redeem plus accrued interest. Once the redemption notice has been given, Cornell Capital Partners may continue to convert the remaining outstanding debenture.

In the event that BSI exercises it right of redemption as described above for either all or a portion of the outstanding debentures, Cornell Capital Partners shall receive for every $100,000 invested a warrant to purchase 50,000 shares of BSI’s common stock. The warrant will have “piggy-back” registration rights and will survive for two years from closing. The exercise price of the warrant shall be 120% of the volume weighted average price on the closing date.

On November 4, 2004, BSI received net proceeds of $178,051 from a $200,000 secured promissory note issued to Cornell Capital Partners. The note was due on December 4, 2004. The note was secured by substantially all of BSI’s non-cash assets. The note had an interest rate of 12%. BSI paid cash fees of $21,949 in connection with the issuance of the note. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On December 10, 2004, BSI received net proceeds of $435,723 from a $500,000 secured promissory note issued to Cornell Capital Partners. The note was due on March 11, 2005. The note was secured by substantially all of BSI’s non-cash assets. The note had an interest rate of 12%. BSI paid cash fees of $64,277 in connection with the issuance of the note. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On June 17, 2005, BSI issued a 5% secured convertible debenture in the amount of $125,000 to Cornell Capital Partners that is due June 17, 2007. The debentures is convertible into BSI’s common stock at a price per share equal to the lesser of (a) 120% of the closing bid price of the common stock as listed on a principal market, as quoted by Bloomberg LP as of the effective date of the secured convertible debenture, or (b) 80% of the lowest closing bid price of BSI’s common stock, as quoted by Bloomberg, LP, for the five trading days immediately preceding the conversion date. The debenture will automatically convert into BSI’s common stock on the second anniversary of issuance. BSI has the right to redeem the debenture with three days advance notice any or all of the outstanding debenture amount at its sole discretion.

The redemption price shall be 120% of the face amount redeem plus accrued interest. Once the redemption notice has been given, Cornell Capital Partners may continue to convert the remaining outstanding debenture. The redemption price shall be 120% of the face amount redeem plus accrued interest. Once the redemption notice has been given, Cornell Capital Partners may continue to convert the remaining outstanding debenture Cornell Capital Partners has the option to convert the debenture on the same day as issuance. As a result of this conversion feature, Cornell Capital Partners has been provided intrinsic value that has been calculated as the difference between the price of the Company’s common stock on the date of issuance, as compared to the discounted conversion price (or 80% of the stock price on the date of issuance). This intrinsic value has been multiplied by the number of shares that would be issued to Cornell Capital Partners upon conversion, which has resulted in a $31,250 intrinsic value during the second quarter of 2005 for the convertible debentures issued during June 2005. Accretion of this intrinsic value will be incurred over the term of the convertible debenture as a charge to interest expense and was $3,896 for the period ended June 30, 2005. In accordance with EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and potentially Settled in, a Company’s Own Stock”, the conversion feature of each convertible debenture has been included as a short-term liability and was originally valued at fair value at the date of issuance. As a liability, the convertible features are revalued each period until and unless the debt is converted. During the six months ended June 30, 2005, we recorded other expense of $138 related to the change in fair value from the date of issuance to June 30, 2005. In the event that BSI exercises it's right of redemption as described above for either all or a portion of the outstanding debenture, Cornell Capital Partners shall receive for every $100,000 invested a warrant to purchase 50,000 shares of BSI’s common stock. The warrant will have “piggy-back” registration rights and will survive for two years from closing. The exercise price of the warrant shall be 120% of the volume weighted average price on the closing date.

On July 15, 2005, BSI issued a 5% secured convertible debenture in the amount of $125,000 to Cornell Capital Partners that is due July 15, 2007. The debenture is convertible into BSI’s common stock at a price per share equal to the lesser of (a) 120% of the closing bid price of the common stock as listed on a principal market, as quoted by Bloomberg LP as of the effective date of the secured convertible debenture, or (b) 80% of the lowest closing bid price of BSI’s common stock, as quoted by Bloomberg, LP, for the five trading days immediately preceding the conversion date. The debentures will automatically convert into BSI’s common stock on the second anniversary of issuance. BSI has the right to redeem the debenture with three days advance notice any or all of the outstanding debenture amount at its sole discretion.

In the event that BSI exercises it's right of redemption as described above for either all or a portion of the outstanding debenture, Cornell Capital Partners shall receive for every $100,000 invested a warrant to purchase 50,000 shares of BSI’s common stock. The warrant will have “piggy-back” registration rights and will survive for two years from closing. The exercise price of the warrant shall be 120% of the volume weighted average price on the closing date.

In engaging in the foregoing transaction involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transaction involved a private offering of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited, and the investor represented to BSI that it was acquiring the securities for investment purposes and for its own account, and not with an eye toward further distribution.

Capital Resources

On October 31, 2003, BSI entered into an Equity Line of Credit Agreement with Cornell Capital Partners, which was mutually terminated by the parties on August 11, 2005. Under this agreement, BSI was entitled to issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $15 million. The purchase price for the shares was 99% of, or a 1% discount to, the market price, which was defined as the lowest closing bid price of the common stock during the five trading days following the notice date. Cornell Capital Partners was entitled to receive a fee of 5% of each advance.

On July 5, 2005, BSI entered into a Securities Purchase Agreement with Cornell Capital Partners, dated as of June 17, 2005. Pursuant to the Securities Purchase Agreement, BSI may sell to Cornell Capital Partners up to $1,250,000 of secured convertible debentures pursuant to the terms contained in the secured convertible debenture.

Pursuant to the terms of the Securities Purchase Agreement, on June 17, 2005, BSI issued a 5% secured convertible debenture in the amount of $125,000 to Cornell Capital Partners that is due June 17, 2007. The debenture is convertible into BSI’s common stock at a price per share equal to the lesser of (a) 120% of the closing bid price of the common stock as listed on a principal market, as quoted by Bloomberg LP as of the effective date of the secured convertible debenture, or (b) 80% of the lowest closing bid price of BSI’s common stock, as quoted by Bloomberg, LP, for the five trading days immediately preceding the conversion date. The debenture will automatically convert into BSI’s common stock on the second anniversary of issuance. BSI has the right to redeem the debenture with three days advance notice any or all of the outstanding debenture amount at its sole discretion.

On July 15, 2005, BSI issued a 5% secured convertible debenture in the amount of $125,000 to Cornell Capital Partners that is due July 15, 2007. The debenture is convertible into BSI’s common stock at a price per share equal to the lesser of (a) 120% of the closing bid price of the common stock as listed on a principal market, as quoted by Bloomberg LP as of the effective date of the secured convertible debenture, or (b) 80% of the lowest closing bid price of BSI’s common stock, as quoted by Bloomberg, LP, for the five trading days immediately preceding the conversion date. The debenture will automatically convert into BSI’s common stock on the second anniversary of issuance. BSI has the right to redeem the debenture with three days advance notice any or all of the outstanding debenture amount at its sole discretion.

Plan of Operations

BSI continues to rely on funding by Cornell Capital Partners while it pursues potential sales of its Employee Tracking System and Access Control and Site Security products to commercial customers located in the United States, Middle East, South Africa, and Germany.

If a contract is awarded, BSI anticipates that it will need to increase the size of its staff to approximately 15-to-25 employees and consultants (BSI currently has 11 full-time employees and three consultants) and will need to establish and enhance its production capabilities. The Company expects that these activities will require additional financing.

If a contract is not awarded, BSI may be required to significantly reduce its administrative costs, salaries and research and development activities until such time as a new plan of action can be developed. The new plan, if required, may include locating additional sources of funding or merger and acquisition activities.

Risk Factors

BSI’S BUSINESS INVOLVES A HIGH DEGREE OF RISK, INCLUDING THOSE RISKS SET FORTH BELOW. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, BSI’S BUSINESS, FINANCIAL CONDITION, AND/OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF BSI’S COMMON STOCK COULD DECLINE.

BSI Has Historically Lost Money and Losses May Continue In The Future

Since our inception we have not been profitable and have lost money on both a cash and non-cash basis. For the years ended December 31, 2004 and 2003, we lost $2,151,384 and $1,568,978, respectively. For the six months ended June 30, 2005, we had a net loss of $1,526,809. Our accumulated deficit was $8,958,482 at June 30, 2005. Future losses are likely to occur, as we are dependent on spending money to pay for the development and sale of our products. No assurances can be given that we will be successful in reaching or maintaining profitable operations. Accordingly, we may experience liquidity and cash flow problems.

BSI Will Need To Raise Additional Capital or Debt Funding To Sustain Operations

Unless BSI can become profitable with the existing sources of funds it has available and its sales efforts, we will require additional capital to sustain operations and we will need access to additional capital or additional debt financing to grow our sales. In addition, to the extent that we have a working capital deficit and cannot offset the deficit from profitable sales, we may have to raise capital to repay the deficit and provide more working capital to permit growth in revenues. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to reduce the pace of business operations. Any of these events could be materially harmful to our business and may result in a lower stock price.

We Have Been the Subject of a Going Concern Opinion for Our Fiscal Years Ended December 31, 2004 and 2003 and March 31, 2002 and 2001 from Our Independent Auditors, Which Means That We May Not Be Able To Continue Operations Unless We Can Become Profitable or Obtain Additional Funding

Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with our financial statements for the years ended December 31, 2004 and 2003 and March 31, 2002, which states that the financial statements raise substantial doubt as to BSI’s ability to continue as a going concern. Our ability to make operations profitable or obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. Based on our current budget assessment, we believe that we will need to obtain approximately $1,500,000 in additional debt or equity capital from one or more sources to fund operations for the next 12 months. These funds are expected to be obtained from the sale of securities.

Our Common Stock Is Deemed To Be “Penny Stock,” Which May Make It More Difficult For Investors to Sell Their Shares Due To Suitability Requirements

Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

•	With a price of less than $5.00 per share;

•	That are not traded on a “recognized” national exchange;

•	Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

•
In issuers with net tangible assets less than $2 million (if the issuer has been in continuous operation for at least three years) or $10 million (if in continuous operation for less than three years), or with average revenues of less than $6 million for the last three years.

Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

We Could Fail To Attract or Retain Key Personnel

Our success largely depends on the efforts and abilities of key executives, including Jack Harper, our Chairman and President. The loss of the services of Mr. Harper could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain any key-man life insurance policy on Mr. Harper. We also have other key employees that manage our operations and if we were to lose their services, senior management would be required to expend time and energy to replace and train replacements. To the extent that we are smaller than our competitors and have fewer resources we may not be able to attract the sufficient number and quality of staff.

If We Fail To Keep Pace with Rapid Technological Change and Evolving Industry Standards, Our Products Could Become Less Competitive or Obsolete

The market for products, such as ours, is characterized by rapidly changing technology, evolving industry standards, changes in customer needs, intense competition and frequent new product introductions. If we fail to modify or improve our own products in response to changes in technology or industry standards, our products could rapidly become less competitive or obsolete. A portion of our future success will depend, in part, on our ability to:

•	enhance and adapt current software products and develop new products that meet changing customer needs;

•	successfully advertise and market our products; and

•	influence and respond to emerging industry standards and other technological changes.

We need to respond to changing technology and industry standards in a reasonably timely and cost-effective manner. We may not be successful in effectively using new technologies, developing or enhancing our products on a timely basis. Our pursuit of necessary technology may require time and expense. We may need to license new technologies to respond to technological change. These licenses may not be available to us on terms that give us a profit margin with which to actively pursue reselling these products. Finally, we may not succeed in adapting various products to new technologies as they emerge.

We May Not Be Able To Effectively Protect Our Intellectual Property Rights, the Foundation of Our Business, Which Could Harm Our Business by Making It Easier For Our Competitors to Duplicate Our Services

We regard certain aspects of our products, processes, services and technology as proprietary. Although we have taken steps to protect them, we cannot be certain that third parties will not infringe or misappropriate our proprietary rights or that third parties will not independently develop similar products, services and technology. Any infringement, misappropriation or independent development could cause us to cease operations.

Other Parties May Assert That Our Technology Infringes On Their Intellectual Property Rights, Which Could Divert Management Time and Resources and Possibly Force Us to Redesign Our Technology

Technology-based industries, such as ours, are characterized by an increasing number of patents and frequent litigation based on allegations of patent infringement. From time-to-time, third parties may assert patent, copyright and other intellectual property rights to technologies that are important to us. While there currently are no outstanding infringement claims pending by or against us, we cannot assure you that third parties will not assert infringement claims against us in the future, that assertions by such parties will not result in costly litigation, or that they will not prevail in any such litigation. In addition, we cannot assure you that we will be able to license any valid and infringed patents from third parties on commercially reasonable terms or, alternatively, be able to redesign products on a cost-effective basis to avoid infringement. Any infringement claim or other litigation against or by us could have a material adverse effect on us and could cause us to reduce or cease operations.

Our Limited Operating History Makes It Difficult or Impossible To Evaluate Our Performance and Make Predictions about Our Future

Based on our limited operating history and sales, it is difficult or impossible for us to evaluate our operational and financial performance, or to make accurate predictions about our future performance. While we believe that we have refined our products and sales efforts to reflect the needs of the market place; however, there is no assurance that we will be successful or well received by potential customers.

All of Our Assets Are Pledged to Secure Our Obligations to Cornell Capital Partners, LP

Pursuant to the terms contained in that certain Security Agreement dated October 8, 2004, by and between BSI and Cornell Capital Partners, all of our obligations under the Securities Purchase Agreement, the Secured Convertible Debenture, the Investor Registration Rights Agreement, and the Irrevocable Transfer Agent Instructions are secured by all of our assets as of such date or thereafter acquired by us. Further, pursuant to the terms underlying other convertible debentures issued to Cornell Capital Partners, all of our non-cash assets are pledged to secure our obligations under said debentures. Accordingly, if we are unable to satisfy any of our obligations under the foregoing agreements, our assets may be foreclosed upon and our business may be shut down.

Fluctuations in Our Operating Results May Adversely Affect Our Stock Price and Purchasers of Our Shares of Common Stock May Lose All or A Portion of Their Investment

Historically, there has been volatility in the market price for our common stock. Our quarterly operating results, the number of shareholders desiring to sell their share, changes in general conditions in the economy, the financial markets or the healthcare industry, or other developments affecting us or our competitors, could cause the market price of our common stock to fluctuate substantially. We expect to experience significant fluctuations in our future quarterly operating results due to a variety of factors. Factors that may adversely affect our quarterly operating results include:

•	the announcement or introduction of new products by us and our competitors;

•	our ability to retain existing clients and attract new clients at a steady rate, and maintain client satisfaction;

•	the amount and timing of operating costs and capital expenditures relating to expansion of our business and operations; and

•	general economic conditions and economic conditions specific to our industry.

As a result of these factors, in one or more future quarters, our operating results may fall below the expectations of securities analysts and investors. In this event, the market price of our common stock would likely be materially adversely affected. Further, because it is possible that a significant number of shares could be sold at the same time, the sales, or the possibility thereof, may have a depressive effect on the market price of our common stock.

Our Common Stock May Be Affected By Limited Trading Volume and May Fluctuate Significantly

Our common stock is currently traded on the Over-the-Counter Bulletin Board. To date, there has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. This could adversely affect our shareholders’ ability to sell our common stock in short time periods, or possibly at all. Our common stock is thinly traded. Thinly traded common stock can be more volatile than common stock traded in an active public market. The average daily trading volume of our common stock from approximately May 1, 2005 through July 31, 2005 was approximately 978,528 shares. The high and low trading price of our common stock during the first six months of 2005 was approximately $0.058 and $0.02, respectively. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

Sale of Shares Eligible for Future Sale Could Adversely Affect the Market Price

All of the approximate 15,054,442 shares of common stock which are currently held, directly or indirectly, by management have been issued in reliance on private placement exemptions under the Securities Act of 1933, as amended. Such shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Securities Act of 1933, as amended. In general, under Rule 144 a person (or persons whose shares are aggregated), who has beneficially owned shares acquired in a non-public transaction, for at least one year, including persons who may be deemed affiliates of BSI, as defined, would be entitled to sell within any 3-month period a number of shares that does not exceed 1% of the then outstanding shares of our common stock, provided that current public information is then available. If a substantial number of the shares owned by these stockholders were sold under Rule 144 or a registered offering, the market price of the common stock could be adversely affected.

We May Not Be Able To Obtain Future Funding On Favorable Terms

BSI may not be able to obtain future funding on terms which are favorable to us and as a result we may be required to issue securities with beneficial conversion features and/or stock purchase warrants and we may incur significant charges in future periods to our statements of operations if we were to issue such securities to raise future capital.

In 2004 And 2005 BSI Was Advised By Its Auditor of Material Weaknesses in the Company's Internal Controls and Procedures, the Correction of Which Will Result in Increased Cost to the Company

Our independent registered public accounting firm has advised our management and Board of Directors that there were material weaknesses in our internal controls and procedures during fiscal years 2004 and 2005. Management believes that until these material weaknesses are corrected, a potential misapplication of generally accepted accounting principles or potential accounting error in our financial statements could occur. Enhancing our internal controls to correct the material weaknesses has and will result in increased costs to us. While the Company has taken several steps to improve internal controls in 2005, Ehrhardt Keefe Steiner & Hottman PC has advised our management and our Board of Directors that, in Ehrhardt Keefe Steiner & Hottman PC’s opinion, and the Company concurs, there were reportable conditions during 2004 and 2005, which constituted material weaknesses in internal control. The identified material weakness stems from the Company's numerous equity transactions involving complex and judgmental accounting issues. While all of these transactions were recorded, Ehrhardt Keefe Steiner & Hottman PC in their audit work noted instances where generally accepted accounting principles were not correctly applied and adjustments to and restatement of the Company's consolidated financial statements were required.

ITEM 3. CONTROLS AND PROCEDURES.

Evaluation of Disclosure Controls and Procedures

Our independent registered public accounting firm, Ehrhardt Keefe Steiner & Hottman PC, has advised our management and Board of Directors that there were material weaknesses in our internal controls and procedures during fiscal years 2004 and 2005. Management believes that until these material weaknesses are corrected, a potential misapplication of generally accepted accounting principles or potential accounting error in our financial statements could occur. Enhancing our internal controls to correct the material weaknesses has and will result in increased costs to us. While the Company has taken several steps to improve internal controls in 2005, Ehrhardt Keefe Steiner & Hottman PC has advised our management and our Board of Directors that, in Ehrhardt Keefe Steiner & Hottman PC’s opinion, and the Company concurs, there were reportable conditions during 2004 and 2005, which constituted material weaknesses in internal control. The identified material weakness stems from the Company's numerous equity transactions involving complex and judgmental accounting issues. While all of these transactions were recorded, Ehrhardt Keefe Steiner & Hottman PC in their audit work noted instances where generally accepted accounting principles were not correctly applied and adjustments to and restatement of the Company's consolidated financial statements were required.

Changes in Internal Controls over Financial Reporting

There was no change in BSI’s internal controls over financial reporting that occurred during the period covered by this report that could materially affect, or is reasonably likely to materially affect, BSI’s control over financial reporting.

Material Weakness in Internal Controls

Ehrhardt Keefe Steiner & Hottman PC has advised our management and our Board of Directors that there were material weaknesses in our internal controls and procedures during fiscal years 2004 and 2005. Ehrhardt Keefe Steiner & Hottman PC and management of the Company believe there were reportable conditions during 2004 and 2005, which constituted material weaknesses in internal control. The identified material weakness stems from the Company's numerous equity transactions involving complex and judgmental accounting issues. While all of these transactions were recorded, Ehrhardt Keefe Steiner & Hottman PC in their audit and quarterly review work noted instances where generally accepted accounting principles were not correctly applied and adjustments to the Company's consolidated financial statements were required.

PART II

OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS.

On November 19, 2004, Excell HDI (“Excell”) brought a lawsuit against BSI in the District Court of Jefferson County, Colorado, alleging breach of contract and fraudulent inducement of contract in connection with a Marketing Services Agreement (the “MSA”) between the parties where Excell acted as a consultant to BSI. The suit sought damages of $78,750 and exemplary damages of another $78,750. After being advised by counsel of the expected cost to defend against the suit, BSI settled the lawsuit during June 2005 by agreeing to pay to Excell $28,000 over a three month period. Included in the settlement are mutual releases from both parties. At August 15, 2005, the settlement amount has been paid.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

During the period covered by this Report, BSI issued the following unregistered securities:

On July 15, 2005, BSI issued a 5% secured convertible debenture in the amount of $125,000 to Cornell Capital Partners that is due July 15, 2007. The debenture is convertible into BSI’s common stock at a price per share equal to the lesser of (a) 120% of the closing bid price of the common stock as listed on a principal market, as quoted by Bloomberg LP as of the effective date of the secured convertible debenture, or (b) 80% of the lowest closing bid price of BSI’s common stock, as quoted by Bloomberg, LP, for the five trading days immediately preceding the conversion date. The debenture will automatically convert into BSI’s common stock on the second anniversary of issuance. BSI has the right to redeem the debenture with three days advance notice any or all of the outstanding debenture amount at its sole discretion. The redemption price shall be 120% of the face amount redeemed plus accrued interest. Once the redemption notice has been given, Cornell Capital Partners may continue to convert the remaining outstanding debenture. In the event that BSI exercises it right of redemption as described above for either all or a portion of the outstanding debenture, Cornell Capital Partners shall receive for every $100,000 invested a warrant to purchase 50,000 shares of BSI’s common stock. The warrant will have “piggy-back” registration rights and will survive for two years from closing. The exercise price of the warrant shall be 120% of the volume weighted average price on the closing date.

On June 17, 2005, BSI issued a 5% secured convertible debenture in the amount of $125,000 to Cornell Capital Partners that is due June 17, 2008. The debenture is convertible into BSI’s common stock at a price per share equal to the lesser of (a) 120% of the closing bid price of the common stock as listed on a principal market, as quoted by Bloomberg LP as of the effective date of the secured convertible debenture, or (b) 80% of the lowest closing bid price of BSI’s common stock, as quoted by Bloomberg, LP, for the five trading days immediately preceding the conversion date. The debenture will automatically convert into BSI’s common stock on the second anniversary of issuance. BSI has the right to redeem the debenture with three days’ advance notice any or all of the outstanding debenture amount at its sole discretion. The redemption price shall be 120% of the face amount redeemed plus accrued interest. Once the redemption notice has been given, Cornell Capital Partners may continue to convert the remaining outstanding debenture. In the event that BSI exercises it right of redemption as described above for either all or a portion of the outstanding debenture, Cornell Capital Partners shall receive for every $100,000 invested a warrant to purchase 50,000 shares of BSI’s common stock. The warrant will have “piggy-back” registration rights and will survive for two years from closing. The exercise price of the warrant shall be 120% of the volume weighted average price on the closing date.

On January 19, 2005, BSI issued a 5% convertible debenture in the amount of $250,000 to Cornell Capital Partners that is due January 20, 2008. The debenture is convertible into BSI’s common stock at either the fixed price of 120% of the Volume Weighted Average Price on the closing date (January 19, 2005) or 80% of the average of the three lowest daily Volume Weighted Average Price, as reported by Bloomberg, LP, of BSI’s common stock for the five trading days immediately preceding the conversion date. The debenture will automatically convert into BSI’s common stock on the third anniversary of issuance. BSI has the right to redeem the debenture with three days’ advance notice any or all of the outstanding debenture amount at its sole discretion. The redemption price shall be 120% of the face amount redeemed plus accrued interest. Once the redemption notice has been given, Cornell Capital Partners may continue to convert the remaining outstanding debenture. In the event that BSI exercises it right of redemption as described above for either all or a portion of the outstanding debenture, Cornell Capital Partners shall receive for every $100,000 invested a warrant to purchase 50,000 shares of BSI’s common stock. The warrant will have “piggy-back” registration rights and will survive for two years from closing. The exercise price of the warrant shall be 120% of the volume weighted average price on the closing date.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES.

On December 4, 2004, BSI issued a secured promissory note to Cornell Capital Partners in the principal amount of $500,000 that was due on March 11, 2005 and secured by substantially all of BSI’s non-cash assets. The note had a 12% interest rate during the term, but a default interest rate of 24% if the note was not paid when due. BSI paid discounts and fees to obtain the loan totaling $37,500, of which $0 was unamortized at June 30, 2005. The note was in default as of June 30, 2005, but the principal and accrued interest thereon was effectively repaid on August 5, 2005.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

None.

ITEM 5. OTHER INFORMATION.

None.

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K.

(a) Exhibits:

Exhibit No.	Description	Location
2.1	Agreement and Plan of Merger, dated August 7, 2000, between Calipso and Knowledge Foundations, Inc.	Incorporated by reference to Exhibit 2(1) to the Current Report on Form 8-K filed on September 27, 2000 to
2.2	Merger Agreement, dated April 23, 2002, between BSI2000, Inc., Knowledge Foundations, Inc. and KFI, Inc.	Incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed on May 9, 2002
2.3	First Amendment to Merger Agreement dated August 8, 2002, between BSI2000, Inc., KFI, Inc. and Knowledge Foundations, Inc.	Incorporated by reference to Form S-4 filed on August 13, 2002
2.4	Separation and Distribution Agreement by and among Knowledge Foundations, Inc., Cyber Knowledge, Inc. and CKI Group	Incorporated by reference to Form S-4 filed on August 13, 2002
2.5	Second Amendment to Merger Agreement dated November 20, 2002 between BSI2000, Inc., KFI, Inc. and Knowledge Foundations, Inc.	Incorporated by reference to Form S-4/A1 filed on November 27, 2002
3.1	Certificate of Incorporation of Knowledge Foundations, Inc. filed on May 31, 1994	Incorporated by reference to Form 10-SB filed on November 24, 1999
3.2	Certificate of Amendment of Certificate of Incorporation re: 36:1 forward split	Incorporated by reference to Exhibit 3(i)(a) to Form 8-K filed on September 27, 2000
3.3	Certificate of Amendment of Certificate of Incorporation re: 35:1 forward split	Incorporated by reference to Exhibit 3(i)(b) to Form 8-K filed on September 27, 2000
3.4	Certificate of Amendment of Certificate of Incorporation re: increase in authorized shares	Incorporated by reference to Exhibit 3(i)(c) to Current Report on Form 8-K filed on September 27, 2000

Exhibit No.	Description	Location
3.5	Certificate of Amendment of Certificate of incorporation re: name change	Incorporated by reference to Exhibit 3.3 to Current Report on Form 8-K filed on April 8, 2003
3.6	Bylaws of Knowledge Foundations, Inc.	Incorporated by reference to Form 10-SB filed on November 24, 1999
3.7	Certificate of Merger, dated August 17, 2000, filed with the Secretary of State of Delaware	Incorporated by reference to Exhibit 3(i) to Current Report on Form 8-K filed on September 27, 2000
10.1	Stock Repurchase Agreement dated September 18, 2002 between Calipso and Wrights & Bleers and Ocean Way Investments, Ltd.	Incorporated by reference to Exhibit 4(a) to Current Report on Form 8-K filed on September 27, 2000
10.2	Lock Up Agreement dated September 18, 2000 between Calipso and Wright & Bleers and Ocean Way Investments, Ltd.	Incorporated by reference to Exhibit 4(b) to Current Report on Form 8-K filed on September 27, 2000
10.3	License and Royalty Agreement dated April 6, 2000 between Richard L. Ballard and Janet J. Pettitt and Knowledge Foundations Inc.	Incorporated by reference to Exhibit 10(1) to Current Report on Form 8-K filed on September 27, 2000
10.4	Employment Contract of Michael W. Dochterman dated May 1, 2000	Incorporated by reference to Exhibit 10(2) to Current Report on Form 8-K filed on September 27, 2000
10.5	Employment Contract of Robert A. Dietrich dated May 1, 2000	Incorporated by reference to Exhibit 10(3) to Current Report on Form 8-K filed on September 27, 2000
10.6	Strategic Alliance Agreement dated May 4, 2000 between BSI2000, Inc. and Drug Intervention Services of America, Inc.	Incorporated by reference to Exhibit 10.4 to Form S-4 filed on August 13, 2002
10.7	Office Lease by and between BSI2000, Inc. and Golden Hill Partnership, dated as of January 24, 2001.	Incorporated by reference to Exhibit 10.7 to Form SB-2 filed on November 4, 2003.
10.8	Strategic Alliance Agreement dated May 7, 2001 between BSI2000, Inc. and L.C. Sistemia	Incorporated by reference to Exhibit 10.5 to Form S-4 filed on August 13, 2002
10.9	Agreement to replace options with common stock dated September 11, 2001 between BSI2000, Inc. and Jack Harper and Bryan Luman	Incorporated by reference to Exhibit 10.8 to Form S-4 filed on August 13, 2002
10.10	Certificate of LaserCard Systems Corporation Issued to BSI2000, Inc. dated April 28, 2002	Incorporated by reference to Exhibit 10.10 to Form SB-2 filed on November 4, 2003.
10.11	Strategic Alliance Agreement between Titan Secure Systems and BSI2000, Inc. dated July 25, 2002	Incorporated by reference to Exhibit 10.9 to Form S-4/A1 filed on November 27, 2002

Exhibit No.	Description	Location
10.12	Teaming Agreement between Science Applications International Corporation and BSI2000, Inc. dated August 20, 2002	Incorporated by reference to Exhibit 10.10 to Form S-4/A1 filed on November 27, 2002
10.13	Solicitation/Contract/Order for Commercial Items dated September 2, 2002, issued by U.S. Immigration and Naturalization Service with BSI2000, Inc. as Contractor/Offeror 21	Incorporated by reference to Exhibit 10.11 to Form S-4/A1 filed on November 27, 2002
10.14	Form of Lock-Up Agreement between certain shareholders of BSI2000, Inc. and Knowledge Foundations, Inc.	Incorporated by reference to Exhibit 4(c) to Form S-4/A3 filed on January 29, 2003
10.15	Securities Purchase Agreement dated July 7, 2003 among the Registrant and the Buyers	Incorporated by reference to Exhibit 10.15 to Form SB-2 filed on November 4, 2003
10.16	Escrow Agreement dated July 7, 2003 among the Registrant, the Buyers, and Law Offices of Eric S. Hutner & Associates	Incorporated by reference to Exhibit 10.16 to Form SB-2 filed on November 4, 2003
10.17	Debenture Agreement Dated July 7, 2003 between the Registrant and Cornell Capital Partners LP	Incorporated by reference to Exhibit 10.17 to Form SB-2 filed on November 4, 2003
10.18	Investor Registration Rights Agreement dated July 7, 2003 between the Registrant and the Investors	Incorporated by reference to Exhibit 10.18 to Form SB-2 filed on November 4, 2003
10.19	Equity Line of Credit Agreement dated October 31, 2003 between the Registrant and Cornell Capital Partners LP	Incorporated by reference to Exhibit 10.19 to Form SB-2 filed on November 4, 2003
10.20	Registration Rights Agreement dated October 31, 2003 between the Registrant and Cornell Capital Partners, LP	Incorporated by reference to Exhibit 10.20 to Form SB-2 filed on November 4, 2003
10.21	Escrow Agreement dated October 31, 2003 among the Registrant, Cornell Capital Partners, LP, Law Offices of Eric S. Hutner & Associates	Incorporated by reference to Exhibit 10.21 to Form SB-2 filed on November 4, 2003
10.22	Placement Agent Agreement dated October 31, 2003 among the Registrant, Newbridge Securities Corporation and Cornell Capital Partners LP	Incorporated by reference to Exhibit 10.22 to Form SB-2 filed on November 4, 2003
10.23	Securities Purchase Agreement, dated October 8, 2004 by and between BSI2000, Inc. and Cornell Capital Partners, L.P.	Incorporated by reference to Exhibit 10.23 to Form SB-2 filed on December 6, 2004
10.24	Investor Registration Rights Agreement, dated October 8, 2004, by and between BSI2000, Inc. and Cornell Capital Partners, L.P.	Incorporated by reference to Exhibit 10.24 to Form SB-2 filed on December 6, 2004
10.25	Security Agreement, dated October 8, 2004, by and between BSI2000, Inc. and Cornell Capital Partners, L.P.	Incorporated by reference to Exhibit 10.25 to Form SB-2 filed on December 6, 2004

Exhibit No.	Description	Location
10.26	Irrevocable Transfer Agent Instructions, dated October 8, 2004, by and among BSI2000, Inc., Cornell Capital Partners, L.P., and Corporate Stock Transfer	Incorporated by reference to Exhibit 10.26 to Form SB-2 filed on December 6, 2004
10.27	Escrow Agreement, dated October 8, 2004, by and among BSI2000, Inc., Cornell Capital Partners, L.P., and Butler Gonzalez, LLP	Incorporated by reference to Exhibit 10.27 to Form SB-2 filed on December 6, 2004
10.28	Secured Convertible Debenture	Incorporated by reference to Exhibit 10.28 to Form SB-2 filed on December 6, 2004
10.29	Form of Warrant	Incorporated by reference to Exhibit 10.23 to Form SB-2 filed on December 6, 2004
14.1	Code of Ethics	Incorporated by reference to Exhibit 14.1 to Form 10-KSB filed on April 15, 2005
31.1	Officer’s Certificate Pursuant To Section 302	Provided herewith.
31.2	Officer’s Certificate Pursuant To Section 302	Provided herewith.
32.1	Certification Pursuant To 18 U.S.C. Section 1350 As Adopted Pursuant To Section 906 Of The Sarbanes-Oxley Act Of 2002	Provided herewith
32.2	Certification Pursuant To 18 U.S.C. Section 1350 As Adopted Pursuant To Section 906 Of The Sarbanes-Oxley Act Of 2002	Provided herewith

(b) Reports on Form 8-K:

The Registrant filed no reports on Form 8-K during the period covered by this Report.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, as amended, the Registrant caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

August 31, 2005	By:	/s/ Jack Harper
Jack Harper
President, Principal Executive Officer, and Principal Accounting Officer